Prospectus Supplement (Sales Report) No. 1 dated May 12, 2010 to Prospectus dated May 7, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 7, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 7, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 437363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437363	$21,000	$21,000	14.22%	1.00%	May 5, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 437363. Member loan 437363 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	wyatt enterprises	Debt-to-income ratio:	18.43%
Length of employment:	10+ years	Location:	winthrop, MA

Home town:
Current & past employers:	wyatt enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my prosper loan and credit cards at a better rate Borrower added on 04/22/10 > I would like to refinance my Prosper Loan and existing Lendind club Loan

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	55
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Prosper Loan...10,000..28% Lending Club...5,000...17% HSBC loan..6,000..21% That is all the debt I have...my credit cards have zero balances on them...Thank you very much
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	I am a general Manager for a chain of Gas Station C-stores that I have been with for 15 yrs... My monthly budget is Rent-900.00 food-400.00 car-340.00 Loans-850.00..(which is what would be consolodated) other expenses-320.00 Cable,phone,gas,electric400.00 Monthly income...4400.00 ZERO credit card debt...Want to consoladate my 3 loans to save money each month and makes it easier to make one payment instead of three...Thank You!!!
I'm confused. Your income is listed as $4,400 / month which comes to $52,800/year. You list $21,000 debt and your profile lists a debt/income ratio of 18.43%. When I divide 21000/52800, I get a much higher debt/income ratio. Can you explain? Also, your reason for the loan is: "I would like to refinance my prosper loan and credit cards..." Then you say you have ZERO credit card debt. Again, I am confused.	One of my loans is not listed on my report..don't know why..The "credit" was my error the header was saved from a yr ago when I was trying to apply for a loan..thank you

Member Payment Dependent Notes Series 450832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450832	$18,000	$18,000	10.99%	1.00%	May 12, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 450832. Member loan 450832 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Materials Technologies Corporation	Debt-to-income ratio:	10.29%
Length of employment:	1 year	Location:	Smyrna, GA

Home town:
Current & past employers:	Materials Technologies Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,651.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Materials Technologies Corporation and what do you do there?	Materials Technologies Corporation is a small business based in Connecticut. You can visit the website www.aboutmtc.com for more details on what they do. I work as a senior research engineer designing machine vision algorithms for wire inspection.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	10000$ - Family debt due to parents business shutting down. 6651$ - Credit card related debt. The money will be used to clear both the debts shown above.
What are your projected $ monthly costs (rent, car, utilities, student loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Approximately 2500$/month.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I graduated with a doctorate a year back and have been in this job ever since.

Member Payment Dependent Notes Series 453639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453639	$1,200	$1,200	7.88%	1.00%	May 12, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 453639. Member loan 453639 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,767 / month
Current employer:	The Boeing Company	Debt-to-income ratio:	10.11%
Length of employment:	1 year	Location:	St Louis, MO

Home town:
Current & past employers:	The Boeing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > I purchased a car and did not include my tax in the original loan. Borrower added on 05/07/10 > I did not finance my new car interest into my original loan. I'd like to use this to pay for it.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$813.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 465659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465659	$17,000	$17,000	14.96%	1.00%	May 7, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 465659. Member loan 465659 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Psomas	Debt-to-income ratio:	20.54%
Length of employment:	n/a	Location:	tucson, AZ

Home town:
Current & past employers:	Psomas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,128.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Psomas, what do you do there, and how long have you been working there?	Psomas is a civil engineering firm. I perform hydrologic and hydaulic studies. I have worked here for just about 4 years
Lenders view loan applications showing the Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals but not individual items- Revolving Credit Balance (RCB) total $ debt but not $ balance owed each credit grantee- Amex, Home Depot, MC, Visa, etc); and, if borrower provided, the narrative information. I am interested to help fund your $17,000 DC loan but first I have these FOUR questions: (1) Provide brief description employer Psomas? (2) Your position (Job/Role) for employer? (3) Your Transunion CR shows $17,128 RCB debt (99.60 pct usage credit lines). Payments paid per month on all RCB debts are what $ amount? (Total $ actually PAID per month and NOT the CC minimum $ payments DUE per month.) (4) If borrower's required employment-income verification aka "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues a 3-year term note that has NO prepayment penalty. Length of time you intend loan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers all FOUR questions. Member 505570 USMC-RETIRED 04.30.10 @ 6:27 AM.	1) Psomas is a civil engineeringfirm. 2) I perform hydrologic and hydraulic studies. 3) I have just been paying the CC minimums which are 383. I applied for this loan so that it would force me to pay extra every month and actually pay the debt off. 4)I would use the use the entire 3yrs.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loan's next step is a required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what specific income documents to submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, an IRS T4506 Request for Copy Income Tax Return. After the Credit Review is completed, application that all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan then will attract lenders "Fence Sitting" until the required completed before they commit their $. (2) After completed, funding pace quickens. (3) After a loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is "KEY" ingredient an every borrower's loan successful funding. Credit Review considered to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF CREDIT REVIEW IS COMPLETED DURING A LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES CHAIN-DELAYS. Information benefits a 1ST-time L C borrower. Lender 505570 US Marine Corps-RETIRED 04.30.10 @ 12:25 PM ET.	Good to know, thanks. I have emailed LC to see what they need for this verification.
what are the interest rates on the credit cards you're trying to consolidate?	Not sure of the overall rate but the APR on the balances vary between 16 and 23
What are your projected $ monthly costs (mortgage/rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	$1400

Member Payment Dependent Notes Series 484473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484473	$15,000	$15,000	13.85%	1.00%	May 10, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484473. Member loan 484473 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,713 / month
Current employer:	Navy	Debt-to-income ratio:	15.68%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:	Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > The loan is to purchase and prep land in the DC area to build a home.

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	17
Revolving Credit Balance:	$2,559.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
US Navy position: Civ GS Pay Grade? Or Military Pay Grade? If military enlisted, Expiration Current Contrcat Date (ECCD) is when? Member 505570 USMC RETIRED 04.29.10 @ 05:59 AM ET	Civilian Gs-9
Length of time you intend to maintain loan active before final payoff to lenders is: Less than 1 year. 1 to 2 years? Or 2 to 3 years maximum? Thanks for reply. Member 505570 USMC-RETIRED 04.29.2010 @ 10:41 AM ET	At this time 3 years.
can you enter a description about the loan? how much is purchase price, what will you do with it, will you be leaving the navy soon?	The loan is to buy a parcel of land to build a house. I am going to offer $15,000. I intend to stay with the Navy indefinitely.
How will you finance the building of the new house? Has something already been arranged? Thank you.	Nothing has been arranged at this time, but I intend to get drawings (modular construction) and start pulling permits in the mean time. Eventually I will get a contruction loan though Penfed CU.

Member Payment Dependent Notes Series 494298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494298	$25,000	$25,000	12.73%	1.00%	May 10, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494298. Member loan 494298 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,417 / month
Current employer:	Kofax Inc	Debt-to-income ratio:	16.56%
Length of employment:	7 years	Location:	San Diego, CA

Home town:
Current & past employers:	Kofax Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/28/10 > I have worked for the same company for 7 years and in the industry for over 20. I make a great income, just need to consolidate some nasty credit cards.

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,528.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kofax Inc and what do you do there?	Kofax Inc is a software company and I am a technical project manager who manages enterise wide accounts.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I am the main wage earner, However, I do have other sources of income not listed. Our combined income can vary from 120k to 200k+ annually. He is a realtor so it varies from 50k to 100k but my income is paid every 2 weeks. I listed my annual salary as the main source of income. My monthly bills are approx $1500.00 monthly. The interest rates I am consolidatng are higher than 15% and total 25k. I want a way to pay them off within 3 years as opposed of 27 years. I prefer the payment to be auto withdrawn monthly. I have never been without a job - and that's the ttuth. I have offers fairly consistently even in this economy. I have a Computer science degree, over 20 years in this industry plus PMP certifcation for project management.
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage/rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	No car note, I live in the city and travel is via plane for employment. No child care or gym, phone and internet paid via company. Rent is never over $1300.00.
what sort of software does kofax make? how are business prospects in the next 18 months or so? what are balances/APRs you are trying to consolidate?	Imaging software and the company is international.

Member Payment Dependent Notes Series 495754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495754	$6,000	$6,000	13.48%	1.00%	May 6, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495754. Member loan 495754 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,183 / month
Current employer:	AKKO Fastener, Inc.	Debt-to-income ratio:	7.48%
Length of employment:	8 years	Location:	Waynesville, OH

Home town:
Current & past employers:	AKKO Fastener, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,846.00	Public Records On File:	1
Revolving Line Utilization:	43.30%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AKKO Fastener, Inc. and what do you do there?	AKKO Fastener, Inc. is a manufacturer & distributor of various types of steel fasteners. My position is that of Operations Manager, responsible for Purchasing, Quality, Engineering, Customer Service/Quoting, & Distribution.
Please itemize your large revolving debt, which is listed as $72,846. Also indicate how much you are currently paying each month toward each debt and which of the debts you plan to pay off with the loan. Thank you.	70,000 is an equity line which I have 18 yrs to pay. 2,846 is with Home Depot. That amt has just been reduced to about 1900.
Could you describe what you plan to use the loan for, especially in relation to the title? Could you also explain the public record from about 8 years ago. Finally, how did you accumulate almost $73K in debt?	To be used for retrofit of ac/heat system along with ductwork, some flooring, kitchen improvements. Pay-off a higher interest cc. Public record was that of a bankruptcy brought on by spousal health issues resulting in the loss of her ability to work. Accumulation has been due to other home improvements coupled with medical procedures to spouse, which are now under control.
what will your income be in retirement? (sources and amounts). will medical be covered by pension?	I am at least 10 years from retirement & probably closer to 15, so your question cannot be effectively answered at this time.

Member Payment Dependent Notes Series 497307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497307	$25,000	$25,000	14.96%	1.00%	May 10, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497307. Member loan 497307 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Department of Army	Debt-to-income ratio:	8.16%
Length of employment:	10+ years	Location:	KISSIMMEE, FL

Home town:
Current & past employers:	Department of Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I have a stable employment working as a computer engineer for the Army. The funds are being primary used for home improvements and repairs to include new plumbing, electric, and flooring. I"m expected to pay this loan back with in 2.5 years Borrower added on 05/01/10 > I owe only one mortgage on the house that I currently live in. I am the deed holder but the bank holds the Mortgage NOTE. The house is in my name. I do not have a HELOC. Borrower added on 05/01/10 > I owe only one mortgage on the house that I currently live in. I am the deed holder but the bank holds the Mortgage-note. The house is in my name and I do not have a HELOC.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	53	Months Since Last Delinquency:	15
Revolving Credit Balance:	$7,449.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan applications showing the Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals but not individual items- Revolving Credit Balance (RCB) total $ debt but not $ balance owed each credit grantee- Amex, Home Depot, MC, Visa, etc); and, if borrower provided, the narrative information. I am interested to help fund your $25,000 HIP loan but first I have these FIVE questions: (1) If military, provide current Rank. If civilian, provide job title. (2) Military or Civilian Pay Grade is what? (3) If military enlisted, Expiration Current Contract Date (ECCD) is when? (4) Transuinion C R shows $7,449 RCB debt (41.60 pct usage credit lines). Payments that re paid per month on all RCB debts are what $ amount? (Total $ actually PAID per month; NOT CC $ minimum payments DUE per month.) (5) If borrower's required employment-income verification "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues their 3-year term note that has NO prepayment penalty. Length of time you intend loan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers all FIVE questions. Member 505570 USMC-RETIRED 04.30.10 @ 6:15 AM.36	1. I am Computer Engineer at PEO STRI 2. I am a GS-13 Equivalent. 3. I am Army civilian 4. Revolving Credit was used to move to florida. Current Combined Payment is $550 a month. 5. I'm intending to pay-off the loan 2.5 years
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loan's next step is a required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what specific income documents to submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, an IRS T4506 Request for Copy Income Tax Return. After the Credit Review is completed, application that all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan then will attract lenders "Fence Sitting" until the required completed before they commit their $. (2) After completed, funding pace quickens. (3) After a loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is "KEY" ingredient for every borrower's loan successful funding. Credit Review considered to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF CREDIT REVIEW IS COMPLETED DURING A LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES CHAIN-DELAYS. Information benefits a 1ST-time L C borrower. Lender 505570 US Marine Corps-RETIRED 04.30.10 @ 9:57 AM ET.	Will someone from LC Home Office call me and provide me details on how to provide the two paystubs? Please contact me quickly so that I may start this verification process.
LC Home Office Credit Review Team should call or email you NLT Monday. If you have NOT heard from CRT by Monday, refer to "CONTACT US" bottom Home Page for L C Member Services Dept Toll Free telephone number and email address. Member 505570 USMC-RETIRED 04.30.2010 @ 12:13 PM ET	I called the Credit Review Team and Fax them over my last two LESs (PayStubs) for the income/credit verification process. Hopefully they will let me know soon if I am approved.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	I owe only one mortgage on the house that I currently live in. and I am the deed holder but the bank holds the Mortgage NOTE. The house is in my name. I do not have a HELOC.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	I owe only one mortgage on the house that I currently live in. and I am the deed holder but the bank holds the Mortgage NOTE. The house is in my name. I do not have a HELOC.
What are your projected $ monthly costs (mortgage, car, utilities, CC debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortgage is $815 a month (this includes taxes and insurance). I own my car out-right and do not have a car payment. My electric bill is on average $170 a month and water bill is $50 dollars a month. My cell phone is $80.00 a month. Auto Insurance is $130 a month. My home groceries average about $250-$300 a month. I have no childcare expenses. As a Army worker I use the gym at work and it does not have a cost. My internet and cable is $70.00 a month.
How long have you owned your home? What is the current loan amount and what is the current market value of your home? What was the delinquency from 15 months ago?	I just bought this current home in late February 2010 because I transfered to a position in Florida from Delaware. I owned the property in Delaware since June 2004 but it is currently on the Market. My current loan amount on my new home is 97,000 and the current market value was appraised at 110,000. The deliquency was a one late mortgage payment of two days past the grace period. I tried to fight it and get it out of my credit report with the mortgage company and the credit agency but It's still pending.
Thank you for the quick reply to my questions. Based on your answer, I'm a little confused. You description says you only pay one mortgage but your answer says you own two homes (the one in Delaware that is on the market and your new home in Florida). Do you not have a mortgage on the house in Delaware? If the house in Delaware doesn't sell soon, will you be able to make all payments? It doesn't appear you included the expenses of your Delaware home in your answer to Member_637530. Did I miss it somehow?	My brother is actually taking care and is living in the house in delaware. He pays the mortgage and the utilities on the property. So, I don't have any expenses in the state of delaware. I do expect the house to sell soon since it's only been on the market a couple of months.
What was your delinquency 15 months ago	The deliquency was a one late mortgage payment of two days past the grace period. I tried to fight it and get it out of my credit report with the mortgage company and the credit agency but It's still pending.

Member Payment Dependent Notes Series 499174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499174	$6,000	$6,000	10.25%	1.00%	May 10, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499174. Member loan 499174 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,542 / month
Current employer:	Wiggins Telephone	Debt-to-income ratio:	13.62%
Length of employment:	8 years	Location:	Wiggins , CO

Home town:
Current & past employers:	Wiggins Telephone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/02/10 > I am restoring a 72 Mustang. I have about 15000 invested at this time and need extra money to complete the paint. Borrower added on 05/03/10 > I have been at the same job 8 plus years just not wanting to go to the local bank for a loan. Never miss a payment. This is for a final paint to complete my car I have been working on the car for 2 years and will have it complete after this paint job. I appreciate the Help with this loan you are helping me finish my Dream Car!

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,120.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wiggins Telephone and what do you do there?	Wiggins Telephone is a Telephone and Internet provider. I am the Plant Manager in charge all Plant employees, switching, and II department.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	About 1350 Total bills ect.

Member Payment Dependent Notes Series 502017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502017	$22,000	$22,000	10.62%	1.00%	May 10, 2010	May 10, 2013	May 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502017. Member loan 502017 was requested on April 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Dechert-Hampe & Co.	Debt-to-income ratio:	8.77%
Length of employment:	10+ years	Location:	Laguna Beach, CA

Home town:
Current & past employers:	Dechert-Hampe & Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/26/10 > Please let me know if more detail is required. Thanks.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	53
Revolving Credit Balance:	$21,917.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Citi Credit Card - ~$12,000 @ 20.990% Citi Credit Card - ~$3,000 @ 25.990% WellsFargo Credit Card - ~$6,000 @ 7.65% I'm looking to completely pay off the first two and at least half of the last one (WFargo) as the interest rate is more manageable at 7.65%.
What is Dechert-Hampe & Co and what do you do there?	DHC is a long established Sales and Marketing consulting firm. I am a Project Director and manage various projects; primarily focused on our Sales Planning and Reporting custom applications. Please visit our website at: www.dechert-hampe.com
How do you plan on avoiding additional debt while paying off this loan? Do you have a two income household?	The debt I incurred over the last two years was partially fueled by attorney fees incurred to finalize my divorce. I have always lived debt free up until the latter part of my marriage and these last two years as things have settled down. I no longer have the burden of attorney fees on my monthly cash flow. By cutting my interest rate in half - I have more cash flow than I did before, and see the opportunity to pay this debt off faster and more efficiently. Running the numbers with a reduced APR I plan to comfortably pay this debt off over the next two years with out difficulty. No, I am not in a two person income household. I hope this adequately answered your question. Thanks.

Member Payment Dependent Notes Series 503209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503209	$6,250	$6,250	15.33%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503209. Member loan 503209 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Custard Insurance Adjusters, Inc.	Debt-to-income ratio:	15.54%
Length of employment:	3 years	Location:	Tulsa, OK

Home town:
Current & past employers:	Custard Insurance Adjusters, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Need help getting our of high interest credit card debt. I have 3 cards and have never missed a payment. Thanks! :)

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,370.00	Public Records On File:	0
Revolving Line Utilization:	87.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Custard Insurance Adjusters, Inc. and what do you do there?	Custard Insurance Adjusters is an independent adjusting firm assisting insurance companies in investigating liability in insurance claims. We are one of the top independent adjusting companies covering the whole US. I am not an adjuster but I work as the Branch Administrator. I work 40 hours a week at $12/hour. I send out reports, answer all phones & e-mails and dispatch adjusters to on-scene accidents. I have been working here for 3 years now
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have 3 credit cards, 2 of which I am wanting to pay off with this loan and the remainder of the loan to help lower the last card's balance. These are my only debts Card 1 is a Wells Fargo Credit Card with a balance of $2,542.22 and APR 24%. I would pay this card's total balance with this loan. Card 2 is a Chase Credit Card with a balance of $2,139.67 and APR 29.9%. I would pay this card's total balance with this loan. Card 3 is another Chase Credit Card with a balance of $5,765.19 and APR 11.24%. I would use the remainder of the loan (about $1500) to lower the balance on this card and continue to pay it off myself as the APR is much lower than the other 2 cards Thanks!

Member Payment Dependent Notes Series 504030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504030	$5,000	$5,000	9.88%	1.00%	May 11, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504030. Member loan 504030 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	University of Houston	Debt-to-income ratio:	22.08%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	University of Houston
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > This is gonna ne mostly to pay credit cards and for personal porpuse. Borrower added on 05/10/10 > I have extra income from house rent. And my work is part of the State of Texas.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,106.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the University of Houston?	I do maintenance of the of facilities., i.e.painting, electrical, mechanical and plumbing. Assisting in any other task as well.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	I don't owe mortgage (fully owner).Yes I have the deed/title in my name. I have a heloc.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	1. Bank of America credit card for 1600.00 dls. (will pay) 2. Bank of America credit card for 1500.00 dls. (will pay) 3. Private lender loan for 1000.00 dls. (not sure)
1. How much have you borrowed on your HELOC, and how much do equity do you have left in your home? 2. Given that you've had your current job for 1 year, what were you doing previously for income?	I have HELOC (I got confuse). I was working as a carpenter/painter, and truck driver.
Sorry, I did not understand your last answer regarding a Home Equity Line of Credit (HELOC). Have you taken out a loan backed by your home, and if so: 1. for how much 2. what is the full value of the home? Thanks!	NO, I don't have HELOC or credit line, i owe the house and i have my deed or title, and the full value of the house is around 125,000.00 dollars.

Member Payment Dependent Notes Series 504068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504068	$15,000	$15,000	10.62%	1.00%	May 5, 2010	May 7, 2013	May 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504068. Member loan 504068 was requested on April 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	19.67%
Length of employment:	10+ years	Location:	NORTH AUGUSTA, SC

Home town:
Current & past employers:	United Parcel Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/23/10 > personal

A credit bureau reported the following information about this borrower member on April 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,109.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan request? Thank you.	Type your answer here. I need the money to help get a business up and going

Member Payment Dependent Notes Series 505136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505136	$20,000	$20,000	9.88%	1.00%	May 6, 2010	May 7, 2013	May 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505136. Member loan 505136 was requested on April 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Columbia University	Debt-to-income ratio:	3.34%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Columbia University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/23/10 > Purchase of a Coop

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,134.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide details. Not many know what entails purchasing a Coop. I am not even sure I know what questions to ask without some background info. Can you also list out your monthly budget? Thanks	Purchasing a coop means buying shares of the corporation vs renting. The maintenance fee is not too high, its less than half of the amount of paying rent in NYC. Current monthly gross income is aprox $3750, current monthly expenses aprox $800 when I begin to repay loan and maintenance fee total expenses will be aprox $2100.
What is your position at Columbia? Thanks	Administrative
What's your total buy-in cost? What are you putting down? How much of your own money?	75K total already have 55K. It will be cash no mortgage.
how old are you? Are you out of school?	33, employeed since 2001 by one of NYC's top universities but not a student.
In which industry the corporation you're buying shares is in? and What is their business?	Don't have that information yet. My attorney has asked the board for their financial reports but is still reviewing them.
To 34918, a Co-Op is short for Co-operative. The industry that the corporation is in is (Always) Real Estate Holdings. His shares are owned in the form of his apartment in a building that is co-operated by a board, and all the tenants. Borrower, I will lend you a couple of notes.	Great, many thanks.

Member Payment Dependent Notes Series 505953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505953	$21,825	$21,825	11.36%	1.00%	May 10, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505953. Member loan 505953 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,651 / month
Current employer:	Ace Hardware Corporation	Debt-to-income ratio:	18.17%
Length of employment:	4 years	Location:	BRADLEY, IL

Home town:
Current & past employers:	Ace Hardware Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/28/10 > I have a very good credit score; never have had a late payment. A couple of years ago, within the span of about a year, I got married, bought a house, had kids and used credit cards as a finance tool, sub 8% interest rates made it an easy solution. As it worked out the ???credit crisis??? came, and even though I had a high credit score and never missed a payment, my rates went up and my available credit went down which took me from a 780+ when I bought my house down to a 726 on my credit report as of a couple of weeks ago. I just want to be done with credit cards, pay what I owe, and know exactly what it is I???m going to have to pay every month to be debt free. I have a stable income, with a stable company where I???m consistently a well reviewed employee. My current budget uses 57% of my take home pay, after taxes, insurance, and 401k, to fund my house (plus an additional principle payment), student loan, car, and utility payments. The other 43%, roughly $1493.45 is currently used to fund debt, food and clothing, and savings. My current payments to credit companies are higher than the monthly payment for this loan so repayment should not be an issue. I could repay this loan directly to creditors over the same period of time, but I would spend more in interest, and probably do more damage to my credit score as lenders lower my available credit, making it look like I???ve been practicing poor financial stewardship.

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,618.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Almost 22k requested for loan, 14K in revolving debt. Can you list what debts (amts and rates) you will payoff? Thanks in advance,	I should have explained the debts in my initial posting sorry about that. My revolving debt load is currently $13,297.54. This debt is between two cards one at a rate of 14.34%, which carries $11,728.54 and the other, is at a rate of 11.65% which carries the balance. The other debt that makes up my desire for a loan is a third credit card carrying a balance of $7,845.49 at a rate of 23.99%. The card is one I received back in college, which has never appeared on any of my credit reports. This totals out to 21,143.03. The remaining funds I added on to cover the cost to originate the loan, based on what I assumed the fees would be.
Hello. --What do you do at Ace Hardware? --Your revolving credit balance is $13.6k. Why are you looking to borrow $21.8k with this loan?	I'm an engineer, I work at the corporate level and not in an individual store. Revolving balance is 13k, between two cards, but there is another 8k on a card that doesn't appear on my credit report. I've answered this question in more detail just the other day, so hopefully it is visible to you also.
I see you're trying to consolidate debt. Have you done anything to avoid acruing new debt?	Yes, I've kept track of my debt over the past 2 years. I've paid off 13k in debt in the past year, and have not accured anything futher. I used credit cards as a finance tool right before the downturn in the credit markets, but am not using them to live beyond my means.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What kind of engineering do you perform? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I am a Mechanical Engineer by education, but I do all sorts of engineering under the broad title of the term engineer, from project management, material specification and design, to PLC and HMI programming. I am the sole wage earner, my wife left her job to raise our children. I do not have a second mortgage, or home equity loan. Probably could have used one for this loan, but with the drop in housing prices in my area, I figured this would be a better option to try first. I have 4 months of salary saved in case of hardship, which I chosen not to use to pay back debt. Between it, my severance package, unemployment if need be, and family, there will hopefully not be a problem, and I do highly doubt it will be a situation I have to worry about. And yes the payment will be withdrawn electronically, it just makes things easier.

Member Payment Dependent Notes Series 506548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506548	$10,000	$10,000	16.07%	1.00%	May 6, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506548. Member loan 506548 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	SBH Intimates Inc.	Debt-to-income ratio:	6.03%
Length of employment:	2 years	Location:	REGO PARK, NY

Home town:
Current & past employers:	SBH Intimates Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/29/10 > Credit Card Consolidation- Building Credit History

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	41
Revolving Credit Balance:	$10,468.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SBH Intimates Inc. and what do you do there?	SBH Intimates is a company that has daywear and sleepwear manufactured and then sells it wholesale to our customers, some of which include Kohl's, Kmart, Walmart, TJ Maxx, Ross and Burlington Coat Factory. My job consists of assisting the salesperson and division planner. I have been there for 2 years and 9 months.
Lenders view loan applications showing the Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals but not individual items- Revolving Credit Balance (RCB) total $ debt but not $ balance owed each credit grantee- Amex, Home Depot, MC, Visa, etc); and, if borrower provided, the narrative information. I am interested to help fund your $10,000 DC loan but first I have these FOUR questions: (1) Provide brief description employer SBH Intimates Inc? (2) Position (Job/Role) is for employer? (3) C R shows $10,468 RCB debt (89.50 pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT the CC minimum $ payments DUE per month.) (4) If borrower's required employment - income verification "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues their 3-year term note that has NO prepayment penalty. Length of time you intend loan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers all FOUR questions. Member 505570 USMC-RETIRED 04.30.10 @ 6:21 AM.	1.) The company I work for is a wholesaler of daywear and sleepwear. Some of our customers include: Kohl's, Kmart, Sears, Walmart, TJ Maxx and Ross. 2.) I assist a salesperson and the division planner. I have been employed by SBH since August 2007 (2 years and 9 months). 3.) I pay about $300.00 a month. The reason I want to obtain the loan is so that I can pay off my debt and just have one monthly payment because by paying a little over the minimum due, it will take much longer than 3 years to pay it off. I would like to improve my credit because I plan to buy a home in a few years. 4.) I plan to pay the loan off in 2-3 years. I would definitely pay more than the monthly amount owed when possible. I recently started taking photography jobs on the side and it will provide me with extra income at least once a month.
How much are you currently paying each month on the debts you plan to pay off with this loan?	For the most part I pay the minimums, which amount to about $275.00, but as you know it will take over 20 years to pay off the debt at that rate. That is why I want to utilize the loan to have one payment a month and get rid of my debt in 3 years or less.
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	$550- Rent $130- Mobile Phone $50- Transportation $200- Food $60- Electric $70- Toiletries and Household Items $50-100- Clothing/Shoes $75- Cable

Member Payment Dependent Notes Series 506854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506854	$14,400	$14,400	11.36%	1.00%	May 5, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506854. Member loan 506854 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,417 / month
Current employer:	summit parkway middle school	Debt-to-income ratio:	20.99%
Length of employment:	9 years	Location:	lexington, SC

Home town:
Current & past employers:	summit parkway middle school
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,576.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you.	We plan to pay of palmetto citizens 4k, chase 7k, discover 4k and my husbands discover 9k. Payments total 1100 per month.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	House is in my husbands name. He makes the payment on that. We owe around 80% LTV.
What is your combined family monthly take-home income?	around 7,000 take home

Member Payment Dependent Notes Series 506881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506881	$25,000	$25,000	10.99%	1.00%	May 10, 2010	May 9, 2013	May 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506881. Member loan 506881 was requested on April 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Great Lakes Tape Corporation	Debt-to-income ratio:	18.51%
Length of employment:	4 years	Location:	clarkston, MI

Home town:
Current & past employers:	Great Lakes Tape Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,514.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Great Lakes Tape Corporation and what do you do there?	We are a tape and foam fabricating company. We supply products to OEM's and manufacturing companies in a variety of markets. I am VP of sales.
please detail exactly what debts you will be consolidating	My apologies for the delay.... $11,500 -- Capital One Card $11,500 -- Discover Card $2,000 -- Chase Current Rates for these amounts are between 17% - 20%
What is it you plan on using the requested funds for?	I've had several high rate credit card balances for about 3 years now. My finances are quickly improving with an increasing income. Looking forward to a payment plan that pays off the balance. Making one payment certainly simplifies things.
You have revolving debt of 64K. What else does this include besides the cards you will pay off? How will you pay this off and not bring the card balances back up? Thanks for your reply.	The balance of revolving debt is the 2nd mortgage ( home equity line ) on our house. This will not change and gets paid monthly with our mortgage payment. This loan slightly lowers our monthly payments on credit card debt while allowing us to pay off in 3 years.
IF LOAN DOESNT FULLY FUND WILL YOU ACCE3PT THE PROCEEDS	I'm not certain.....There are a couple other options I have to look at.

Member Payment Dependent Notes Series 506892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506892	$13,000	$13,000	7.88%	1.00%	May 6, 2010	May 11, 2013	May 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506892. Member loan 506892 was requested on April 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,458 / month
Current employer:	burnet county public defenmders office	Debt-to-income ratio:	22.36%
Length of employment:	5 years	Location:	burnet, TX

Home town:
Current & past employers:	burnet county public defenmders office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/27/10 > used to pay off credit cards due to credit card company raising high interest rates

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,593.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at burnet county public defenmders office?	i am a investigator, also have 24 years of law enforcement
24 years in law enforcement in addition to five years as an investigator? You certainly have a lot of experience! What were the recent credit inquiries for, and did any of them result in new credit cards or loans? Thank you in advance for your answers.	to pay off credit cards and to build a storgae building, no the intrest rates were way to high, as for investigator including my time as law enforcement

Member Payment Dependent Notes Series 507026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507026	$25,000	$25,000	12.73%	1.00%	May 6, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507026. Member loan 507026 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	CHARTIS INSURANCE	Debt-to-income ratio:	20.64%
Length of employment:	3 years	Location:	brooklyn, NY

Home town:
Current & past employers:	CHARTIS INSURANCE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > finally marrying my highschool sweetheart after 10 years. Its true what they say true love waits! the funds will cover the remaining cost of our dream wedding. Borrower added on 04/21/10 > Any assistance would be greatly appreciated. The funds will go to the remaining wedding expenses. Borrower added on 04/22/10 > Please feel free to ask any questions towards this wise investment. I am an underwriter for a long establised company. Also, my fiance and I have a strong combined gross income. Borrower added on 04/28/10 > Correction to question 555378, my fiances' NET take home is $4,000 a month. Borrower added on 05/03/10 > Member_658816 Asked > After your marriage, where do you plan to live? How will that affect your financial budget? sorry we missed this question. After marriage i plan on living with my fiance in his apartment for a couple years until we buy a house!

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,736.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have a look at these two web sites they will help you save money and have the potential to make you money as well. www.energyhouse.joinambit.com www.energyhouse.whyambitworks.com	thank you .
What does your fiancee do? What is her monthly salary? How long has she worked there?	Underwriting with the same company for 4 years! Monthly salary is 4k!
What are your other $ monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to this Q....	Currently I do not pay rent as I live with my parents until I get married. The rent option was clicked because there were no other options. As for car payments, me and my fiance split the bill of $480 a month.($240) plus $124 insurance. Phone is approx. $78. Misc & food $175.
After your marriage, where do you plan to live? How will that affect your financial budget?	1) $9,000 combined monthly income. Rent approx $1,100. Phone $190 Car & Insurance 700 Utilities 250 food 350 Gym $35 2) Total credit card payments combined: $975 3)No new vehicle, no children in first year, college already paid for. 4) Since there is no pre-payment penalty and we expect to have good return at the end of the wedding, we will be paying it in full.
I am interested in helping fund your loan but first I have these FOUR questions: (1) Provide a brief description of your expected monthly income vs. expenses (non-CC related) after you are married. (2) Please list all credit lines and monthly Payments (Total $ you actually PAY per month and NOT CC minimum $ payments DUE per month.) (3) What upcoming expenses do you see coming in the next 1-3 years which are not part of your current monthly budget? (i.e. New work vehicle, new child in family, pay for elderly parent care, college expenses, etc.) How are you planning for these? (4) If your loan is "Approved" for issue and later 100 % funded, L.C. issues a 3-year term note that has NO prepayment penalty. What Length of time do you intend to take to make the full loan repayment: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answering all FOUR questions	1) $9,000 combined monthly income. Rent approx $1,100. Phone $190 Car & Insurance 700 Utilities 250 food 350 Gym $35 2) Total credit card payments combined: $975 3)No new vehicle, no children in first year, college already paid for. 4) Since there is no pre-payment penalty and we expect to have good return at the end of the wedding, we will be paying it in full.
If you pay in full to soon. Why would you go through the expense of paying for the loan?	we would like the money up front for now and then be able to pay it off as soon as possible. we dont want the debt as we would like to buy a home and start a family.
Since you will be moving, have you provided Lending Club with your new address and related information? (Do not provide it here, only provide it directly to Lending Club)	I will not be moving in with my fiance until after we get married. So the information provided on here is correct for the time being.

Member Payment Dependent Notes Series 507162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507162	$10,000	$10,000	9.88%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507162. Member loan 507162 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	St Joseph's Medical Center	Debt-to-income ratio:	10.89%
Length of employment:	3 years	Location:	Tacoma, WA

Home town:
Current & past employers:	St Joseph's Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,250.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at St Joseph's Medical Center?	I am a registered nurse on the cardiac-telemetry floor. Normally I am involved in patient care however there are days when I am in charge of the whole floor as relief charge nurse.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Will: Store Card Bal: 1104 APR: 22.85% Visa Bal: 3098 APR: 17.90% Discover Bal: 6331 (not completely paid off with loan) APR: 16.49% Won't: Visa Bal: 5327 APR: 10.24%
Because this is a deb refinance request, could you outline what debt you currently have with amounts, interest rates, monthly payments and indicate which loans you will be paying off with the lending club loan? Also, what do you do at St. Joseph's?	Will: Store Card Bal: 1104 APR: 22.85% MP: 85 Visa Bal: 3098 APR: 17.90% MP: 161 Discover Bal: 6331 (not completely paid off with loan) APR: 16.49% MP: 137 Won't: Visa Bal: 5327 APR: 10.24% MP: 147 I am a registered nurse on the cardiac-telemetry floor. Normally I am involved in patient care however some days I am in charge of the whole floor as relief charge nurse.
hi. good luck with your loan. if you would, please indicate how you accumulated your debt? Also, can you also explain what your backup plan is to repay the debt should you be unable to do so yourself? again, best of luck in your loan!	It is revolving debt. This past year BOTH are cars were hit in a hit and run, we had to pay our Health insurance deductable and out of pocket for our second child's birth, we paid for our dog's knee surgery, and we try to make sure all the grandparents see the grandchildren. If I don't get the money I will have debt for a longer period of time and will not be able to do some of the things we want to do. We will slowly get rid of the debt.
What are your projected $ monthly costs (mortgage, car, utilities, the CC debt/loans you wont pay off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Basically we pay $2706 in billed payments a month - mortgage, insurance, college loans, phone, utilities, car loan We pay 926 in monthly cash - food, prescriptions, diapers, baby food We pay 512 to revolving debt.

Member Payment Dependent Notes Series 507195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507195	$7,500	$7,500	7.51%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507195. Member loan 507195 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Lincoln Community High School	Debt-to-income ratio:	15.27%
Length of employment:	8 years	Location:	Rochester, IL

Home town:
Current & past employers:	Lincoln Community High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I am looking for some funds to buy my wife a long-arm quilting machine. The best interest rate that a bank could give me for an unsecured personal loan was 10%. Lending Club is a godsend. My wife has always put her own wishes behind those for our house and our family and now she deserves something for herself. I am a teacher who has been teaching in the same district for 8 years now. Budgets are tight in schools but my district would have to lay off 3 other science teachers before my job would be at risk. I am very conscious about credit and pay off all of my credit balances each month unless I find a 0% financing deal for some home improvement projects. My wife and I together gross around $7500 a month, but much of that goes into retirement accounts. Other than that if you have any other questions for me I would love to answer them for you, just let me know!

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,725.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Thank you for all the information you provided. I am almost ready to make a commitment to your loan. Besides your mortgage do you have any other major debts such as rental properties, vacation homes or education loans? Your answer is appreciated. Wishing you the best on a nice gift for your wife.	The only large item that I still own on would be our truck and I owe approximately $8500 on that. My wife has a small amount of college loans from when she received her master's degree. This amount is about $6000.

Member Payment Dependent Notes Series 507410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507410	$18,000	$18,000	10.99%	1.00%	May 5, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507410. Member loan 507410 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,612 / month
Current employer:	Ca. Dept. of Corrections	Debt-to-income ratio:	18.15%
Length of employment:	2 years	Location:	marina, CA

Home town:
Current & past employers:	Ca. Dept. of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/24/10 > I have been with the Golden 1Credit Union since 2006 and my pay is direct deposited through them monthly

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,245.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	UNIFIED FED CR UNION- 300M CHYRSLER, BAL $4400, 10.09APR $217 MO- WILL PAY OFF UNIFIED FED CR UNION- CR CARD,$4500 BAL, MIN PYT$135 MO 9.50APR- WILL PAY OFF CHASE UNITED CR CARD-$7700 BAL, MIN PYT $162 MO 13.24APR-WILL PAY OFF CHASE AMAZON CR CARD-$1660 BAL, MIN PYT$44 MO,20.24APR- WILL PAY OFF THIS TOTAL IS $18,260.00 AND BALANCES WILL BE LOWER NEXT MONTH OTHER MONTHLY BILLS NOT PD OFF-WALMART $652 BAL -, MIN PYT $28 W/22.90APR BIG LOTS STR CARD - $370 BAL, MIN PYT $20 W/22.90APR COSTCO WAREHOUSE $293 BAL, MIN PYT $10 W/16.15APR BEST BUY $1500BAL, MIN PYT $26 W/24.24APR
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	ANSWER TO FIRST PART OF QUESTION LISTED IN PREVIOUS QUESTION AND OTHER BILLS INCLUDE $875 MO RENT(UTILITIES INCL) 2ND CAR 2007 TOYOTA CAMRY-$417 MO, CAR INS. $140 MO( FULL COV-BOTH VEHS), CELL PHONE- $88 MO , COMCAST( HM PHONE, NET, CABLE TV $130 MO, FOOD $150
If this loan is for debt consolidation could you please list the loan amount(s)/int rate/monthly payment of all loans you will be paying off? Thank you.	ANSWERED IN PREVIOUS QUESTIONS ABOVE
I would like to help you but I have a question about your pay back plan. You are getting a 10.99% loan and using it to pay off nearly $9,000 in loans that have a lower rate. At the same time, you are not paying off nearly $3,000 in loans that range from 15-22.9%. Could you please explain the rational? Thank you	Good question. The 4 loans( Chrysler, 3 CREDIT CARDS) being paid off averages around 13.27APR YRLY and total $18,400.00 and will be 18,000 or less next month. I like the 589.00 pymt., very comfortable with it for 3 yrs. Did not want to go too much higher on loan and will be saving money by not asking for a $21,000.00 loan. Yes the $3000.00 left is a higher APR but I feel I can get them (store cards) paid off this year with other bills consolidated. The big bills out they way frees up around $617.00 toward this loan and I am expecting another $400.00 dollars monthly spending power back from my job(3 Furlough days recinded)in June or July which I will be using toward eradicating $3000.00.

Member Payment Dependent Notes Series 507416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507416	$3,600	$3,600	11.36%	1.00%	May 6, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507416. Member loan 507416 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	MIG, Inc.	Debt-to-income ratio:	18.05%
Length of employment:	4 years	Location:	Oakland, CA

Home town:
Current & past employers:	MIG, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > My rented home is being sold and I need to move soon-too soon to accrue the funds to move somewhere else before I receive any deposit money back. I am planning on paying off this loan before the 36 month projection, though I am in urgent need of funds to place on a new apartment.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	27
Revolving Credit Balance:	$9,285.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MIG, Inc. and what do you do there?	MIG is an urban planning firm that develops anything and everything from General Plans for cities, Health Elements for communities to Strategic Plans for communication and management of Boards of Directors- I am an associate and have been involved in projects from the urban planning and landscape architecture departments, to the marketing endeavors and our business development tactics.

Member Payment Dependent Notes Series 507532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507532	$16,000	$16,000	13.11%	1.00%	May 6, 2010	May 7, 2013	May 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507532. Member loan 507532 was requested on April 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,083 / month
Current employer:	instant air	Debt-to-income ratio:	12.63%
Length of employment:	10+ years	Location:	HOWARD BEACH, NY

Home town:
Current & past employers:	instant air
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	58
Revolving Credit Balance:	$12,224.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is instant air, and what do you do there?	Type your answer here.we do air conditioning and refrigeration work
Loan Description please?	Type your answer here.To pay some bills
What is this loan for?	Type your answer here.To pay bills that i have
could you be more specific on what the bills are?	credit cards

Member Payment Dependent Notes Series 507660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507660	$20,400	$20,400	10.25%	1.00%	May 6, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507660. Member loan 507660 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Influent Inc	Debt-to-income ratio:	20.38%
Length of employment:	2 years	Location:	DUBLIN, OH

Home town:
Current & past employers:	Influent Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/22/10 > Getting Married in August, and looking to take care of some bills and CC debt at the same time, Also looking to pay off in 2 years instead of three. Borrower added on 04/22/10 > Wedding Bills CC Debt Looking to pay off in 2 years. Good Job, 2 incomes will be paying this off. Borrower added on 04/23/10 > It says I should tell how stable my job is. I currently run the largest single client at my company. We are growing and expanding into other ventures. As a whole, we had the best quarter in company history in Q1 of this year. The stability of my job is growing daily, clients are happy and so are the VP's above me. Also it says to mention the monthly Budget. With my income and my fiance's income, who just moved into my apartment and is now not paying a 700/month rent payment. We have more income available to pay down our debt. We would really like to pay this off in 2 years or less, which would be the goal. Currently on the 4 cards I am looking to consolidate I am paying approx. 900/month. This minimum payment of 660 and the difference in interest rates from my cards to this would allow me to pay 900 - 1200 per month on this loan and get it paid off as soon as possible.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,187.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	there are 4 CC's involved with this. #1 = 5200 - 19.9% #2 = 4100 - 29.9% #3 = 5000 - 19.9% #4 = 1800 - 16.9% these will all be paid off. There are also some additional wedding expensese that the rest of this will be used for.
What is Influent Inc and what do you do there?	We are a marketing firm that handles inbound and outbound telemarketing calls. We do sales, and customer service, data accuracy, and political work. We have call centers in the US and Panama. I am an Account Manager that handles our insurance clients. I have been in this industry since 1999 when I started with a compeditor of Influent's.
What are your other $ monthly costs (mortgage/rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q..	Car - 350 Utilities: gas - 25 electric - 50 Rent - 800 Gym - 9.95(great deal) :) I am sure there is more i am forgetting, My fiance's income is also included in this as we share everything.
When is the wedding date?	The wedding date is August 14th of this year. .

Member Payment Dependent Notes Series 507665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507665	$18,250	$18,250	10.25%	1.00%	May 10, 2010	May 9, 2013	May 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507665. Member loan 507665 was requested on April 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Source Interlink Media	Debt-to-income ratio:	23.15%
Length of employment:	< 1 year	Location:	BRANDON, FL

Home town:
Current & past employers:	Source Interlink Media
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,284.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Source Interlink Media and what do you do there?	Source Interlink Media is an international corporation that publishes 70 magazines as well as print and DVD distribution in stores across the US. I am an account executive responsible for sellings ads within our Performance Aftermarket Group. In addition to my $42,000 base salary, I have a $24,000 commission budget. Three months into our fiscal year I am at 80% of that amount. Please feel free to contact me again if you have any additional questions. Thank you. Thank you,
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I worked for a national trade association based on Southern California for 5 years before deciding to leave the state due to the tough economic conditions and high cost of living there. I moved to Florida last fall upon obtaining a position with an international publishing company. I am seeking the loan to consolidate debt from the high cost of living in LA and moving expenses. Please feel free to contact me again should you have further questions. Thank you.
IF LOAN DOESNT FULLY FUND R U GOING TO ACCEPT THE PROCEEDS	While new to Lending Club and how it funds loans, if the option is available I would accept the available funds. At last check there was just over $1,500 to go. The remaining amount would definitely support my efforts to be debt free within 36 months. Thank you.

Member Payment Dependent Notes Series 508198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508198	$14,000	$14,000	7.88%	1.00%	May 6, 2010	May 11, 2013	May 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508198. Member loan 508198 was requested on April 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	n/a	Debt-to-income ratio:	11.42%
Length of employment:	5 years	Location:	Key West, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/28/10 > I am a good borrower because I have excellant credit and have the ability to pay this loan off very quickly. I have been under the same employment for over six years. You wil be glad you chose to invest. Borrower added on 04/29/10 > I will am 100% confident to pay on this loan faithfully and my credit score and payment history is a great reflection of my commitment.

A credit bureau reported the following information about this borrower member on April 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,934.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Self-employeed for 6 years.
Loan Description please?	Helping out family and a couple of other things. Also, this loan will be paid off in a lot less time than the 36 months allotted.
Self employed doing what?	I own a retail store and concierge service in a very busy tourist city.
Self employed does not say much about your income source. Please give more detail as to the nature of your business and why you are confident it will remain profitable in these financially challenging times. Paying off early is not a plus factor for some investors. After LC takes out their fee, very little is left for us. Then comes the task and risk of finding another good borrower. I personally would prefer borrowers to faithfully pay off their loan for the duration.	I own a business in a highly successful tourist city which has still been profitable in these challenging financial times. It is a retail and concierge business growing daily. I have no doubts about paying the loan faithfully. I have top notch credit with great payment history.
Please be more descriptive about Loan Purpose and Description. "Helping out family" does not say very much. Whose family? What kind of help?	It is to help an immediate person in my family. Sorry, but it is a personal matter. Thank you for your interest. You will not be sorry you invested in this loan if you choose to. Thanks for your time and I hope you can help.

Member Payment Dependent Notes Series 508282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508282	$24,000	$24,000	10.99%	1.00%	May 6, 2010	May 8, 2013	May 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508282. Member loan 508282 was requested on April 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Zenith Insurance	Debt-to-income ratio:	11.10%
Length of employment:	2 years	Location:	Beaver Falls, PA

Home town:
Current & past employers:	Zenith Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/24/10 > I have committed to getting rid of debt forever. I want to consolidate bills at a lower interest rate and make one payment so that I'll never have to see a credit bill again. Borrower added on 04/24/10 > I plan to use the loan to pay off credit card debt. I have a burning desire to be rid of this debt and plan to pay it off ahead of time by making direct/extra payments. I have been paying it off for over a year and closing out accounts as I go. My only other debt is my mortgage. My husband is also securely employed and his income is not included for this application rating. I have been in my current position almost 2.5 years and in the same field 10+. My employer is financially strong and I feel my job is secure. An average family monthly budget looks like this Income - $7,450 Fixed - $2,445.00 (Mortage ($1026), utilities, insurance, auto gas) Variable - $2,900 (Groceries, clothing (3 growing kids), pet care,entertainment, etc.) Debt repayment-$1000/mo + any extra that I can Orthodontist for child- $150/mo

A credit bureau reported the following information about this borrower member on April 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,572.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Chase Visa- $13,360 at 17.24% APR to be paid and closed with loan Chase Visa- $14,600 at 13.24% APR to be partially paid (all but approximately $4800) with loan then totally paid with proceeds from husband's Summer project (he's a teacher) by August 2010 then closed.
hi. good luck on your loan. if you would be so kind, please explain the nature of the debt you're looking to be rid of. how did you acquire it. also, would you please describe what you do for beaver insurance? thanks in advance for your answers, and best of luck to you in becoming debt free!	I live in Beaver Falls and work for Zenith Insurance a Worker Compensation carrier. I am an Occupational Safety and Health Consultant. I visit our insureds and help them improve their employee safety programs. The debt is a result of my taking a year off work after a move for my husband's job and some home improvements which we stupidly put on our credit cards. Now we have committed to living debt free and plan to use this loan to pay off these debts at a lower interest rate so that we may close the credit accounts. Please let me know if you need further information. Thanks

Member Payment Dependent Notes Series 508337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508337	$21,000	$21,000	10.25%	1.00%	May 5, 2010	May 8, 2013	May 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508337. Member loan 508337 was requested on April 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	chevron	Debt-to-income ratio:	11.29%
Length of employment:	4 years	Location:	san pablo, CA

Home town:
Current & past employers:	chevron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/24/10 > you will see paid in full in 36 months...thanks Borrower added on 04/25/10 > I am a dedicated worker and take pride in my job. I would like to consolidate my credit cards that went from around 12% to 19 & 21% without any reason given.

A credit bureau reported the following information about this borrower member on April 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	50
Revolving Credit Balance:	$5,577.00	Public Records On File:	1
Revolving Line Utilization:	19.60%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your position at chevron?	I am a operator at the refinery. I am paid hourly and my position is very secure with the company.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	This loan will pay off all debts. I will have only this one payment that will be paid in full in 36 months!
you're requesting $21K with a revolving balance of less than $6K, what will the extra $15K be used for? please detail.	There are three credit card accounts that I closed form WAMU that whre taken over by Chase bank. These three credit cards went from around 12% with WAMU to 19% to 22% with Chase when they took over. I continue to make the payments but no longer use the cards and with the % going up they are hard to pay down. Two Chase mastercards with about $6,500 on each and One Chase visa with about 1,400 on it. Once I recieve funding I will pay off all my cards and have a much better % rate. Thank you for your time.
Please explain the deliquency & public record. Thanks.	There should not be any deliquency on my accounts. I pay all my accounts on time. The public record is from around 10 years ago when a heating bussiness me and my brother had together failed. Thank you for your question.

Member Payment Dependent Notes Series 508392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508392	$3,600	$3,600	7.51%	1.00%	May 5, 2010	May 9, 2013	May 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508392. Member loan 508392 was requested on April 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	usb sewer equipment corp	Debt-to-income ratio:	12.96%
Length of employment:	3 years	Location:	SMYRNA, GA

Home town:
Current & past employers:	usb sewer equipment corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/25/10 > Looking to add a deck and screen porch to my house. Job is 100% stable working in the water industry. My monthly budget allows me to afford this loan with out issues.

A credit bureau reported the following information about this borrower member on April 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,443.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your role at usb sewer equipment corp?	I am in inside and outside sales manager. Also, I service and repair all of our equipment.

Member Payment Dependent Notes Series 508426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508426	$5,000	$5,000	10.99%	1.00%	May 6, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508426. Member loan 508426 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,150 / month
Current employer:	Forum Health	Debt-to-income ratio:	17.40%
Length of employment:	< 1 year	Location:	BRISTOLVILLE, OH

Home town:
Current & past employers:	Forum Health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,916.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Forum Health and what do you do there? Where did you work prior to Forum Health?	Forum Health is the health care system that owns the hospital in which I am employed. Here is their website address: http://www.forumhealth.org/ . I am employed at the Trumbull Memorial Hospital location as a Registered Nurse on a Medical Floor. Previous employer was Sam's Club as a Tire Technician.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	Previous employer was Sam's Club as a Tire Technician. Held the position for approximately three years while attending nursing school and ultimately resigned to pursue nursing career.

Member Payment Dependent Notes Series 508586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508586	$24,500	$24,500	10.99%	1.00%	May 10, 2010	May 11, 2013	May 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508586. Member loan 508586 was requested on April 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,917 / month
Current employer:	Promisec Inc.	Debt-to-income ratio:	12.80%
Length of employment:	2 years	Location:	ELLINGTON, CT

Home town:
Current & past employers:	Promisec Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,532.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Promisec Inc. and what do you do there?	Type your answer here. Promisec is a Software Company which specializes in End-point Security and Green IT. I am the President of the Americas.
1) your RCB is shown as 116K. Please itemize this (source, amount and monthly payment) and tell us what will be replaced by this loan and what will remain. What are your other $ monthly costs (mortgage/rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to these 2 Q..	Type your answer here. I have a mortage and car (however my company covers the car) my total out of pocket is approx. $5,000. My plan is to use this loan plus cash I have and pay-off CC amounts and only have the loan and mortage.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? Also, can you get your income verified w/ LendingClub? These answers will definitely help lenders lend.	I only a mortage and CC. The CC will be paid off. Lending Club has verified my income. President of several companies with no lapse.
Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Lending Club has not verified your income. Please contact them to do so. Without this info, I and other lenders will move to the next loan.	Lending Club asked for all income for two years plus contacts for verification. Mortage is $3,400 and CC debts is approx $30k which will be paid off with this loan and $40k in a savings.

Member Payment Dependent Notes Series 508630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508630	$1,750	$1,750	15.70%	1.00%	May 11, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508630. Member loan 508630 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,900 / month
Current employer:	aloha precast	Debt-to-income ratio:	24.89%
Length of employment:	3 years	Location:	pearl city, HI

Home town:
Current & past employers:	aloha precast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/29/10 > I plan on using this funds to buy new furniture for my home.My monthly budget are $900 my job is very stable and i am a great borrower because i make my payments on time

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	27
Revolving Credit Balance:	$192.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is aloha precast and what do you do there?	Type your answer here.Aloha precast makes precast concrete products. We build forms and pour concrete for different companies.
Can you please explain your delinquency from about 2 years ago?	Type your answer here.Not sure what the question is asking please specify
WHAT WAS DDELIQUENCY 27 MONTHS AGO	Type your answer here.I didn't have a job at that time so it was hard to make payments

Member Payment Dependent Notes Series 508719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508719	$4,500	$4,500	7.51%	1.00%	May 6, 2010	May 10, 2013	May 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508719. Member loan 508719 was requested on April 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Samuel I White, P.C.	Debt-to-income ratio:	16.44%
Length of employment:	5 years	Location:	Richmond, VA

Home town:
Current & past employers:	Samuel I White, P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,649.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	It is a bankruptcy/fore closure law firm. I am an attorney there.
What is Samuel I White, P.C. and what do you do there?	It is a bankruptcy/fore closure law firm. I am a lawyer there.
Hi. What will this loan be used for? Thanks.	To pay off a bill.
Just asking again - what do you plan to use the loan for? Thanks.	cash only.

Member Payment Dependent Notes Series 508739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508739	$10,000	$10,000	7.88%	1.00%	May 5, 2010	May 11, 2013	May 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508739. Member loan 508739 was requested on April 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	PennMutual Life Insurance	Debt-to-income ratio:	4.61%
Length of employment:	3 years	Location:	Chalfont, PA

Home town:
Current & past employers:	PennMutual Life Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Kids University Expenses.

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	32
Revolving Credit Balance:	$54,400.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at PennMutual Life Insurance?	I work in IT as an Architect.
Loan Description please?	Kids University Expenses.
Could you please provide a loan description? Did you originally want $25,000?	Kids University Expenses. I just need 10K.

Member Payment Dependent Notes Series 508798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508798	$24,000	$24,000	12.73%	1.00%	May 7, 2010	May 10, 2013	May 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508798. Member loan 508798 was requested on April 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,383 / month
Current employer:	Comcast	Debt-to-income ratio:	8.02%
Length of employment:	2 years	Location:	ALLENTOWN, PA

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/27/10 > I have the following loans: PNC Bank: Credit Card - $10,986.00 - 18.9% Wachovia: Credit Card - $1,842.50 - 16.15% Chase Bank: Credit Card - $1,942.41 - 13.24% Bill Me Later: Credit Line - $3070 - 19.99% PNC Bank: Auto Loan - $3,968.63 They will all be paid off with this loan. My wife also has a $3000 hospital bill that will be paid off, and the lawyer fee ($1039) will also be paid. I hired a lawyer to help with immigrations paperwork, since my wife is from Thailand. Taxes and immigrations fees hit me harder than I had anticipated, and the bulk of my bills are from unexpected fees (about $12,000) and under-estimated taxes

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,782.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Comcast?	I am a Network Engineer II. My task is to maintain the network and implement new configurations that increase functionality in the lab. My department is QA, where we build and test new devices, such as set-top boxes, televisions and cable modems before they reach the field, as well as troubleshoot issues that arise in production.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have the following loans: PNC Bank: Credit Card - $10,986.00 - 18.9% Wachovia: Credit Card - $1,842.50 - 16.15% Chase Bank: Credit Card - $1,942.41 - 13.24% Bill Me Later: Credit Line - $3070 - 19.99% PNC Bank: Auto Loan - $3,968.63 They will all be paid off with this loan. My wife also has a $3000 hospital bill that will be paid off, and the lawyer fee ($1039) will also be paid. I hired a lawyer to help with immigrations paperwork, since my wife is from Thailand. Taxes and immigrations papers hit me harder than I had anticipated, and the bulk of my bills are from unexpected fees (about $12,000) and under-estimated taxes
Please list your monthly expenses. Are you the only wage earner? Thanks.	Yes, I am the only wage earner. My wife's immigration papers are still processing, so she is ineligible for employment. My expenses are as follows: Mortgage: $841 Car Payment: $154 Cell Phone: $79 Commute to Work: $450 Phone/Internet/Cable: $150 Car Insurance: $122 Electric: $80-$100 Food: $300-$400 The rest is payments on cards, medical bills and the like. My bi-weekly take-home is $2100-$2200. I have not fallen behind on any payments, but that is what I would like to avoid
What are your other $ monthly costs (mortgage/rent, car, utilities, student loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q..	My monthly bills are as such: Mortgage: $841 Car Payment: $154 Cell Phone: $79 Commute to Work: $450 Phone/Internet/Cable: $150 Car Insurance: $122 Electric: $80-$100 Food: $300-$400 My bi-weekly take-home pay is $2100-$2200. The things that have not been accounted for are the unexpected issues, like car repairs, home repairs, emergency doctor visits... all of that comes out of pocket at this point, but is irregular
How much do you currently pay each month on each line of credit?	The minimum I am required to pay is as follows: PNC Bank (cc) - $364 PNC Bank (car) - $154 Wachovia (cc) - $44 Chase (cc) - $46 BillMeLater (line) - $92 Those are the minimum payments, but I usually pay more because I want it paid off. The hospital bill hasn't been calculated with a minimum, but the balance is $2,891 and I pay what I can
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Just as a fun question, do you speak Thai? I lived in Thailand for 2 years...great people! Thanks and good luck with your loan!	As far as contingency plan goes, my answers appear too personal for the system to accept. I would liquidate any assets I for whatever they will sell for. Yes, I will have the payments taken directly out of my account each month, and I do speak Thai (but not that well)
The medical bill is currently at $2,891. What is the minimum payment amount and how much do you actually pay on the medical bill each month?	The bill is new and a minimum has not been established yet. They have asked for the full payment, and we have been paying $100/mo

Member Payment Dependent Notes Series 508881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508881	$12,250	$12,250	10.62%	1.00%	May 5, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508881. Member loan 508881 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,962 / month
Current employer:	Fort Worth ISD/Lily B. Clayton E.S.	Debt-to-income ratio:	17.27%
Length of employment:	4 years	Location:	Richland Hills, TX

Home town:
Current & past employers:	Fort Worth ISD/Lily B. Clayton E.S.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/28/10 > This loan will be used to get rid of a credit card balance that rose when the economy slid and the interest rate was increased suddenly.

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	73
Revolving Credit Balance:	$19,393.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have three credit cards. -One is a GE Money/Carecredit card with a $400 balance/19% APR -The second is a Zales card with a $100 dollar balance/19% APR -The third is the largest, and the one I want to pay down in less than three years, and it is a Citicard with an $18,700 balance/25% APR. I plan to negotiate an account "freeze" to get a lower APR on the remainder of that card's balance that was not eliminated through Lending Club funding and pay it down aggressively.
What is Fort Worth ISD/Lily B. Clayton E.S. and what do you do there?	I work for the Fort Worth Independent School District at Lily B. Clayton Elementary School. I am a third grade Reading/Language Arts teacher.
Please list your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; What are your other $ monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	I have three revolving debt accounts. -The first is a GE Money/Carecredit card with a balance of $400/19% APR/$30-40 monthly payment -The second is a Zales Card with a balance of $100/19% APR/$25 Monthly Payment made -The third is a Citibank Card with a balance of $18,700/25% APR. This is the card I am aggressivley trying to pay down, however, it is tough to do with such a high APR. I currently pay $600-$700 a month (minimum payment is around $550) but this is not bringing the principal down quickly enough for me. My other expenses are as follows: -Mortgage/Home Insurance/Escrow- $1,280 -Electricity/water/gas/home phone/internet/cell phone/home alarm-$500 -Car Insurance-$75 -Life Insurance-$66 My net monthly income, after taxes, health insurance, and 403B contributions have been taken out is $2,950. In addition, I recieve $800 monthly from the state of Texas for adoption assistance until January 2015. My wife and I adopted two older boys, brothers who were 9 and 11 at the time of adoption, and receive this benefit because of their classification as a "special needs" adoption.
I see you're interested in paying down your existing debt. Have you done anything to avoid accruing new debt?	Yes. I have requested an account "freeze" on this card to avoid increasing the balance. I chose this option rather than closing this account, because closing accounts hurts your credit scores.

Member Payment Dependent Notes Series 508957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508957	$13,000	$13,000	7.51%	1.00%	May 5, 2010	May 10, 2013	May 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508957. Member loan 508957 was requested on April 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	rudin managment	Debt-to-income ratio:	10.43%
Length of employment:	9 years	Location:	bklyn, NY

Home town:
Current & past employers:	rudin managment
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/26/10 > getting a divorce need new apt. with new furniture because she getting everthing Borrower added on 04/26/10 > getting a divorce need new apt. with new furniture becuause she keeping everthing.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,722.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is rudin managment and what do you do there?	r udin managment is real estate company in new york city i am in charge of there front lobby take care of the tenants in the bulding.

Member Payment Dependent Notes Series 508967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508967	$15,000	$15,000	13.48%	1.00%	May 6, 2010	May 10, 2013	May 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508967. Member loan 508967 was requested on April 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Summar Financial, LLC	Debt-to-income ratio:	8.67%
Length of employment:	3 years	Location:	Miami, FL

Home town:
Current & past employers:	Summar Financial, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,463.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome back! You've relisted loan at lower requested $ amount and APR. Member 505570 USMC-RETIRED 04.27.2010 @ 06:03 AM ET	Yes, I have relisted the loan because the credit department at Lending Club consireded me eligible for a lower amount and therefore a lower APR. The only way to reduce the APR was to relist the loan.
What do you plan to use the loan for?	I plan to use the loan to some some improvement on a property I own in South America.
What is your job at Summar Financial, LLC and what do you do in your position there?	I am a Business Develpment officer for the South East Coast of the US and South America. Summar Financial is a factoring (A/R financing) company so we basically purchase receivables at a discount. I am in charge of bringing new business and maintaining relationships with agents, develop new market ideas, identfying new market niches, etc. I have been working for Summar since June 2007 (almost 3 years).

Member Payment Dependent Notes Series 509006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509006	$6,000	$6,000	16.45%	1.00%	May 5, 2010	May 10, 2013	May 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509006. Member loan 509006 was requested on April 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Corix Utilities	Debt-to-income ratio:	16.76%
Length of employment:	< 1 year	Location:	Long Beach, CA

Home town:
Current & past employers:	Corix Utilities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/27/10 > I am requesting this loan to pay off 100% of my debt. Currently I owe $15,801 This total includes- car loan, bike loan, student loan, credit card debt. I had worked as a Construction Superintendent for Dimension One for 5 years and was laid off in 2/09 because specialty retail construction had slowed. I began working for Corix Utilities in 12/09 and am now a member of the IBEW Union Local 47. My current goal is to pay off debt, lower my intrest payment and add back to my savings. Currently I pay the following monthly (what I pay not minimum payments)- Car- $450 Bike- $200 Student Loan- $100 CC- $500-600 Save- $300 If loan is funded, I plan to make additional payments toward it to have loan paid in full within 18 months. In doing this I would still be able to make additional deposits to replenish my savings account. My goal is to have 6 months salary in my savings at the time this loan is paid off. Like many in these past years, I have learned it is best to be prepared for anything that may come your way, even the very unexpected like 10 months of unemployment. I am committed to repaying this loan. Since begining with Corix I sign up for any overtime they offer to the team. I will continue to do so in an effort to pay ahead of my target schedule of 18 months. I am in excellent standing with my new employer and I am amoung the top performers they have in the field. I am a dedicated, hard working employee and have been recognized as such by Corix management and IBEW Union. With current project contracts at Corix, I am confident I have a secure future with them. With that said, a smart man learns from experience and that is why I apply for this loan. To plan ahead for my future. Thank you for your consideration. Borrower added on 04/27/10 > Hello and thank your for reviewing my loan request. I am applying for this loan in effort to pay off 100% of my debt. Currently I owe $15,801 (this includes car loan, bike loan, student loan and credit cards). Monthly I pay the following towards my debt (this is more than the minimum on all)- Car- $450 Bike- $200 Student Loan- $100 Credit Cards- $500-$600 Save- $300 Borrower added on 04/27/10 > My goal is to pay off debt, lower intrest rate and add back to my savings account. Based on payment amount, my plan it to have this loan paid in full within 18 months (2 years max). This will allow me to also achieve my secondary goal of adding back 6 months salary to my savings during this time. As many people have recently, I have learned how important it is to plan for even the very unexpected. I had worked for Dimension One as a Construction Superintendent for 5 years and was laid off in 2/09 due to the slowing of specialty retail construction. During my 5 years with Dimension One I experienced growth and had been promoted to manage very large scale projects. I was one of the last of 3 on the team to be laid off when the last projects had been put on hold. I had not planned or been prepared for the 10 months of unemployment that followed. Since being hired by Corix in 12/09, I have been working to pay off debt as well as add back to savings. This loan would allow for me to do this more quickly. I am a dedicated employee and I have been recognized as such by both Corix Utilities and IBEW Local 47 since I was hired. I continue to be amoung the top performers Corix has in the field based on monthly reviews. I pick up all over time shifts they offer to the team (this often means 6 shifts a week of 10 hrs each) and I will continue to do so as they are made available to me. I am committed, driven, dependable and not afraid of good old fashion hard work! I am happy to have the opportunity when many people are still struggling.

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	28
Revolving Credit Balance:	$6,683.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan applications showing the Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); A condensed Transunion Credit Report (line totals but not individual items- Revolving Credit Balance (RCB) total $ debt but not $ balance owed each credit grantee- Amex, Home Depot, MC, Visa, etc); And- if borrower provided- the narrative information. I am interested to help fund your $16,000 "OTHER" loan but first I have these SIX questions: (1) Provide brief description employer Corix Utilities? (2) Position (Job/Role) is for employer? (3) C R shows $6,683 RCB debt (59.10pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments DUE per month.) (4) RCB debt $5,683; Loan is $16,000; Extra $9,317 (less origination fee) consolidating what specific debts? (5) If borrower's required employment-income verification a/k/a The "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues 3-year term note that has NO prepayment penalty. Length of time you intend loan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? (6) Provide an accurate loan description. "OTHER" tells lenders NOTHING useful . (Although I assume that you either are consolidating debt, refinancing CC's or combination the both.) Thanks for answers all SIX questions. Member 505570 USMC-RETIRED 04.27.20 5:45 AM.	Hello USMC-RETIRED Thank you for your questions. I appologize, I had not yet completed all of the details on my profile. I appreciate you taking the time to ask questions. 1. Corix Utilities develops customized water, wastewater and energy systems and provides field metering services for clients across North America. Our clients include municipalities, resort properties, gas, water and electric utilities, developers and institutions. 2. My job description is Meter Tech I, I upgrade electric meters on residential houses through out Southern California. I am a member of the IBEW Union Local 47. 3. My minimum payments are aprox. $200 though I always pay more than minimum. Each month I pay between $200-400 extra but it does vary. Recently I paid off one of my accounts by making a $560 payment. 4. My goal in asking for this loan is to pay off all of the following (which is 100% of my debt)- Car loan, Bike loan, Student Loan, and credit cards compiled is $15,801.00 5. 1 to 2 years. 6. Thank you for the feedback. I will update my account profile today for all to review. Here is a quick snap shot for you- Consolidating all my debt (credit cards and loans) to have 1 payment with less interest. I was laid off from my job with Dimension One in 2/09 after working with them for over 5 years (Costruction Superintendent) and had not been as well prepared as I should have been for 10 months of unemployment. My goal is to pay off all debt I currently have as well as this loan over the next 18 months. This plan, based on making larger payments on this loan, will also allow for me to add money back to my savings account each month. I thank you for your questions and consideration on funding my loan.
Me again; one more question. Length of Employment shows less than 1 year current employer. Provide 3-years PRIOR work (or school) experiences. Thanks in advance for answers. Member 505570 USMC-RETIRED 04.27.2010 @ 05:49 AM ET	I worked for a construction company called Dimension One from 2005 to Feb of 2009. I was laid off due to lack of work and started with Corix in December of 2009.
What is Corix Utilities and what do you do there? Where were you employed previously?	Corix Utilities develops customized water, wastewater and energy systems and provides field metering services for clients across North America. Our clients include municipalities, resort properties, gas, water and electric utilities, developers and institutions. I am a meter tech currently we are upgrading Southern California Edison electric meters all across Southern California. I was employed for a construction company called Dimension One from 2005 to 2009 till i was laid off due to lack of work.

Member Payment Dependent Notes Series 509165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509165	$10,000	$10,000	11.36%	1.00%	May 6, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509165. Member loan 509165 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Colbert Packaging	Debt-to-income ratio:	15.94%
Length of employment:	6 years	Location:	ZION, IL

Home town:
Current & past employers:	Colbert Packaging
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I received a quote to build a backyard for $11,700. I built this house almost 5 years ago and it's time to spruce up the back yard. I plan to finance $10,000 and pay cash for the rest, including additional trees and landscaping. Borrower added on 05/04/10 > Good news. The landscaper came back and is allowing me to pay half up front, and the rest over a 6 month period. I wrote a check for $6,000 yesterday so they could get started building my patio. Borrower added on 05/04/10 > However, I still plan to finance this work so that I don't run my savings too low. Borrower added on 05/05/10 > Thanks for the support. We're almost there. Since the landscaper is letting me pay the balance ($5,700) over a 6 month period, I will just release $1,000 a month until it's paid off, leaving plenty of buffer to pay my lendingclub loan back. I didn't mention till now that I do side work, about $10k a year. Our gross income is about $125k/year.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	74
Revolving Credit Balance:	$19,994.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Colbert Packaging and what do you do there?	Colbert Packaging is a folding carton manufacturer. Our largest customers are in the pharmceutical industry. We've grown through several acquisitions over the last few years. I manage the IT department, including day-to-day IT operations and aligning IT with business goals.
What are your projected $ monthly costs (mortgage, car, utilities, any CC debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Monthly costs Mortgage: $2066 (with taxes and insurance escrowed) Car: $562 Utilities: $150 to $250/month HELOC: $100 to $500/month, depending on how much extra income I have. I don't use my HELOC, I am working to pay it down and close the account. I only have on credit card which I pay off monthly. I almost have my other vehicle paid off. I'll be sending in the last payment in a couple months. I would have waited until my Jeep was paid off but I'd like to start construction on my patio this spring. Phone/Internet/TV/food probably comes out to another $500/month. My wife also works part time and makes about $30k/year.

Member Payment Dependent Notes Series 509285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509285	$25,000	$25,000	10.25%	1.00%	May 10, 2010	May 11, 2013	May 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509285. Member loan 509285 was requested on April 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,667 / month
Current employer:	United Airlines	Debt-to-income ratio:	2.05%
Length of employment:	10+ years	Location:	Incline Village, NV

Home town:
Current & past employers:	United Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	59
Revolving Credit Balance:	$99,455.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at United?	Type your answer here. Pilot
What is your occupation? Please explain the details of your $99K revolving credit balance.	Type your answer here. Pilot. Equity loan.
I'm very much interested in funding your loan. Can you describe the renovations that you're doing and the overall budget for the project? Also, how much credit card debt do you carry (or is the $99K all HELOC?). Thanks and good luck!	Type your answer here. No credit card debt, just the one HELOC. I'm building a mudroom which will attach the garage to the house. Contractor bid $40K.
Thanks for your response. How do you see the United/Continental merger affecting your job?	Type your answer here. It won't affect me at all as far as job security. Beyond that, I can't say, since so many details need to be ironed out before all is said and done.

Member Payment Dependent Notes Series 509359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509359	$25,000	$25,000	12.73%	1.00%	May 10, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509359. Member loan 509359 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Media 8	Debt-to-income ratio:	13.71%
Length of employment:	7 years	Location:	MIAMI, FL

Home town:
Current & past employers:	Media 8
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/28/10 > I would like to consolidate my debt. Thanks.

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,985.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Media 8 and what do you do there?	Media 8 is an Interactive Advertising Agency. I am the VP of Client Services.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I already answered this yesterday.
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage/rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Thanks but I am not sure I need to provide all this please. Credit cards are: citi $9000 at 29%, citi $4000 at 21.%, glcu $5,000 at 14.9%, GE Brandsmart $3,000 at 19%, Bank of America Visa $8,500 at 19%.
Lending Club does not share your entire application with the lenders. We only see basic information and thus need to ask additional questions to help us understand the purpose of the loan and its context. How long have you owned your home and what is your LTV?	2 years. what is ltv?
Thank you for your reply. LTV is Loan to Value. How much do you owe on your home in comparison to its current market value?	ok thanks. we owe about $396000 and the value is about $398000 but similar houses in the neighborhood are selling for $450,000
What are your plans to avoid additional debt while paying this loan off? Do you have another income in your household? Thanks	yes my husbands. we are closing all the accounts and just using money, no more cards.
"Thanks but I am not sure I need to provide all this please." If you want people to fund your loan, you should. Most of us lenders like detailed descriptions. Just a heads up.	I already did. I hadnt understood before how this worked. Now yes. Thanks.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	yes the house is our name. we have about 12% equity

Member Payment Dependent Notes Series 509401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509401	$20,000	$20,000	9.88%	1.00%	May 10, 2010	May 11, 2013	May 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509401. Member loan 509401 was requested on April 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	n/a	Debt-to-income ratio:	2.24%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/27/10 > This loan will be used to remodel my 1920's Craftsman bungalow. I will be converting the basement into a 2BD/1BTH unit. I will then be renting out the 2 bedrooms upstairs for $1600. The total cost of the remodel is $39,000. I have $10K ready to go. I am also borrowing $10K from my generous family. I work as an actor and a musician. In 2009 I made $126,000. In the last 5 years, my income has averaged to $106,000. My monthly expenses are: Mortgage: $2038 Credit Card w $8000 balance @ 8.9: minimum payment is $105 Credit Card w $3000 balance @ 3.9: minimum payment is $65 Gas/Water/Electric/Internet: $150 Car-related expenses: $40 (I own my 2006 Toyota Prius outright) Groceries/Sundries/Misc: $400 Borrower added on 04/27/10 > Currently I don't have enough home equity to get a HELOC or home equity loan, so I am trying to get creative! I think this loan would be a solid investment because it will be converted into equity in my home pretty much as soon as the work is done. The house will go from 2bd/1bth to 4bd/2bth and from 816sq feet to 2000 sq ft! The house itself is in a very desirable up and coming neighborhood in Los Angeles called Mt. Washington.

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,140.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you obtained quotes on the work to be done?	Here are all the numbers for the estimate. DEMO $2,500.00 FRAMING $1,800.00 INSULATION (WALLS ONLY) $700.00 DRYWALL $2,100.00 PAINT $900.00 TILE - INSTALLATION $1,500.00 TILE - MATERIALS $600.00 WINDOW AND DOOR INSTALLATION $2,000.00 WINDOW AND DOOR PACKAGE - VINYL $2,304.75 EXTERIOR SLIDING PARTITION WALLS - $3,500.00 GARAGE DOOR $2,400.00 ELECTRICAL $1,200.00 PLUMBING $5,150.00 PLUMBING FIXTURES $3,000.00 ELECTRICAL FIXTURES $500.00 COUNTERTOPS $750.00 SINK VANITY $650.00 MEDICINE CABINET $250.00 DRAINAGE (Ext. @ garage door) $500.00 ACCOUTREMENT INSTALLATIONS $300.00 SUBTOTAL $32,604.75 CONTRACTOR FEE $6,520.95 TOTAL $39,125.70 optional - insulate ceiling for additional $720.00
You list your work as a musician and actor averaging $106K/year. Do you have a steady gig year over year? What % of your income is Music and what % acting? Do you suppliment your income outside the entertainment industry?	Roughly 70-75% of my income is from acting in films and commercials. The jobs I book vary in terms of how much they pay. For example, one commercial I did A few years ago paid 90K while another paid 5K. While I do not have a "steady" job, the average number of acting jobs that I get each year is around 10-12. For those not familiar with the film/tv industry this is considered to be a very high number. As for my work as a musician, I do session/studio work as a keyboardist and vocalist. I get paid per session. I also write and arrange for other artists and get paid a lump sum per project. I just did some work for a soundtrack for a major studio film. I will be receiving residuals for that most likely spread out over 2010 and 2011. Im not exactly sure how much I will make from that, but I project somewhere between 10 and 20K. It's difficult to predict if I will make more money with music or with acting. I just take any opportunity that comes my way. One important thing an investor might want to consider is that my track record over the past 10 years has been extremely consistent. I averaged my income fromthe past 10 years and it is roughly 85K. Also important to consider is that my income has increased steadily each year. In terms of other income I do qualify for unemployment which potentially can pull in 11K a year. I also hold oil and gas leases which bring in on average 7K a year.

Member Payment Dependent Notes Series 509458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509458	$15,000	$15,000	11.36%	1.00%	May 6, 2010	May 11, 2013	May 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509458. Member loan 509458 was requested on April 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,317 / month
Current employer:	Teamwrkx Mechanical	Debt-to-income ratio:	5.18%
Length of employment:	3 years	Location:	Santa Clara, CA

Home town:
Current & past employers:	Teamwrkx Mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/27/10 > Loan proceeds will be used to pay off credit cards.

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,650.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Teamwrkx Mechanical and what do you do there?	TEAMWRKX Mechanical is a Mechanical Engineering company with a core focus on optimizing commercial buildings Mechanical systems( ie Heating, Air Conditioning, Lighting Automation, Energy Controls) for LEED and Energy Star Specifications to lower their Carbon Foot Print as well their overall energy consumption. I manage existing accounts to make sure we are not only meeting but also exceeding our clients expectations and goals. I make sure we as acompany can and will deliver the results promised by our sales team. Thank You for your question.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Creditor: Amount Owed: Monthly Pay: APR: 1)CHASE $8,800.00 $470.00 17.25% 2)CitiBank $2,600.00 $140.00 18.00% 3)Discover $1,350.00 $ 70.00 19.75% 4)CHASE(2) $1,650.00 $ 85.00 16.50% 5)Macy's $ 280.00 $ 11.00 22.00% Totals: $14,680.00 $776.00 18.70% Thank You for your question.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Creditor: Amount Owed: Monthly Pay: APR: 1)CHASE $8,800.00 $470.00 17.25% 2)CitiBank $2,600.00 $140.00 18.00% 3)Discover $1,350.00 $ 70.00 19.75% 4)CHASE(2) $1,650.00 $ 85.00 16.50% 5)Macy's $ 280.00 $ 11.00 22.00% Totals: $14,680.00 $776.00 18.70% All above listed are Credit Card debts and all *will* be paid off with loan proceeds. Thank you for your question.
What are your other $ monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q..	Mortgage(Condo in Ct-split payment w/ Ex. Girlfriend): $650.00 Rent: $1,700.00 Utilities Total: $135.00 Car: $425.00 Insurances: $350.00 Cable & Internet: $125.00 Cell Phone: $120.00 Food: $375.00 Monthly Total: $3,880.00 Thank you for your question.
why does lending club say that you have a revolving credit balance of only $2,650 when you list out all these credit card balances totaling near $15,000? i don't understand why all of these cards would not be reflected. Thanks,	I noticed that as well and I am not sure why....my thought is that the Dicover Card is not reporting on my Transunion.( it was balance transfer for a lower introductory APR) I also think that the Chase Credit Card also does not report because my Mother is the primary cardholder ( I am an Authorized user on that Credit Card), but I have taken over the financial responibility of paying off the existing balance as she has recently retired due to illness). Thank you for your Question.
Not a question - just an FYI - Not all revolving debt is reported to all three major credit bureaus. Only Transunion info is posted on Lending Club. There are also some other debts, such as some personal loans, that do not appear on any of the credit bureau reports.	Thanks for the FYI

Member Payment Dependent Notes Series 509512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509512	$25,000	$25,000	15.33%	1.00%	May 5, 2010	May 11, 2013	May 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509512. Member loan 509512 was requested on April 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,875 / month
Current employer:	AT&T	Debt-to-income ratio:	18.50%
Length of employment:	2 years	Location:	KENT, WA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/27/10 > We realize we have far more revolving debt that we should, and instead of continuing to pay our banks each month, we would love nothing more than to get onto a plan in which we could consolidate, and pay it off in 3 years. Looking at my history, it's spotless, other than the amount of debt. I do work for one of the top employers in America, in a department that is actually doubling in size this year, and all things considered see no risk in anyone investing in us. Thanks! Chance

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,827.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Thanks for responding. Our plan is to pay off the following using a combination of savings and this loan: Chase - $13,800 - $500 per month Bank of America - $6900 - $112 per month Bank of America - $7900 - $200 per month The benefit I see with LendingClub is the 3 year term and lower interest. We could continue to pay the minimum on each of these for years (and years), or pay just about the same via LC and be done with them in 3 years. Please let me know if you have any other questions. Thanks! Chance

Member Payment Dependent Notes Series 509516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509516	$8,000	$8,000	14.59%	1.00%	May 5, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509516. Member loan 509516 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,467 / month
Current employer:	Rollins Fire Sprinklers	Debt-to-income ratio:	11.59%
Length of employment:	< 1 year	Location:	Fremont, CA

Home town:
Current & past employers:	Rollins Fire Sprinklers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/28/10 > I am looking foward to this loan to consilidate debt and begin to increase my credit faster and more effiecent.

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,948.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumlate the debt?	I opened up many credit cards at a young age. I can afford my monthly payments but having maxxed out my credit cards it has lowered my credit score and now that I am getting older Id like to clear it all up and begin to build my credit and finance a home in the next 5 years.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Rollins Fire Sprinklers? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	My responsibilities at Rollins Fire Sprinklers are that I am a trusted journey man Sprinkler fitter. I install and repair fire sprinkler syatems in both commercial buildings and people's homes. As far as being the sole wage earner no I am not, my wife who has a part time job also helps with our bills. Togetther we bring home each month around 3,500.00 after taxes.I have 3 credit cards that are maxxed out all with apr's of 23%.Each month I have a combined minimum payment of close to $180.00 which i have no trouble paying but my credit is only dropping with these payments.Paying this loan back will not be a problem I plan to have withdrawn from my account and to always be on time I have never been late on any payment of any sort with my 4 years of having credit.I hope I have answered all your questions in decent manner thank you.

Member Payment Dependent Notes Series 509519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509519	$10,000	$10,000	13.48%	1.00%	May 5, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509519. Member loan 509519 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	A and E Television Networks	Debt-to-income ratio:	4.86%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	A and E Television Networks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	2
Revolving Credit Balance:	$2,704.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for A and E Television Networks?	I produce shortform on-air promo spots that advertise upcoming shows.
Could you please describe your delinquency from two months ago?	Hi, What happened was I let my close friend put a balance on that card. He was out of work and had no one else to help him. I thought he could pay it off soon; he didn't. Thanks for your interest!
Hello! Please explain the two month old Delinquency on your Credit History. Thank you.	Hi, What happened was I let my close friend put a balance on that card. He was out of work and had no one else to help him. I thought he could pay it off soon; he didn't. Thanks for your interest!
P.S. You wish to borrow $10k but your Revolving Credit Balance is only $2.7K. Why the difference?	I recently directed an independent film I funded using my own credit cards. The new, larger balance will show up shortly.
please explain the Delinquency two months ago.	Hi, What happened was I let my close friend put a balance on that card. He was out of work and had no one else to help him. I thought he could pay it off soon; he didn't. Thanks for your interest!

Member Payment Dependent Notes Series 509526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509526	$6,600	$6,600	10.62%	1.00%	May 10, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509526. Member loan 509526 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Day Wireless Systems	Debt-to-income ratio:	16.86%
Length of employment:	3 years	Location:	Milwaukie, OR

Home town:
Current & past employers:	Day Wireless Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > This loan will go directly to paying off my credit cards that have hiked my rates. I have not missed a payment and pay over my monthly minimum. I do not have a car loan nor a home mortgage, so I am focusing all my disposable income to clearing up this mess I got myself into. I have been stably employed for the past three years, and work hard to be the best at my job. I look forward to cutting up these cards. I appreciate you taking the risk by offering me this loan. I feel so much better paying you all interest rather than some back with multimillion dollar executives.

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,535.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	The following credit cards are to be paid off with this loan: Chase $1,700 21% $100 Discover $4,200 18.5% $150 Kohls $200 22% $50 Macys $200 21% $50 I also have the following credit cards that I will keep paying: Bank of America $2,800 11% $100 Navy Federal Credit Union $6,800 11% $140 Plus a student loan US Dept of Education $19,000 3.25% $90 I personally never thought I would be in this position of owing so much money. I have take tough austerity measures to correct my use of debt. I now maintain a running budget, keep savings so I don't have to access credit and do not buy anything unless I can afford it outright.
My $.02 for you: Great idea to roll these into one payment. You may want to do a bit more research on how to pay down debt though. These low $ cards are at high rates - Yes. But you can easily pay them down. IMHO what you need to do is get a loan to cover the amounts you say you are going to keep paying and those above (minus DOE). These are the ones that will cause you most pain and will be hardest to pay off. This is none of my business - but as someone who manages money well, I wanted to offer what I considered to be good advice. Kind Regards.	Thank you for your advice. I should have mentioned that the NFCU card is closed (rejected rate increase) and in repayment at the 10.9% rate. My main worry is the increases that are going to come fast and furious when the Fed has to increase rates. This is why I am trying to for fixed duration / interest loan.

Member Payment Dependent Notes Series 509599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509599	$20,000	$20,000	14.59%	1.00%	May 6, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509599. Member loan 509599 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US ARMY	Debt-to-income ratio:	14.27%
Length of employment:	9 years	Location:	bellport, NY

Home town:
Current & past employers:	US ARMY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/29/10 > Rank E-7 Infantry, Army. Current possition (Instructor) Thank you in advance.

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	52
Revolving Credit Balance:	$15,544.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan applications showing the Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); The condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed each credit grantee- Amex, Home Depot, MC, Visa, etc); And, if provided, borrower narrative information. I am interested to help fund your $20,000 Wedding Expenses loan but first I have these FOUR questions: (1) Provide Civilian G S Pay Grade? Or Military Pay Grade? (2) If military enlisted member, provide your Expiration Current Contract Date (ECCD)? (3) Your Transunion C R shows $15,544 RCB debt (58.40 pct usage all credit lines). Payments paid per month on all RCB debts are what $ amount? (Total $ actually PAID per month and NOT the CC minimum $ payments DUE per month.) (4) If the borrower's required employment-income verification a/k/a "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues 3-year term note that has a NO prepayment penalty. Length of time that you intend a loan to remain active before lenders receive final payment: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks for answers all FOUR questions. Member 505570 USMC-RETIRED 04.29.10 6:11 AM.	Sir, 1) (E-7) with nine years in. 2) (ECCD) 01JULY2012 3) Total Payments per month is $1200.00 4) 9 - 13 months the latest.
Will you be using the full amount for the wedding or will some of be used for your 15K of debt? What rank are you in the Army? What is your job there? What will wife/husband be doing? Be making?	Member_555378, Question # 1- wedding Question # 2- E-7 Question # 3- Infantry Man, currently working as an Instructor for the Army. Question # 4- My wife makes 70k a year and is paying for the wedding as well. v/r Scuba Sully
Soldier, Thanks for prompt reply; No questions. This just FYI: After Home Office < $1 trial deposit verifies the borrower's bank account your loan's next funding step is required Employment-Income Verification a/k/a "Credit Review". Employment verification independent of income verification and vice verse. The LC Home Office Credit Review Team will inform you the specific income documents to submit- 2 most recent U S Army LES's, or latest IRS 1040, etc. After Credit Review is completed, application that all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits the borrower because: (1) Loan will attract lenders "Fence Sitting" until the required Credit Review completed before they commit their $'s. (2) After completed, funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. Credit Review is considered to be PROACTIVE and can be completed quickly if INITIATED by borrower. BEST IF CREDIT REVIEW IS COMPLETED DURING A LOANS FUNDING. WAITING UNTIL YOUR LISTING AT END CREATES CHAIN-REACTION DELAYS, I.E., SLOWER FUNDING, DELAYED ISSUING OF YOUR $. information benefits 1ST-time L C borrower. Semper Fidelis, (USMC Motto). Lender 505570 US Marine Corps-RETIRED 04.29.2010 @ 13:19 PM ET.	Okay so is there anything I should be doing right now to make this as smooth as possiable for everyone. Thank you for your insite.
If Credit Review Team NOT contacted you by Friday afternoon then you should email or call Home Office Member Services Dept. See "CONTACT US" at bottom Home Page for email address and Toll Free telephone number. Note that Home Office is CLOSED on Saturday, on Sunday and on all national Holidays. Important that whomever in your reporting unit or chain-of-command that verifies employment status to impress upon Creit Reviewer doing employment verification that you are career military and when appropriate you intend to extend enlistment or reelist. Best of luck with loans funding. MSgt (E-8) Finance Office USMC. Member 505570 USMC-RETIRED 04.29.2010 @ 4:53 PM ET	MSgt, Thanks. The office call me about an hour ago. I have already send in my info via e-mail and spoke with my 1SG about any in coming heat rounds. Thanks again.
Sergeant, On-screen loan application now reflects Credit Review Status completed and loan upgraded to "Approved" for issue when becomes fully-funded. Your Wedding Expenses loan is now "good to go". Wedding Expense loans among L C loans that have very lowest "default" and "charge-off" rates. (Default means borrower did not make payments on time for 120 days consecutive time period. Charge-off means lender declared loan to be uncollectable and wrote it off as financial loss.). Your loan now 11 pct funded. Loan should quickly attract lenders and ultimately become fully-funded well before maximum 14-days listing expires. When fully-funded, $20,000 loan typically attracts between 250 to 350 S-M-A-L-L lenders who together combined their individual $ investments to fully-fund the P2P loan. As for myself, I'm investing $250 in your loan because career military borrowers- unlike some civilian borrowers- know the importance maintaining an excellent credit history in order to continue their military careers. Good luck with remaining funding. Over and out. Member 505570 USMC-RETIRED 04.28.2010 @ 8:27 PM	Msgt - Wow, great info and great news as well. Thank you for such insite on this loan process. I thought that this whole loan process was going to a pain, but for the most part it's not so bad. Thanks again Scuba out!
What are your projected $ monthly costs (mortgage/rent, car, utilities, CC debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Around 2k...

Member Payment Dependent Notes Series 509620

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509620	$12,000	$12,000	11.36%	1.00%	May 12, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509620. Member loan 509620 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Childrens Hospital Los Angeles	Debt-to-income ratio:	24.07%
Length of employment:	10+ years	Location:	Diamond Bar, CA

Home town:
Current & past employers:	Childrens Hospital Los Angeles
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,627.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 509671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509671	$5,000	$5,000	6.76%	1.00%	May 7, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509671. Member loan 509671 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,400 / month
Current employer:	n/a	Debt-to-income ratio:	11.94%
Length of employment:	n/a	Location:	Hibbing, MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I am a 19 year Wal-Mart employee currenty on short term disability because of surgery. I am scheduled to return to work June 19,2010.

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,685.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DIsability payments are your current source of income?	Disability pays $494.20 a week. I will resume earning my salary when I return to work June 19, 2010. Also my husband draws $2,000.00 a month from his pension. We will have no problem making the payment. Thank You for your question. P.S.I had lower back surgery involing a double fusion.
I want to help but I have a few questions. (I like the 19 years with the same employer) Is the income shown your current disability or your Wall Mart Salary. If it is disability then what will your salary be when you return to work? Can you handle your first payment or two with your disability pay? June 19 seems like a long recovery. If possible with out being too personal, can you say how serious the surgery was and is is possible that it could prevent you from ever returning to work.	Disability pays $494.20 a week. I will resume my salary when I return to work June 19, 2010. Also my husband draws $2000.00 a month from his pension. I had lower back surgery on March 30,2010 with a double fusion.(L-4 L-5 and L-5 S-1) we will have no problem makin the payment.
Thank you for your forthright answers. I will help with your loan. God Bless you	Thank You for your help.

Member Payment Dependent Notes Series 509678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509678	$20,000	$20,000	10.25%	1.00%	May 6, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509678. Member loan 509678 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	City of Jacksonville	Debt-to-income ratio:	13.38%
Length of employment:	8 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	City of Jacksonville
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/28/10 > I am a civil servant and have been in upper management for over 8 years. Never defaulted on any borrowing

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,668.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have two credit cards with balances that go from 6.99% to 19.99% (in May) due to the recent law changes. The first has a balance of $13,500 and I pay $500 per month. The second has a balance of $7500 and I pay $500 per month on that as well. I do not have any other credit card bills. I pay off all other balances on a monthly basis. Once I obtain this financing, I will be taking care of all my credit card debt.
Please list your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; What are your other $ monthly costs (mortgage/rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Credit Card 1 - Balance $13,000 - paying $500 per month. Credit Card 2 - Balance $7,500 - paying $500 per month. Due to the recent credit law changes, my long term rate of 6.99% is being adjusted to 19.99% and therefore, I wanted to re-finance the debt. My total monthly expenses are $5,400 (includes mortgate, tithe to church, utlities etc).
what is a civil servant and what are their duties?	A civil servant in general terms is a government employee. I just mentioned that to indicate job stability. Also, I serve as a director of a department.
The two lines of credit you seek to repay add up to $21,000. Your credit history indicates you owe $25,668.00 on Revolving Credit Balances. Would you please explain the difference? Also, if you seek to refinance your revolving debt of $21,000 why are are you only trying to borrow $20,000 through lending club? Will you retire the remaining debt with your own savings?	Yes. I have savings that I will use to pay off the remaining debt. I sought $20K instead of $21K since I will be paying $1k in the first week of may towards that debt.
If you are in "upper management" then you sound like you're expendable and serve at the whim of your Mayor. You'll forgive me if I don't follow Jacksonville politics, but when is your current mayor up for reelection? What agency are you responsible for? "Civil Servant" is great when you are union and have a "Civil Service" title (like me... :) ), but when you are in upper management, you are at-will as if you were in corporate. If you can clear that up for me, I may invest more money. :)	Thank you for your question. Our Mayor is term-limited and will be out of office next fall. However, I am a civil service employee ( a senior engineer) whose payscale is comparable to my current position to which I was appointed in 2006. Therefore, I intend to continue in my current position - even if not - am eligible for similar placement in the organization, since I have civil service protections. I am responsible for the "Environmental and Compliance Department" (entire regulatory functions within the local government).

Member Payment Dependent Notes Series 509719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509719	$24,000	$24,000	11.36%	1.00%	May 12, 2010	May 12, 2013	May 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509719. Member loan 509719 was requested on April 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,133 / month
Current employer:	Shamrock Paving	Debt-to-income ratio:	14.46%
Length of employment:	7 years	Location:	Norwalk, CA

Home town:
Current & past employers:	Shamrock Paving
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/28/10 > Shamrock Paving has been open for twenty-three years. I have been with Shamrock for seven and my postion and the company is secure. I'm looking to do home improvements.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	65
Revolving Credit Balance:	$18,570.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Sharmock?	Hello CriticalMiss, At Shamrock Paving I'm a estimator / project manager. I estimate and oversee what it will be the cost to complete a public or private job on streets or parking lots.

Member Payment Dependent Notes Series 509786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509786	$12,000	$12,000	9.88%	1.00%	May 12, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509786. Member loan 509786 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,617 / month
Current employer:	US Air Force	Debt-to-income ratio:	11.86%
Length of employment:	8 years	Location:	NEW BREMEN, OH

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > I plan on adding new siding, windows, and a roof to my house. I will be doing most of the work myself, along with a couple of brothers and friends. My job is very stable as a financial manager in working with the US Air Force. I actually received a promotion last month and will be getting approx a 10% pay raise in a few months.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	43
Revolving Credit Balance:	$2,174.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortgage: $700 Car: $350 Car Insurance: $63 Cell Phone: $55 Cable/Internet: $91 Student Loans: $295 Gas: $200 Credit Card: $50

Member Payment Dependent Notes Series 509852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509852	$4,750	$4,750	12.73%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509852. Member loan 509852 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,150 / month
Current employer:	Movietime Video, LLC	Debt-to-income ratio:	11.04%
Length of employment:	6 years	Location:	McMinnville, OR

Home town:
Current & past employers:	Movietime Video, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I have recently applied and been accepted to a Montessori training institute to become a certified Montessori instructor. Because it's considered a 'vocational school', student loans and grants don't work and that leaves me to come up with all of the funds on my own. The amount requested covers all fees and a good chunk of the program itself, but any amount really helps. Feel free to ask me any questions, I'll happily answer to the best of my ability!

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	47
Revolving Credit Balance:	$182.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Movietime Video, LLC? Will you keep working there while you are in school?	I am the manager and do all tasks involved with that (interviewing, training, audits, prepping new inventory, etc), as well as handle all on shift duties and anything that might arise during the day. Right now I'm planning on continuing working while I'm in school, however the program is super intense and I don't want to get behind in any way so I might be better able to make that decision later on.
Please list your monthly living expenses.	I'm planning on moving back home within the next month to cut back on living expenses while I'm doing the program. My car payment is about $150/mo, food is about $100/mo, and commuting will take my gas up to about $150/mo.
Can you please describe your current job situation and what your future job plans are? Once you get the certificate is there a school waiting to hire you?	I am currently the manager of a local business, have been there for just over 6 years. I'm hoping to continue working while I'm enrolled in the program, however it's a pretty intense program and I don't want to do anything to jeopardize my success. There are schools all over the world that I would be certified to teach in, I will go where there's a job for me.

Member Payment Dependent Notes Series 509877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509877	$16,000	$16,000	9.88%	1.00%	May 10, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509877. Member loan 509877 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	u s coast guard	Debt-to-income ratio:	0.50%
Length of employment:	10+ years	Location:	SEATTLE, WA

Home town:
Current & past employers:	u s coast guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > I am requesting a loan to help me with home improvement and purchase appliance for my house.

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$243.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan?	Home improvement
I always appreciate being able to help the services of those who are working to protect our country. Are you a civilian working with the Coast Guard or an active member? Pay grade? What are your plans for the funds (the major purchase) you are requesting? By the way, congrats on your excellent credit rating and ability to control debt. The more capable you are in explaining your needs, the faster your loan will be provided. Good luck in your request.	I am on active duty in the Coast Guard with 19 years of service. My pay grade is E7 I want the loan for home improvement and also purchase appliance for my house. Thank you
What is it you plan on using the requested funds for?	Home improvement and purchase appliance for my house
Please describe use of loan?	Home improvement and purchase appliance for my house
Hi ... I see you've answered the same question multiple times. Can you explain how this is a home improvement loan and you are renting? Perhaps I'm missing specifics of your particular situation, which you can explain? Your long history with the Coast Guard is impressive. Thanks for your dedication.	I am on rent to own plan so I see it as an investment in my future. I have an agreement with the landlord to make a few improvements in the bathroom and kitchen. Thank you.
I would like some more info. It seems that with an excellent credit rating, and no debt, and a six figure income, that you would have considerable money saved, and not rquire a loan. Is it true that you really don't have $16k saved?	I do have money saved but I rather have some cash in my reserve account. I am trying to save up to 6 months of my income in cash. Thank you
Hello: It seems to me that you should have great positive cash flow because you have very little declared debt. It would seem that you should be able to pay for the appliances and home improvements right out out of this $10,000 monthly cash flow. Also do you have a solid written agreement with your landlord for the rent with an option to purchase and was it reviewed by your attorney? If you are going to put your cash (borrowed) and sweat into this project, I suggest you be prudent. Thanks for your service. Wes	I can pay for the project from my monthly income but, I am working on saving up to 6 months of income as I have been advised to do. Yes I have an agreement with my Landlord to purchase the house. Thank you.

Member Payment Dependent Notes Series 509947

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509947	$5,000	$5,000	12.73%	1.00%	May 5, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509947. Member loan 509947 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	WorldVentures	Debt-to-income ratio:	17.62%
Length of employment:	3 years	Location:	Dallas, TX

Home town:
Current & past employers:	WorldVentures
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > About four months ago, I was able to leave an abusive relationship that had been holding me back for some time. Because of this step, I incurred some expenses that I was forced to pay with a higher interest credit card. I would like to pay off these debts with a lower fixed rate interest to avoid losing more than I have to.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,564.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is WorldVentures and what do you do there?	WorldVentures is an internet based travel company that provides discount travel to its customers. I work directly under the CTO as an Operations Manager and Systems Admin. I oversee all of our data operations as well as anything surrounding our internal systems.
What do you plan to use the loan for?	I recently had the courage to leave an abusive relationship. I incurred some expenses during the process that I was forced to place on a credit card with a higher interest rate. I would like to pay these debts off as soon as possible to avoid paying any more in interest than I have to.
What are you going to use the money for and what do you do for a living?	See answers from above.

Member Payment Dependent Notes Series 509982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509982	$15,000	$15,000	11.36%	1.00%	May 11, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509982. Member loan 509982 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Texas Health and Human Service Commissio	Debt-to-income ratio:	13.77%
Length of employment:	2 years	Location:	San Benito, TX

Home town:
Current & past employers:	Texas Health and Human Service Commissio
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/29/10 > Need to pay off credit card debit, that accumalated during first years of college. Am college graduate with BA degree from University of Texas at Brownsville Borrower added on 04/29/10 > Need loan to payoff high interest credit cards that where accumalated first years in college. Was young and charging on credit seemed easy at time. Am a graduate from the University of Texas at Brownsville with BA degree. Work for the Texas Health & Human Service Commission office. Never been late on credit card payments and have looked for loan to payoff total balance. I am o homeowner and single with no family. Credit cards is only expense other than food and home utility costs.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$9,858.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Texas Health and Human Service Commission?	I am a Texas Advisor III, which means I help clients receive benefits like SNAP, Medicaid, and Tanf if they qualify.
Can you explain the delinquency from 47 months ago? ie What was it for and why did it happen?	I believe the reason for that late pymt 2 years ago was due to at that time i was mailing out my pymts through mail and for some reason lost bill and credit card received pymt 2 days late. Ever since that I have enrolled in online billing and make pymts online and have them taking electronically from bank acct.
Can you explain the discrepancy between your revolving credit balance ($9858 as reported by credit bureau on 4/29) and the amount requested ($15k)?	I beleive the credit report is from Experian and only shows two of my credit card balances. I have another credit card with Chase and they report to Equifax if not mistaken. In total I only have 3 credit card bills I need and want payoff.
What are your projected $ monthly costs (mortgaget, car, utilities, insurance, phone, internet, food, gym as applicable)? Thanks for your answer to this Q	With all my expenses that I pay including credit bills and everything is about 700 a month
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	Well I graduated from college in May of 2008 and worked at payday loan service company for 3 years. After I graduated I worked for Tropical Texas Behavioral Health for about 7 months and left that job due to did not like the opportunity for advancement within the company. Have been here with HHSC since Jan. 2009

Member Payment Dependent Notes Series 510004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510004	$12,000	$12,000	10.25%	1.00%	May 10, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510004. Member loan 510004 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Southern Marketing Associates	Debt-to-income ratio:	10.50%
Length of employment:	8 years	Location:	CASSELBERRY, FL

Home town:
Current & past employers:	Southern Marketing Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/29/10 > I plan to use the funds to consolidate bills. I have steady employment with a solid company for the past 8 yrs. I am a financially responsible homeowner

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	67
Revolving Credit Balance:	$13,441.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Southern Marketing Associates and what do you do there?	Good morning, Southern Marketing is a manufacturers representative organization that provides sales and technical support for companies that sell timing, test and measurement equipmet. SMA has been in business for over 20 and currently reps for over 20 companies. We are a tier one rep firm servicing the southeast United States. I work in the sales dept of the corporate office where I process quotes and orders and provide customer support and interface between customer/rep and the factories we work with. I also handle the demo inventory for the company. I have been with this company for eight and a half yrs. Thank you for taking the time to consider my loan and please let me know if I can answer any other questions you may have. Susan Thomas
Can you elaboirate on the bills you plan to pay with this loan...the amounts, interest rates, etc.?	these are the bills I want to consolidate and pay off home depot $4,700.00 No interest if paid in full by 5/5/2010 This will be paid this week regardless of obtaining a loan. citibank $3,700.00 no interest until July2010 Cap 1 $987.00 16.15% APR Discover - credit card $2,300.00 11.99% APR Discover - loan $7,800.00 11% simple interest This loan is for my car, but I own the title to my car, it's a personal loan with no collateral. Several things to note- I do not usually have such a high balance on my discover and Cap 1 credit cards , I consider both of these balances to be too high for my comfort. I took an unexpected vacation and also had to hospitalize a very sick pet in April. I had not budgeted for either of these. I usually keep my credit card debt down and pay off any remaining balances quarterly with my comm. checks. ( I receive an hour rate of $22 and a qtr comm. check. The comm. check is based on company total revenue). This qtr I have a balance due on my home depot acct that I need to pay with my comm. check so I don't incur the interest charge. That leaves me with no funds to pay down my credit cards and that is what led me to look into a consolidation loan so I'm not just throwing money after money to pay those down for the next few months. My personal loan payment to Discover is $222.39 a mo. and with several hundred more going to the credit card balances every mo I think I will be in better shape to have one loan payment with the interest rate that Lending Club is offering.
Hello again...and thanks for the explanation (and ignoring my previous typo :-) It looks like you are just one jump ahead of the interest rates hikes so I will help in my small way to fund your loan. As you are well aware, those "affinity" credit cards are really not necessary when you can use other means. Most of the time people accumulate them from taking advantage of those "first" purchase discounts offered by merchants. Glad to see you getting the debts under control while they are still quite manageable. Come back when you get things done and consider helping others by becoming a lender.	I'm finding this process most interesting and will definitely look into it from the other side of the aisle when I'm able.

Member Payment Dependent Notes Series 510013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510013	$24,000	$24,000	11.36%	1.00%	May 11, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510013. Member loan 510013 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Toshiba Business Solutions	Debt-to-income ratio:	24.75%
Length of employment:	< 1 year	Location:	Cumming, GA

Home town:
Current & past employers:	Toshiba Business Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > Further details on why I am submitting for funding. Simply put I am relocating in an industry I have worked in for 10 years. Due to recent forclosures and the market for nearby comps my home is under contract but for a little less then I owe. Between that and realtor fees I will be bringing money to the table. I would rather pay on it for 2-3 years then remove money from savings etc. Borrower added on 04/30/10 > Lending Club has Verified my bank account information Borrower added on 05/01/10 > Currently I have a 761 point credit score Borrower added on 05/09/10 > When the house close's it will free up an additional $1,650.00 a month

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81,187.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Toshiba Business Solutions and what do you do there?	Toshiba Business Solutions is a multibillion dollar division of Toshiba America's. I am a sales manager in the Document Management arena in which we provide hardware, software, and services to medium, large and national customers.
Are you moving locally or long distance?	I am moving 3 states away back to my home town
Since you are moving, have you provided Lending Club with your new address, phone, email address, and banking information?	I still have provided them my owned home current address since I am in temparory housing (relocation) and I have provided my work address to Lending Club
What are your projected $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	$3,500 give or take a $100
--Since your length of employment <1yr, what was your job prior to Toshiba? Are you going to be working for Toshiba in the same capacity after the move? --Can you explain the high revolving balance?	I was with a competitor of Toshiba for 9 1/2 years prior to coming on board. My role is the same in Toshiba as it was for the prior two years with the competitor. I am not sure what your question is to the revolving balance. I listed my total monthly exspenses and that includes my tempory housing rent, my wife and I's car, utilites, student loan, phone, and one credit card, cable etc.
You stated "one credit card" BUT your Revolving Credit Balance is $81,187.00. So you owe that much on one card? Thank You	No that is not on one credit card. That includeds an equity line on the house that is selling on the 27th of this month.

Member Payment Dependent Notes Series 510024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510024	$1,600	$1,600	10.25%	1.00%	May 5, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510024. Member loan 510024 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Dynamic Edge, Inc	Debt-to-income ratio:	15.68%
Length of employment:	< 1 year	Location:	Adrian, MI

Home town:
Current & past employers:	Dynamic Edge, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > I had to go to the hospital and while my insurance covered most of it, there is still more to cover. This will be for covering my hospital bill to keep my credit good.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$323.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dynamic Edge, Inc and what do you do there? Where did you work prior to that?	Prior to my work at Dynamic Edge, I worked for the Adrian Dominican Sisters. My career has always been in IT and that's what I do now at DE. We are an IT consulting firm for small and medium size businesses.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	My current employment is full time and salary with benefits. My previous job was with the Adrian Dominican Sisters, for over a year and a half, and before that I worked with the Lenawee Intermediate School District. I left my previous employment because they cut all the employee's hours and I was seeking stability.

Member Payment Dependent Notes Series 510054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510054	$12,000	$12,000	14.59%	1.00%	May 6, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510054. Member loan 510054 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	15.93%
Length of employment:	4 years	Location:	san jose, CA

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > I am looking to consolidate my debt and get my finances back in order. The interest rate here at Lending Club is fair and will help me save money every month compared to the interest rates I was paying on my credit cards.

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,951.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	1) Lockheed Martin is a government subcontractor. I am a financial analyst. 2) Capital One $8000 @ 17%, paying $300 a month American Express $12000 @ 15% paying $300 a month I will use the loan to pay off the capital one and use the remainder of the loan to pay off some of the American Express. I usually pay more than $300 a month on my credit cards when I have the chance too Once the Capital One is paid off and part of the American Express is paid off, the lending club loan payment will take place of my monthly payment that I was paying to Capital One 3) Rent/Mortgage 1500 Utilities/Food/Other expenses 600 4) I have been current on paying my bills on time. The lending club loan will help me save a little more money a month on interest that I would have been paying on my Capital One credit card
What do you do at Lockheed Martin?	I am a Financial Analyst
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Capital One $8000 @ 17% American Express 12000 @ 15% I will be paying off the American Express with the loan and I will be using the remainder to pay off some of the American Express
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	Yes, I owe mortgage on my home and the deed/title is in my name. I currently do not have a HELOC

Member Payment Dependent Notes Series 510055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510055	$11,500	$11,500	10.99%	1.00%	May 12, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510055. Member loan 510055 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	Augusta Public Defender's Office	Debt-to-income ratio:	23.96%
Length of employment:	5 years	Location:	Martinez, GA

Home town:
Current & past employers:	Augusta Public Defender's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > My goal is to be debt free by the end of the year 2012 and to live debt free the rest of my life. Being able to consolidate debt would be such a great way to start on that path. Borrower added on 05/02/10 > I am a very responsible person. Just ran into a snag. When I was in private practice we took on a malpractice case which at this time still has not settled. I made purchases for my home with the expectation that the case would settle, however there are still several depositions to be taken before they can come to a final settlement of the case. I could really use the help to consolidate my debt until things get back on track. Than you.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,230.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Augusta Public Defender's Office?	I am a legal secretary. I was in private practice with the attorney I work for now for 15 years. We closed our office 5 years ago and came to work for gpdsc.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have a credit card with bank of America eith a $7500 balance at 9 percent interest. I have a sears card with an $8700 balance at 24 percent interest. I have a macy's visa with a $6300 balance at 24 percent interest. I have a ann Taylor loft mc with a $3500 balance. I have a HSN card with a $3000 balance at 22 percent interest. I wanted to consolidate all the cards together but was not approved for the full amount. So I would like to pay off the macy's visa, ann Taylor loft and HSN card. This will help me alot. I font have any bills so I can easily pay $1100 to $1200 a month to try and get things paid off. The reason I have this amount of debt is because I am expecting a fee from a settlement on a private practice case we handled for someone. The case has taken a while to settle and may take a little longer than expected.
When are the depositions scheduled for?	They have had several depositions with doctors involved in the case. The last one was in December but had to be rescheduled due to a conflict with the doctor and attorneys getting together. I'm not sure when the next depostion will take place. We have new attorneys involved in the case since I came to work for the Public Defender's office. We can not have private practice cases if we work for and are paid by the State. This case has been ongoing for 3 years. It involves a death. I am hoping that this case will settle within the next year or 2 at the most.

Member Payment Dependent Notes Series 510082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510082	$25,000	$25,000	18.30%	1.00%	May 11, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510082. Member loan 510082 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	S & L Industrial	Debt-to-income ratio:	15.20%
Length of employment:	10+ years	Location:	Lovell, WY

Home town:
Current & past employers:	S & L Industrial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > My husband had a stroke in 2008. During this time, I missed a house payment. I payed it online. While doing bills, I took the amount out of the checkbook, but never went on line to make the payment. That is where the missed payment on the credit history comes from. We lost about $40,000.00 a year income due to my husband???s health in 2007. He is now on social security disability. Although he is only 40 years old, he has had numerous health issues. The public record is from a Chapter 7 medical in 2000. The loan will pay off all credit card accounts except for one with a $4000.00 balance. Due to high cobra premiums ($487-1100.00 per month over the last two years), we have relied heavily on credit. My husband will now be on medicare with a supplemental policy beginning in June. The reason for debt pay off is that we have one child currently in college and another one starting in two years. I would like all credit card debt gone by the time the second one enters college because there is another son entering one year after him.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	18
Revolving Credit Balance:	$16,791.00	Public Records On File:	1
Revolving Line Utilization:	87.00%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates on all your credit cards and loans? Could you explain the delinquency as well as the public record? Your high gross income indicates that this could be a great loan for investors, but this information is important. Thanks in advance.	We have 25 different credit cards, all with balances from 500.00-4000.00. My husband had a stroke two years ago (age 40). His income was reduced from 4500.30 a month to 1589.00 on disability. Prior to that, we used credit cards a lot and payed them off every few months. Now having so much credit card debt is not good. We just want to get rid of it quickly. Most cards are 21.99%
What is S & L Industrial and what do you do there?	A highway construction company. I am a Project Manager. Actual payments per month are around 1500.00. I plan to have the loan paid back in less than 24 months. One late payment was just a bill left in my purse when I thought I mailed it. Public record was Chapt 7 from 2000 for huge medical bills.
Lenders view loan applications showing the Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals but not individual items- Revolving Credit Balance (RCB) total $ debt but not $ balance owed each credit grantee- Amex, Home Depot, MC, Visa, etc); and- if borrower provided- the narrative information. I am interested to help fund your $25,000 DC loan but first I have these SIX questions: (1) Provide brief description employer S and L Industrial? (2) Position (Job/Role) is for employer? (3) C R shows $16,791 RCB debt (87.00 pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT the CC minimum $ payments DUE per month.) (4) Transunion CR shows 1 payment delinquency to a unidentified credit grantee 18 months ago. Explanation is? (5) Transunion CR shows 1 Public Record on File from 100 months ago. Court judgment? Lein? Wage garnishment? Or Bankruptcy- was it Chap 7? (liquidation) Chap 11? (reorganization) Or Chap 13? (wage-earners plan (6) If the borrower's required employment -income verification "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues 3-year term note that has NO prepayment penalty. Length of time you intend loan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 year to 2 years? 2 yearsto 3 years maximum? Thanks for answers all SIX questions. Member 505570 USMC-RETIRED 04.30.10 @ 5:47 AM.	Type your My husband had a stroke in 2008. During this time, I missed a house payment. I payed it online. While doing bills, I took the amount out of the checkbook, but never went on line to make the payment. That is where the missed payment on the credit history comes from. We lost about $40,000.00 a year income due to my husband???s health in 2007. He is now on social security disability. Although he is only 40 years old, he has had numerous health issues. The public record is from a Chapter 7 medical in 2000. The loan will pay off all credit card accounts except for one with a $4000.00 balance. Due to high cobra premiums ($487-1100.00 per month over the last two years), we have relied heavily on credit. My husband will now be on medicare with a supplemental policy beginning in June. The reason for debt pay off is that we have one child currently in college and another one starting in two years. I would like all credit card debt gone by the time the second one enters college because there is another son entering one year after him. answer here.
Hello. What is it that you do for S & L Industrial? What is the reason for the loan? If it is to pay of credit cards please list which ones, how much and at what APR. What is the public record that you have on file from? What was the reason for your delinquency 18 months ago? Thanks in advance for answering and good luck on your loan request.	TypeMy husband had a stroke in 2008. During this time, I missed a house payment. I payed it online. While doing bills, I took the amount out of the checkbook, but never went on line to make the payment. That is where the missed payment on the credit history comes from. We lost about $40,000.00 a year income due to my husband???s health in 2007. He is now on social security disability. Although he is only 40 years old, he has had numerous health issues. The public record is from a Chapter 7 medical in 2000. The loan will pay off all credit card accounts except for one with a $4000.00 balance. Due to high cobra premiums ($487-1100.00 per month over the last two years), we have relied heavily on credit. My husband will now be on medicare with a supplemental policy beginning in June. The reason for debt pay off is that we have one child currently in college and another one starting in two years. I would like all credit card debt gone by the time the second one enters college because there is another son entering one year after him. your answer here.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step is a required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what specific income documents to submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, an IRS T4506 Request for Copy Income Tax Return. After the Credit Review is completed, application that all lenders view will reflect loan's status as "Approved" for later issue. An "Approved" status benefits the borrower because: (1) The loan will attract lenders "Fence Sitting" until the required was completed before they commit their $. (2) After completed, funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review THE "KEY" ingredient to every borrower's loan successful funding. Credit Review is considered to be PROACTIVE and can be completed quickly if INITIATED by borrower. BEST IF CREDIT REVIEW IS COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES CHAIN-DELAYS. Information benefits a 1ST-time L C borrower. Lender 505570 US Marine Corps-RETIRED 04.23.2010 @ 2:57 PM ET.	Thanks, I will
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Yes we do. Home value is 150,000.00, loan is 87,000.00.

Member Payment Dependent Notes Series 510090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510090	$10,000	$10,000	9.88%	1.00%	May 5, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510090. Member loan 510090 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,125 / month
Current employer:	Perdue Farms Inc	Debt-to-income ratio:	14.16%
Length of employment:	10+ years	Location:	WILLARDS, MD

Home town:
Current & past employers:	Perdue Farms Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,968.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Perdue Farms Inc and what do you do there?	Perdue is a billion dollar poultry company. Owned by the Perdue Family. Head Quarters in Salisbury, Md I am a Key Account Manager and have been there for 22 years this May. I manage the Sales and Marketing for all the corp accts in the foodservice division (ie Sysco, US fFoodservice) plus all the Member groups as well.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	My house was paid off in full years ago. It is in my name only. No! Heloc.
What are your projected $ monthly costs (mortgage/rent, car, utilities, CC debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q..	Electric 146 cable 132 phone 67 cc 300 car is paid off, dad pays insurance gym 60 water 70
Revolving credit balance seems a bit high. Please explain nature of balance (cc, auto??) and what rates are.	Pool. waiting for my CD's so I can pay off within by Jan 2011

Member Payment Dependent Notes Series 510125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510125	$10,500	$10,500	11.36%	1.00%	May 6, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510125. Member loan 510125 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Xtra Lease	Debt-to-income ratio:	15.27%
Length of employment:	3 years	Location:	Richmond, VA

Home town:
Current & past employers:	Xtra Lease
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > Still need more investors!!! Borrower added on 05/01/10 > I have a very stable job, just need extra money for moving and paying off credit cards. Guranteed to pay back every month! Borrower added on 05/02/10 > Almost there!! Still need more investors! Please!! Borrower added on 05/03/10 > Almost there! Any more questions anyone? Borrower added on 05/05/10 > Just a little bit more! Thanks to all my investors so far. Great investment!!!

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1975	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,267.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Xtra Lease and what do you do there?	Xtra Lease is a trailer rental and leasing company. I am a Operations Manager for the Richmond VA market. You can find more info at www.xtralease.com if you would like.
What are your other $ monthly costs (mortgage/rent, car, utilities, student loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q..	Only a monthly rent of $800 all utilities included. Cell phone is $80 a month. $100 grocery budget and car is paid for.
What is it you plan on using the requested funds for?	Credit Card consolidation.
Are you moving locally or long distance?	I just moved from Atlanta to Richmond VA. I guess you can consider that long distance.
In your Description you say "...just need extra money for moving.." which sounds like you are planning on moving? Please clarify? Thank you in advance.	All of my stuff is still in Atlanta. I will need extra money to pack and transport my stuff from atlanta to richmond.
Your profile information states you have a mortgage, but in one of your answers you mention rent. Do you pay a mortgage on your home or do you rent? Please clarify, thanks!	So sorry for the error. I do pay a mortgage. I have no clue why I put rent. Sorry for the mistake.

Member Payment Dependent Notes Series 510148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510148	$5,000	$5,000	14.96%	1.00%	May 5, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510148. Member loan 510148 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	UPS	Debt-to-income ratio:	16.11%
Length of employment:	2 years	Location:	louisville , KY

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/29/10 > paying off smaller bills Borrower added on 04/29/10 > -im always on time if not early on paying my bills -by getting this loan i will be paying off most bills, therefore leaving me with just 2 bill payments to keep up with. alot easier to remember and manage -my job is very stable...I work for UPS in louisville ky. which is one of the largest hubs in the US. Also i have a second job working for a very stable and successful Lowes in louisville. I am a CSA in building materials there. Love both jobs and have room to grow in both jobs which means better pay.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,877.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is a CSA?	a CSA is a "customer service assiocate"
Hello. Please include the balance(s), interest rate(s), required minimum monthly payment(s) and your normal monthly payment(s) for the debt you will be paying off with this loan. Additionally please explain the 7 credit inquiries on your credit report and if they will result in additional debt. Thank you	Master card...balance-500...inter.rate-24% min. payment- 20$...(40)$ what i normally pay. Sears card....balance-900...inter.rate-20's% min. payment-30$...(50)$ " Line of credit loan...balance 2500...inter.rate-around 20% min.payments-50$...(70)$ " Best buy...balance-1000...inter.rate-20's% min. payment 50$...(65)$ " Also your question on additional debt...NO once i have payed off each bill....they will be cancelled,cut up and thrown away. My goal is to get back on track so im starting early!
Thank you for your quick response. Will you also explain the 7 credit inquiries on your credit report. Inquiries show up when applying for additional credit, applying for apt rental approval, mortgage etc. 7 inquiries in 6 months is a high number so please explain the inquiries as well. Thank you. p.s. Cancelling credit accounts may negatively impact your credit score so make sure you do some research before cancelling them.	When you ask that question before i really didnt know what it meant....im sorry im learning! Im trying to think...i know that i have went to see about loans at other places...but the reason why i didnt go with them is because there interest rate was real high....but i only went to two places. Im learning more and more about how this credit thing works everyday....some of which i dont understand and some i do. thank you for that advise!! i will take it anytime. The other 5...the only thing that i know what it could be is applyin for credit cards. For some reason i thought i should get a credit card for emergency only. I remember getting back some saying that i was denied. i never understood why i was getting denied because i have good credit i pay my bills off and on time. Ever since i got a new car...it seems like no one trusts me. I guess i can understand becasue they dont know me. Safe_bet, all i want to do is just get rid of the high interest rate credit bills. I would never be asking you and others for help if i didnt think it was worth it. Thanks again and please give advise i will take it anytime!!!

Member Payment Dependent Notes Series 510161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510161	$10,800	$10,800	7.88%	1.00%	May 6, 2010	May 13, 2013	May 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510161. Member loan 510161 was requested on April 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Fairview Health Services	Debt-to-income ratio:	12.40%
Length of employment:	3 years	Location:	Farmington, MN

Home town:
Current & past employers:	Fairview Health Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/29/10 > I'm looking to eliminate debt I have left over from my University of Michigan degree. I have been very successful in the IT field for 7+ years. Please feel free to ask any questions.

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,862.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Fairview Health Services, and what do you do in your role there?	I'm a PACS Administrator. I'm responsible for the PACS system. It holds all the digital images for Xray, CT, MRI, Ultrasound, Mammography, etc. I work specifically with the University of Minnesota hospitals. They are part of the Fairview system.

Member Payment Dependent Notes Series 510350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510350	$5,000	$5,000	7.88%	1.00%	May 11, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510350. Member loan 510350 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Danbury Hospital	Debt-to-income ratio:	0.40%
Length of employment:	8 years	Location:	DANBURY, CT

Home town:
Current & past employers:	Danbury Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Yes, that's correct. I am currently finishing off remodeling. I still have painting, wood floor and trim work to do. I think with that amount of money I could get all the work done by this summer.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$526.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. It appears that you pay off your credit card in full each month; is that correct? Can you tell us a little about the home improvement you have planned? Your answers are appreciated. Wishing you the best.	Type your answer here. Yes that is correct. I've always paid my bills on time, which is very important to me. I am remodeling my condo e would like to finish it off by this summer. There is painting, wood floor in two bedrooms and stairs that need to be done and as well as trim work and a couple of interior doors to be changed. there is also a patio and a small garden area to beautify.
Please describe your employment (job and responsibilities) and tell me more of the home improvement you are planning.	Type your answer here. Hi, I am a nursing assistant in a Rehabilitation unit. I've been working at this hospital for over 8 year. I am also finishing my nursing (RN) degree at the end of the year, which is funded by the hospital. I am currently finishing remodeling my condo but there is a lot of finish work to be done. I have to put wood floor in the two bedrooms and stairs and hallway. there is also painting (interior) and trim work to be finished.
What is your position with Danbury Hospital? What was the 1 credit inquiry on your record in the past 6 month?	Type your answer here. Hi, I am currently a nursing assistant, working in a physical rehabilitation unit. I work for the hospital over 8 years and I am also finishing my nursing degree (RN) at the end of the year. I do not recall why I had this credit inquiry. I applied for initially for a home equity loan and maybe that has originated such credit inquiry. Thanks.

Member Payment Dependent Notes Series 510354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510354	$3,600	$3,600	14.59%	1.00%	May 7, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510354. Member loan 510354 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,083 / month
Current employer:	JCPenney Corp	Debt-to-income ratio:	8.13%
Length of employment:	1 year	Location:	FORT MYERS, FL

Home town:
Current & past employers:	JCPenney Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	23
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at JCPenney Corp?	Retail Associate working 30+ hours a week.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	I have never taken out a mortgage.
What is the major purchase?	Expensive car repairs mainly a new engine but also new belts, crank sensor, oil pressure sending unit, spark plug and wires, exhaust gasket, exhaust manifold, and new oil and filter.
What is the purpose of this loan?	The purpose of this loan is to get some major repairs done on my car. Last week the engine block cracked (the mechanic is unsure of what led to this). The money will be used for a replacement engine that has roughly 100K less miles on it, new belts, new spark plugs and wires, a new crank sensor and oil pressure sending unit, exhaust gasket, new manifold, and new oil and filter.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	I have never taken out a mortgage.
what type of payment were you delinquent on, around 2 years ago?	A credit card payment. I had left my job at that time so that I could care for my ailing father, who has since succumbed to lung and brain cancer. Because I had no employment I was unable to make payments until I regained employed status in 2007. This account has since been paid off and I am no longer an account holder at First Financial Bank USA.

Member Payment Dependent Notes Series 510364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510364	$6,500	$6,500	16.07%	1.00%	May 6, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510364. Member loan 510364 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	16.28%
Length of employment:	10+ years	Location:	Kohler, WI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > Secondary repayment sources if necessary. Redemption of shares in stock investment club($3000) or redemption or redemption of $9000 529 college savings plan.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1976	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	28	Months Since Last Delinquency:	8
Revolving Credit Balance:	$45,398.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); The condensed Transunion Credit Report (line totals ,i.e., Revolving Credit Balance (RCB) total $ debt owed but not the $ balances owed to credit grantees Amex, Home Depot, MC, Visa, etc); And, if provided, the borrower's narrative. I am interested to help fund your $6,500 Education-Training category loan but first I have these FOUR questions: (1) Income source? (If self-employed what is your occupation? Or business description?) (2) C R shows $45,398 RCB debt (72.00 pct usage all credit lines). Payments paid per month on all RCB debts are what $ amount? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (3) Transunion CR shows 2 credit payment delinquencies within past 2 years; most recent delinquency was 8 months ago. Explanations are? (4) If borrower's required employment-income verification a/k/a "Credit Review" result is that loan "Approved" for issue and later 100 pct funds, L C issues a 3-year term note that has NO prepayment penalty. Length of time initially that you intend loan to remain active before lenders receive final payment: < than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks for answers all FOUR questions. Member 505570 U S Marine Corps-RETIRED 05.01.10 @ 6:27 AM.	Thank you for your consideration. I own a company which manufactures ice dispensing systems. The company has been in business since 1929 although I purchased it in 1995. The revolving debt on my CR is a $40,000 HELOC which I use for working capital in my business. The rest are small balances on business credit cards. I pay $500 per month on the HELOC which is half principal and half interest. I use the money to fund inventory and receivables.I have no personal debt on credit cards or on our three cars. Just a mortgage on my residence. I do have student loans which I took out to pay tuition for my youngest son. I think I missed one house payment last year when my customers began paying me slower and I had a customer in Ireland go bankrupt and default on his receivable. It took me a few weeks to get by that shortfall. My intention is for this loan to be short term (6 months or less but should it be funded am open to delaying repayment consistent with the investors objectives
Current employer or source of income?	My income currently comes from my business which is a manufacturer of ice dispensing systems. The company has been in business since 1929. I purchased it in 1995. I also receive $740 per month from lease payments from two commercial buildings in Indiana and approximately $500 per month from free lance writing for various clients.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES CHAIN-DELAYS. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED 05.01.02010 @ 11.25 AM ET.	I would like to be proactive to verify my employment and income. My company is a C-corp and I am a paid employee. What documentation should I provide? Thanks.
You might want to correct the spelling in your title.	I know it looks stupid.. I tried but couldn't figure out how to edit it.

Member Payment Dependent Notes Series 510370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510370	$10,000	$10,000	7.51%	1.00%	May 7, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510370. Member loan 510370 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	North Shore Business Tech	Debt-to-income ratio:	8.59%
Length of employment:	10+ years	Location:	Racine, WI

Home town:
Current & past employers:	North Shore Business Tech
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	75
Revolving Credit Balance:	$8,007.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is North Shore Business Tech and what do you do there?	Office equipment(copiers,faxes,computer networks) dealer. We sell and service office equipment. I am a service tech
Hi. What are the sources of debt that you will be consolidating? Thanks.	Credit cards
What is North Shore Business Tech and what do you do there? Since this is a debt consolidation please list the debts that WILL and WILL NOT be paid off using this loan. Thank you in advance. Please disregard if you've already answered these questions from another lender.	Office Equipment Dealer, and will pay off high % credit cards

Member Payment Dependent Notes Series 510374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510374	$5,000	$5,000	13.85%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510374. Member loan 510374 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Edward Jones	Debt-to-income ratio:	14.43%
Length of employment:	4 years	Location:	SAINT LOUIS, MO

Home town:
Current & past employers:	Edward Jones
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I plan to use the funds to consolidate my credit card debt. After paying off existing balances, I am canceling the cards and concentrating on maintaining a realistic budget.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	29	Months Since Last Delinquency:	5
Revolving Credit Balance:	$13,425.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Edward Jones?	I am a continuing education specialist. I oversee that our adviors complete the proper education to maintain their licenses to do business.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Will pay off: Gap Credit Card - outsanding balance $ 2000 Nordstrom Credit Card - out standing balance $3200 Won't pay off: Student Loans - outstandng balance $17000 Us Bank Loan - $outstanding balance - $6000
Can you please explain your 3(!) delinquencies in the last 2 years? Thank you.	sometimes I forget to pay the bills. it's best that I be set up with direct payments so I can assure the payments are made on time each month.

Member Payment Dependent Notes Series 510382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510382	$5,325	$5,325	10.62%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510382. Member loan 510382 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,957 / month
Current employer:	US Government	Debt-to-income ratio:	15.95%
Length of employment:	< 1 year	Location:	COLUMBUS, GA

Home town:
Current & past employers:	US Government
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,264.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have two credit cards and one line of credit with balances as follows (one monthly payment for each are scheduled to be made within 2 weeks): CC1: 2,750.00 CC2: 448.63 LOC: 2,133.90 All are included in the debt consolidation request. The goal is to attain the lowest APR from lenders to offset the APRs that are set with the accounts in this request. Let me know what is the lowest APR you can set for me based on the total balance. Thanks.
What were the 2 recent credit inquiries for?	One was for a refinance on my sole vehicle to lower my interest rate, which I achieved by about 2 percent and for the current debt consolidation inquiry. There may also be an inquiry to purchase a new vehicle, which I was thinking of trading in my current vehicle but decided to retain the current vehicle and try to attain a lower rate.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I was employed at Science Applications International Corp. for 4 years. I left SAIC as a contract worker and accepted a permanent government position on the same military installation to solidify my future working for the government for retirement purposes.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? Please give a job description of your position with the government? Are you a census taker?	I was employed at Science Applications International Corp. for 4 years. I left SAIC as a contract worker and accepted a permanent government position on the same military installation to solidify my future working for the government for retirement purposes. I currently work for the military in an Intelligence Analytical capacity.

Member Payment Dependent Notes Series 510418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510418	$12,250	$12,250	11.36%	1.00%	May 10, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510418. Member loan 510418 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	ARTnews	Debt-to-income ratio:	21.90%
Length of employment:	3 years	Location:	Roselle, NJ

Home town:
Current & past employers:	ARTnews
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > Want funds to consolidate credit card debt into low APR and fixed monthly payment to payoff in 3 years or less. Borrower added on 04/30/10 > 10k of my revolving debt is a home equity line of credit I opened to finish the basement of a rental home I own out of state. Borrower added on 04/30/10 > The lower APR and fixed payment would allow me to allocate additional funds monthly to the principal balance, which I expect to pay in full within 18 months. Borrower added on 04/30/10 > The rental home used to be my primary residence before moving to the east coast. I have been renting it for the last 3 years and am currently making a small monthly profit off of it which covers the monthly payment on the home equity line of credit. I did not include the income from this rental in my application and would not use the funds to pay off this loan, as it is at 6.41% (and tax deductable). Borrower added on 05/02/10 > Rental property located in Indianapolis, IN. Little about me: Undergrad: DePauw University. M.A.: Indiana University. Have not accrued new debt in the last 2 years. All debt is left over from college and grad school. APR's have skyrocketed up to 28.99% in the last 6-12 months. Just want to get it into a low APR and get rid of it for good!!!

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,759.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ARTnews and what do you do there?	ARTnews is the oldest and largest circulating international fine art publication. It has been around for 108 years and has a circulation of over 78,000, which is ABC audited. We have taken a less than 5% hit in our circulation since the start of the recession. Our readers are affluent art collectors with an average net worth of over 1.8 million. I am an Account Executive.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Wanting to consoldate high APR credit cards that have skyrocketed to as high as 28.99 in the last 6-8 months. Paying $446/month now in minimum payments, so the $403 this would consolidate it to would be less than I am spending now and would be paying off balance in 3 or less years. BOA: 3,350 (28.99%). Discover: $6,200 (23.99%), Wells Fargo: 1,100 (20.00%). Kittles (furniture): $1,700 (23.99%)
What are your other $ monthly costs (not counting the rental) i.e. rent, car, utilities, insurance, phone, internet, food, gym as applicable? Thanks for your answer to this Q	Rent: $500/month. I don't own a car. Train/transportation to work: $154/month. Cell Phone: $30/month (after phone credit I get from my company). I share an apartment, the $500 includes all utilities, tv, etc. Students loans: $123/month. Health insurance is paid out of my paycheck.

Member Payment Dependent Notes Series 510465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510465	$14,000	$14,000	11.36%	1.00%	May 12, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510465. Member loan 510465 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,539 / month
Current employer:	NYS Unified Court System	Debt-to-income ratio:	21.92%
Length of employment:	9 years	Location:	Yonkers, NY

Home town:
Current & past employers:	NYS Unified Court System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > Actually, I am confident that I will be able to to repay this loan fairly quickly. Since I work in criminal court our caseload is ever-increasing. It ensures steady income. Thankfully, I have always repaid all money ever owed. This loan will enable me the ease of making one single payment instead of multiple ones. Borrower added on 05/02/10 > Thank you all who have funded my request so far. Please focus on the fact that I have always paid what I owe. The only reason I decided to try this club is because I have yet to receive money I am expecting. My son starts college in September and I want to simplify my finances before then. Borrower added on 05/03/10 > Once again, thank you all. I did not include my husband's salary when I applied for this loan. But it is an extra 60K a year. We are able to meet our obligations but we are looking to have less bills. Borrower added on 05/04/10 > I appreciate the support. You will be happy with your decision. Right now I am on a promotional exam list but I know it will not happen before 2012. Borrower added on 05/06/10 > Thank you! Borrower added on 05/07/10 > For two years now I have worked overtime that generates approximately an extra $5K a year. My husband makes about $3K a year in overtime. If the loan is fully funded I can submit paystub as proof. This weekend I may be assigned to work so I will not check in again until Monday. Thanks again! Borrower added on 05/10/10 > Oh guys! Thank you for presenting me with the hope of having the opportunity to clean up our finances. It will make a tremendous difference in my life. I requested to only consolidate some accounts because the balance on the remaining account is only 5% interest & I plan to pay it off within a year. I am very serious about this. Our plan is to save as much as possible and retire early. Thanks again. Fully funding my loan is in your hands.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,014.00	Public Records On File:	0
Revolving Line Utilization:	65.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at the NYS Unified Court System?	Type your answer here. Senior Court Clerk
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Type your answer here.Sure. It will cover a 19% interest Visa balance of $9,100 and two other department stores card total balances of $2,500..interest is 26%.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	Type your answer here.My husband and I do not have a mortgage. But we do have a title for our apt in our name.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	Type your answer here.No mortgage is owed. We do have a title in our name. My husband & I are interested in a short term commitment, not a second mortgage though.
Your credit history indicates that you have 26K outstanding. Could you outline your current debts with balances, APR, monthly payment as well as indicating which ones you will be paying off with this loan?	Type your answer here.Sure! Just one question, can you see the questions I answer from other investors? Your question is similar to another. The thing is that $ I was expecting has yet to be received. In order to save $ with interest I thought I might jumpstart the process. Visa $9100 19%, 2 department store credit cards $2500 26%
I can see the answers now, but I believe that we do not see the questions from others until you have answered the question. I must have asked my question before your answers to the other questions appeared.	Type your answer here.Oh, I see. Thanks!

Member Payment Dependent Notes Series 510474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510474	$10,000	$10,000	14.22%	1.00%	May 6, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510474. Member loan 510474 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,540 / month
Current employer:	University of Florida	Debt-to-income ratio:	8.65%
Length of employment:	10+ years	Location:	Gainesville, FL

Home town:
Current & past employers:	University of Florida
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/02/10 > Loan requested will fund, roof, furnace and landscaping. Bought home in 2003 and have renovated from studs up. Remaining projects are roof, furnace, and landscaping. This will remain my home for next 20 years at least, and property value has held up through bad economy, so investment into the property is a sound investment. Thank you for your consideration. Borrower added on 05/03/10 > I make a little over $186,000 and have been at the University of Florida for a little over 33 years. I hold a leadership role and am a lifelong resident of Gainesville. I have been rehabing my home since 2003 paying cash for each project as I undertook it. I am running out of steam and would like to hire someone to do these last three projects, and be to a point I can sit back and enjoy my beautiful home. I appreciate your considering my loan request.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	8	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at University of Florida and what do you do in that role?	I would like to respectfully respond only that I hold a leadership role at the University of Florida and have been employed at UF for 33 years. Thank you for the inquiry.
What is the home improvement project?	We will be replacing our 15 year old roof and replacing our furnace. Our home was built in 1966 and we bought it in 2003. We have renovated it from the studs up, and are down to the roof and furnace updates. We think this will be a sound investment and should carry us through until we leave our home to our children in our will! Thank you for your consideration.
Lenders view applications featuring Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); The condensed Transunion Credit Report (line totals ,i.e., Revolving Credit Balance (RCB) total $ debt owed but not the $ balances owed to credit grantees Amex, Home Depot, MC, Visa, etc); And, if provided, the borrower's narrative. I am interested to help fund your $24,000 Home Inmprovement category loan but first I have these TWO questions: (1) Your position (Job/Role) is for employer University of Florida? (2) If borrower's required later employment-income verification a/k/a "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues a 3-year term note that has NO prepayment penalty. Length of time that you initially intend loan to remain active before lenders receive final payment is: < than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks for answers BOTH questions. Member 505570 U S Marine Corps-RETIRED 05.01.10 @ 6:13 AM.	To maintain anonymity, I would prefer to not be more specific than to say that I hold a leadership role. I have have been employed at UF for 33 years and will not retire for another 8 to 10. In answer to your second question, I will use the full 3 years to repay. Thank you for your consideration.
Hello! Please provide a detailed Loan Description and explain the two Delinquencies on your Credit History, one with the last four months. Thank you.	Thank you for your consideration. Loan purpose is for new roof for 1966-built home and for furnace replacement. Have renovated home from studs up since purchasing in 1993 and have these remaining two projects before we can sit back and enjoy. One of the two delinquencies was mortgage payment on-line payment issue. I made payment on-line, and thought I had completed the payment process, but failed to hit "confirm" button. So while I thought the payment had been made, I had never actually completed the process. By the time I balanced my bank statement and saw that the payment had never processed, it was too late to reverse the delinquency. Uggg. I actually do not know what the other delinquency in the past two years is. It certainly isn't anything within the last year. Thank you again for your consideration.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES CHAIN-DELAYS. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED 05.01.02010 @ 2.47 PM ET.	Thank you for providing this valuable information. As soon as I receive the deposit enabling bank account verification, I will complete all next steps as quickly as possible and have required documents on hand to submit right away. Thank you again.
How much of the 24K is for the roof, and how much for the furnace?	$12,000 for the roof, $6,000 for the furnace and installation (is being relocated out of the hall and into a utility room) and $6,000 for landscaping. I had failed to mention the landscaping in my original description, but I added it in "more loan details", but that added statement has not been approved for adding to my loan details yet. Should be shortly. Thank you.
Hello! Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Will do. Thank you for the guidance.
Are you in a professor type position with tenure or a management type position without tenure? (actually, maybe those positions are also have tenure? I don't know how it works -- just trying to assess risk of job loss) Thanks	You are correct in making the two distinctions. I hold a senior administrative position, having worked my way up from the bottom over the past 33 years. While both professors and administrators all serve on one year contracts, there is no absolutely no reason to believe my 33 years at UF won't roll into 44 by my retirement date. Even if my contract was not renewed for some unknown reason, my retirement income, given my minimal expenses, would be more than sufficient to cover this loan payment. Thank you for your inquiry!

Member Payment Dependent Notes Series 510485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510485	$5,600	$5,600	11.36%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510485. Member loan 510485 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Jones, Foster, Johnston & Stubbs, P.A.	Debt-to-income ratio:	24.82%
Length of employment:	4 years	Location:	Palm Beach Gardens, FL

Home town:
Current & past employers:	Jones, Foster, Johnston & Stubbs, P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I have been a legal secretary for 11 years and am currently enrolled in school to obtain my Paralegal Degree. This loan will be to fully fund my degree, incuding classes, books and other necessary legal materials. Please feel free to ask me any questions you may have. Thank you for your help!

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	36
Revolving Credit Balance:	$11,211.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Jones, Foster, Johnston & Stubbs, P.A.?	I am a legal secretary.
Where would you get the degree and how much would it cost?	I attend Palm Beach State College. The degree, including classes, books and legal materials total about $6,000.
Will you continue at your current job/salary while you are training? What are your other $ monthly costs - rent, car, utilities, any CC/loan payments (beyond this loan), insurance, phone, internet, food, gym as applicable? Thanks for your answers to these 2 Qs....	Yes, my salary will remain the same through my time at school. My monthly bills total about $1500 which include rent & utilities, car, insurance, gas, cell phone, groceries.

Member Payment Dependent Notes Series 510492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510492	$6,000	$6,000	10.62%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510492. Member loan 510492 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	La Frontera Center, Inc	Debt-to-income ratio:	15.90%
Length of employment:	< 1 year	Location:	Tucson, AZ

Home town:
Current & past employers:	La Frontera Center, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > Consolidating $6000 of credit card debt between 2 accounts.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,990.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is La Frontera Center, Inc and what do you do there? Where did you work prior to that?	La Frontera is a non profit agency that provides behavioral health treatment to under served families in Tucson, AZ. Primarily, those whom are on AHCCCS, which is Arizona's Medicaid. My official title position is a Child & Family Facilitator on the children's intake team. I assess children for services and diagnose them with approval of clinical supervisor. I was just promoted and have started transition to my new position, Utilization Management Specialist, which entails administrative duties. I accepted this position because I felt it was the right step forward to enriching my future career. I'm in the process of applying for to enter the masters program, Public Administration, at the University of Arizona. My job before this was at another non profit agency called La Paloma Family Services. It was another social service agency that was mostly founded by the group homes for teenage children.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is your job description at La Frontera? Are you a US citizen?	I worked at another non profit agency called La Paloma Family Services. However, I'm still employed there part time completing clinical documentation. The schedule is flexible enough for me to work after 5 PM and on the weekends which is great. Plus, I take the work home and type on my computer. I first started there around May 2008, after graduating from college. I was hired at La Frontera on September 2009 due to an opportunity to enrich my clinical skills. I assess children and refer them to appropriate services, such as behavioral groups or placement at inpatient/outpatient treatment centers. Also, under clinical supervisor provide a general diagnosis from assessment, which helps doctor's know general concerns. Although, I do not feel that the question of US citizen is appropriate, I'd be happy to answer your question. Yes, I am a US citizen. I'm Filipino/American. Dad is Caucasian and is a retired Marine.

Member Payment Dependent Notes Series 510507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510507	$4,200	$4,200	13.48%	1.00%	May 11, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510507. Member loan 510507 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	hilton	Debt-to-income ratio:	7.40%
Length of employment:	< 1 year	Location:	New Orleans, LA

Home town:
Current & past employers:	hilton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I plan to use this funding to complete my home after still getting the run around with fema after Katrina and Rita. I need to still buy floors, cabinets, and sheetrock the bathrooms, also i need to buy lights fixtures and furniture. mainly i need to pay for the labor to be done. i'm job is very secure and so is my boyfriend who is helping me get back into my house. i pay my bills on time which i think makes me a good borrower.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	1
Revolving Credit Balance:	$2,863.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the hilton?	Laundry Attendent
Please list your monthly living expenses.	About $575
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	i own the house yes it is in my name and no i do not owe anything on the house.

Member Payment Dependent Notes Series 510511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510511	$6,000	$6,000	15.33%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510511. Member loan 510511 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,433 / month
Current employer:	Citrix Online	Debt-to-income ratio:	15.02%
Length of employment:	6 years	Location:	Santa Barbara, CA

Home town:
Current & past employers:	Citrix Online
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I plan to use this money to consolidate my credit card debt. All my credit card interest rates were raised at the end of last year; I closed most of my credit card accounts when the interest rates were raised. This loan will help me pay off my credit card debt at a lower interest rate, provide me with one easy payment every month, and give me a reliable time line to be debt free.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,714.00	Public Records On File:	1
Revolving Line Utilization:	82.50%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Citrix?	I work as a System Administrator for the Information Technology Department
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	1. Mastercard $768.00 17.9% - *Will* 2. Visa $1188.00 14.15% - *Will* 3. Visa $1372.00 19.9% - *Will* 4. Visa $1165.00 26.24% - *Will* 5. Visa $2269.00 21.24% - *Will* 6. Discover $2869.00 19.9% - *Will* 7. Dept Store $100 24.5% - *Will* 8. Auto loan $20,544.00 2.9% - *Wont* 9. Motorcycle loan $5850.00 9.9% *Will* I am upside down on my second vehicle loan and a small portion of this debt consolidation loan will allow me to sell this second vehicle and eliminate the monthly payment and insurance cost of this vehicle.

Member Payment Dependent Notes Series 510532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510532	$6,500	$6,500	7.51%	1.00%	May 6, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510532. Member loan 510532 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Bank of America	Debt-to-income ratio:	13.20%
Length of employment:	< 1 year	Location:	Richardson, TX

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,260.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at BOA and where did you work prior to that?	MLO Analyst with Bank of America. I previously worked with JP Morgan Chase for 6 months as a Foreclosure Analyst. I have only been out of school since December of 2008, so I have a short employment history.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have a loan with lending club where the principal balance was 4000, w/ a rate of 10%, and 36 months, the payment being 130.86. The principal balance that remains on that account is $3086.00. My other debt is credit card debt of $3300.00 that was incurred through travel overseas. All of the debt will be paid off with the loan I am applying for.

Member Payment Dependent Notes Series 510534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510534	$7,750	$7,750	7.14%	1.00%	May 6, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510534. Member loan 510534 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	SunGard Public Sector	Debt-to-income ratio:	14.35%
Length of employment:	10+ years	Location:	Sanford, FL

Home town:
Current & past employers:	SunGard Public Sector
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > This loan will free me from a credit card that has an extremely high interest rate and will allow me to pay this back a lot quicker than to the credit card company. Thanks.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,571.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The debt is for one credit card, balance aprox $9500 but the interest rate is at 27%. This wont't pay it off, since I was only approved for $7750, but I will be able to make it managable and should have the rest paid off fairly quickly.
What is SunGard Public Sector and what do you do there?	SunGard Public Sector is a software company that provides software for local governments and municipalities. My job is on the Business Intelligence team, which generates reports off of our databases, for our customers.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What amount of your current monthly payment for this debt will this loan replace? Will the combined payment be higher or lower than your current payment? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I am married and my wife also draws a salary, combined we earn approx $90,000. We do have a 2nd mortgage with a balance of just over $38,000 with a monthly payment of $415. This payment was included in with the monthly mortgage payment information provided when I signed up. The payment for this loan will be less than I'm currently paying the credit card, but it doesn't completetly pay off the balance, as indicated in a response to another question, but it will allow the remianing balance to be paid of far more quickly. The main reason for this loan is to lower the interest rate so we can pay off the debt quicker. We will be having the payment automatically drawn from our bank account.

Member Payment Dependent Notes Series 510544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510544	$5,500	$5,500	10.62%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510544. Member loan 510544 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Woburn Fire Department	Debt-to-income ratio:	14.47%
Length of employment:	1 year	Location:	WILMINGTON, MA

Home town:
Current & past employers:	Woburn Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I plan to use these funds to repair my personal vehicle. My Job at the Fire Department is very stable. My debt to income ratio is very low. Im a good borrower because I pay my bills on time and worked very hard over the past years to improve my credit report and score

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	48
Revolving Credit Balance:	$5,107.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of job do you do at the fire department? Also, could you explain the delinquency that is showing up on your application?	I am a firefighter/ Emt. The only delinquency I can think of is from my military star card? When i left the military I was unable to pay the 10 dollar payment by phone so I had to wait for a paper bill to send a check. I think that was about 4 years ago
What are your projected $ monthly costs (rent, car, utilities, any CC/loan payments, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	850.00 that includes car,ins,cell,cable.. I dont pay rent
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I worked at a broadband cable co. i was employed for over 3 yrs. I left because I was on the civil service waiting list for 4 years before I got the job at the firedept.. I worked full time up untill the date of hire from the firedept.

Member Payment Dependent Notes Series 510554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510554	$19,600	$19,600	16.07%	1.00%	May 7, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510554. Member loan 510554 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,725 / month
Current employer:	Accenture	Debt-to-income ratio:	22.11%
Length of employment:	3 years	Location:	Denver, CO

Home town:
Current & past employers:	Accenture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I acquired some debt through college and first couple years of employment transferring from office to office often making multiple rent payments. I have a degree in Mechanical Engineering and live in only one city paying rent for the next year before purchasing a place.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,815.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello, it is actually all credit card debt. Below is all of my information (copied from Excel); Name of card, APR and then balance. With this loan, I am going to pay off all but the BoA Golf Digest since it has a lower APR than the loan. I'm only taking out a loan so I can have one monthly payment and one APR. BoA Golf Digest 12.24 5512.34 BoA Visa 20.74 4407.07 CitiBank Visa 29.99 7005.23 Chase United 17.24 5958.08 Chase Freedom 18.24 2322.34
What is Accenture and what do you do there?	Accenture is a global consulting firm that employs over 150,000 people. It is considered one of the top 3 large consulting firms along with IBM and Deloitte. I am a PeopleSoft Technology consultant and work on Technology Architecture teams on projects that implement PeopleSoft EPR systems for fortune 500 clients. I've been employed with Accenture for 3.5 years and was promoted early for my performance. Please let me know if you have anymore questions.
Lenders view applications featuring Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); The condensed Transunion Credit Report (line totals ,i.e., Revolving Credit Balance (RCB) total $ debt owed but not the $ balances owed to credit grantees Amex, Home Depot, MC, Visa, etc); And, if provided, the borrower's narrative. I am interested to help fund your $19,600 DC category loan but first I have these FOUR questions: (1) Provide brief description employer Accenture? (2) Your position (Job/Role) is for employer? (3) C R shows $20,815 RCB debt (78.30 pct usage all credit lines). Payments paid per month on all RCB debts are what $ amount? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (4) If borrower's required employment-income verification a/k/a "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues a 3-year term note that has NO prepayment penalty. Length of time that you initially intend loan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks for answers all FOUR questions. Member 505570 U S Marine Corps-RETIRED 05.01.10 @ 5:49 AM.	Hello, thanks for your inquiry. Here are the answers to your questions: 1. Accenture is a global consulting firm that employs over 150,000 people. It is considered one of the top 3 large consulting firms along with IBM and Deloitte. 2. I am a PeopleSoft Technology consultant and work on Technology Architecture teams on projects that implement PeopleSoft EPR systems for fortune 500 clients. I've been employed with Accenture for 3.5 years and was promoted early for my performance. 3. I budget to pay around $800.00 a month. 4. I plan to pay it off early if possible. I'm currently positioning myself to get an offer from another consulting firm that will pay more and will come with a signing bonus. All extra income as well as the signing bonus will go towards this loan (in addition to what I currently pay). I do realize that the quicker I pay off this loan, the quicker my lendors get their money back (with the interest) allowing them to invest in more loans. Please let me know if there are anymore questions.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	Hello, I've tried to answer this question a couple times but think my reponse was too long and I get IE errors when clicking submit. I'm new to this, but am hoping that you can see my responses to other potential lenders. If you can't, please let me know. 1. Answered in previous 2. Answered in previous 3. Other monthly bills are as follows: Rent: $925 (Had been $1600 as I was paying rent in Chicago and Denver up until this month. It will be $925 going forward.) Cell Phone: $85 Car Payment: $582 Utilities: ~$200 Insurance: $180 CC payments: ~$800 Once I get the loan, the money budgeted for the CC payments will go towards the loan. Food is a bit more difficult to budget as I travel for work (100% of the time) and get a per diem to eat. 4. I've never made a late payment on anything I owe. I'm currently positioning myself to get an offer from another consulting firm that pays more, in turn using that as leverage to either get a raise/bonus, or just take the new job. My company is currently hiring as many people they can find with my skills, and I know that they need me as I had 5 projects try to book me. The fact that Accenture needs my skills, and they're hiring experienced people with my skills and paying them more just to get them in the door gives me confidence that I can either get a hefty raise or get paid more elsewhere. Also, since I travel 100% of the time, I am responsible for all of my work expenses (air, hotel, car rentals, taxis etc.) and maintain a 0 balance from month to month on my Corporate American Express card. The corporate card doesn't show up on my credit report since it is corporate, but it doesn't have a limit and I've used it for well over $100,000 worth of travel expenses over the past couple years.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what specific income document you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or a small business, IRS T4506 Request for Copy Income Tax Return. After the Credit Review is completed, application that all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits the borrower because: (1) Loan attracts lenders waiting until required completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is "KEY" ingredient for every borrower's loan successful funding. You should consider the Credit Review to be PROACTIVE and can be completed quickly if INITIATED by borrower. BEST THAT CREDIT REVIEW TO BE COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-DELAYS. information benefits a 1ST-time borrower. Lender 505570 US Marine Corps-RETIRED 05.01.02010 @ 10:29 AM ET.	Great, thanks for the additional information!
I am investing a small amount but considering adding more. You state above that you are seeking new employment that would come with a signing bonus and pay raise. Should that not come through will you have any trouble paying for this loan? Is your current employment secure and in good standing? You've used a substantial amount of your revolving credit balances, how do you plan to keep your spending in check?	Hello, I wouldn't have a problem paying for this loan with my current salary. I am also in very good standing at my current company and am quite secure in my current position. Regarding your question about my revolving credit balance that I've used; it has basically doubled over the past 8-10 months. I was paying rent/utilities in both Chicago and Denver (I got an office transfer 10 months ago). Prior to actually moving and renting in Colorado, I basically spent most of my time in Colorado when I would fly 'home' from my project on the weekends (since I travel for work and can substitute going home on the weekends for going somewhere else). I also put my moving costs on the cards as well. I plan to keep it in check going forward as I'm finally living where I want to be and I'm paying one rent and one set of utilities per month. I had considered many options before posting a loan here: 1. Taking a loan from my 401k - I decided that this would be against my best interest as I would occur penalties and the equities I've acquired over the past couple years were bought when they were quite low. 2. Taking a personal loan from my bank - I decided against this as well due to the fact that they would make me close my credit cards. Without my current credit lines, my credit score would drop even more than it has over the past 8-10 months. It used to be 730 (8 months ago) and has taken a dive that I need to reverse as I'm planning on purchasing property in the next 1 or 2 years. This loan would erase my high interest credit debt and provide me with one monthly payment (that I've already budgeted for prior to posting). Also, there is no penalty for paying this off before 3 years, which is essentially my goal as I'm 26 years old and need to get out of debt so I can make more prosperous investments.
Thank you for the thorough response. I am investing more in your loan. Please don't let us down.	Thank you for investing more than you already have. I won't let you guys down.

Member Payment Dependent Notes Series 510563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510563	$7,200	$7,200	7.88%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510563. Member loan 510563 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	US Department of Agriculture	Debt-to-income ratio:	14.74%
Length of employment:	9 years	Location:	SILVER SPRING, MD

Home town:
Current & past employers:	US Department of Agriculture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I am requesting a personal loan for the purpose of debt consolidation. I have credit cards that I would like to pay off in full and cancel. I always pay more than the minimum required payment on the credit cards, but the finance charges are making it nearly impossible to pay them off in a considerable amount of time without paying the credit card off in full. I pay over $600 a month in credit card payments, so a loan that will allow me to pay off the credit cards and pay less monthly would be great. I am a very good, trust worthy borrower. I take pride in having good credit. I feel that it shows that I am a responsible and reliable person. I have never been late on any of my payments and my job is very stable. I have been employed with the Federal Government (USDA) as a Travel Management Specialist for over 9 years now. I am about to receive a big promotion that will move me from a GS 11 to a GS 12 which will increase my salary significantly. I bring home about $5000 monthly so you can feel comfortable in knowing that I will have no problem repaying the loan on time. I appreciate your time and consideration. Borrower added on 05/01/10 > If you are interested in my debt consolidation information, I have listed the accounts and balances that will be paid off with this loan: Dell Financial Serivces (credit line), $1,738.61, APR 27.99% Exxon/Mobile Credit Card, $788.00, APR 23.00% Old Navy Credit Card, $722.17, APR 22.99% Target Visa Credit Card, $980.00, APR 23.24% Lane Bryant Credit Card, $252.87, APR 24.99% Kohl's Credit Card, $1881.24, APR 21.99% Once the debts have been paid off, I will not be using the accounts anymore. I have come to realize that the "perks" of using a company's credit card does not actually benefit the user because you end up paying more in montly finance fees than you save from using the cards to receive the occasional rewards. Please let me know if you'd like additional information. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,160.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello, Below are the debts that will be paid off with this loan: Dell Financial (credit line), $1,738.61, APR 27.99% Exxon/Mobile Credit Card, $788.00, APR 23.00% Old Navy Credit Card, $722.17, APR 22.99% Target Visa Credit Card, $980.00, APR 23.24% Lane Bryant Credit Card, $252.87, APR 24.99% Kohl's Credit Card, $1881.24, APR 21.99% Below are the debts that will not be paid off with this loan: Chase Bank auto loan, $29,856.61, APR 5.90% Please let me know if you'd like additional information. Thank you for your consideration.
hi. good luck on your loan. if you would, please indicate how you accumulated your debt. I can see from the names that a number of the debts are purchases for goods, but i'd like to be sure. Also, i'd like to understand whether or not you have a back-up plan should you be unable to repay the debt yourself. thanks in advance for you answers, and best of luck on your loan.	Hello, Thank you for your consideration. I accumulated my debt by using my credit cards to purchase items for my home, gasoline (Exxon card), food and other necessities (with the Target Visa), and clothing for my Son and I. When I moved to my own place last year (I lived with my Grandmother as her caregiver prior to my move) I used my credit cards to purchase a majority of the furniture, household necessities, etc. because of the incentives the stores offered for using their credit cards. The only reason that I used the credit cards to pay for the purchases was because in the State where I reside, if I paid a certain percentage of my balance each month I would not be charged a finance fee. The new credit act that started in 2010 did away with that option, therefore I was hit with large finance fees from my credit cards which is making it difficult to pay the credit cards balances off. Now that I am being charged a monthly finance fee to use the credit cards, I no longer see a benefit is using them. I am now paying more in montly interest charges than I saved in using the credit cards to receive the incentives. That is why I would like to use this loan to pay them all off and full and cut them up. In the event that something happened in the future which would prevent me from working, I have several options that would allow me to pay the loan back in full. I have accumulated over 200 hours of leave at my job which would allow me to continue to receive a paycheck if I ever need to take leave for a long period of time. I also have a large retirement fund that I could receive the money from if I request a financial hardship withdrawal. Lastly, I receive $300 a month in child support but that option would be my last resort. Thank you.

Member Payment Dependent Notes Series 510566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510566	$12,000	$12,000	7.88%	1.00%	May 12, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510566. Member loan 510566 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Department of Homeland Security	Debt-to-income ratio:	20.31%
Length of employment:	< 1 year	Location:	College Park, MD

Home town:
Current & past employers:	Department of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > The main purpose of this loan is to buy an engagement ring. My g/f is completing her Masters Degree next month and her parents are sending us on a nice Caribbean vacation. There, I plan to propose to her after 3 years of dating. This loan would fit within my budget easily as I will not have a car payment (595)/high insurance (190) after October, my car lease runs out. We are moving right next to public transportation next month so having two cars won't be necessary. The reason I am using Lendingclub is that I do not want to use a credit card with high interest rates (25-29%) and also that these credit cards do not have a high enough limits anyway. Getting the loan from here, keeps things simple and I would be able to get the ring I want to get her while benefiting personal investors and not just a credit card company. Borrower added on 05/02/10 > Please let me know if you need any other information Borrower added on 05/02/10 > Just wanted to let everyone know that we booked our trip to the Bahamas for July 2010. Will be proposing then. :) Borrower added on 05/04/10 > Just more information about myself: I have a stable job with the Department of Homeland Security on the headquarters level. My g/f has a stable job with the Department of Transportation. We already planned to go down from 2 cars to 1 car before I thought to use Lendingclub as a source to purchase the engagement ring (and finish off my high rate credit cards). The public transportation is the DC's metro rail (train). We will be in walking distance (2 blocks) from it. Thanks for all the lending support so far. Borrower added on 05/05/10 > Looks like funding has slowed down. IF there are any questions to make you more confident in lending, please do not hesitate to ask. Borrower added on 05/07/10 > My monthly expenses total up to around $2500 starting next month through October 2010. October 2010 and on, my monthly espenses drop from $2500 to $1700 roughly. My Car lease will be over and I won't have to pay for the expensive car lease insurance either. Since I moving to place next to public transportation (metro rail train, 5 minute walk at the most, my g/f and I are dropping from 2 cars to one car). Thanks for all the questions! Borrower added on 05/10/10 > Please let me know if you need any further information to get this last part of my loan funded. I have a little over 4 days left and I want to make sure my loan gets fully funded. Thanks for all that have invested so far!

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	20
Revolving Credit Balance:	$2,504.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Department of Homeland Security, and where did you work prior to that?	My current title is FOIA Program Specialist and I work within DHS Headquarters. Prior to working at DHS, I was a contractor for DHS doing the same exact work. The contracting company I worked for was McNeil Technologies. DHS converted me over from a contractor to a federal employee in 2009.
What are your other $ monthly costs (rent, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I would say around $2600 starting next month and through October 2010. We are moving into a new apartment which is about 5 minutes walking to public Metrotrain transportation (Metrorail) which takes me straight to work (and my g/f too). After October 2010, it will be $1800/month. My g/f and I are switching to one car. I was leasing a car and with car leasing insurance came out to close $800/month. Hope that answers your question.
The info on the loan states that in the past two years, there was one delinquency. Can you please explain why there was a delinquency?	August 2008, Paypal Buyer Credit. I have tried to get this removed without success. Ultimately, I should be to blame for missing the payment. If you are familiar with Paypal Buyer Credit and Paypal accounts, then maybe you will be familiar with my situation. The short story is that I did not realize that I used Paypal Buyer Credit to make a payment for an Ebay purchase. I thought I was using my Paypal account balance. The terminology between Using a Paypal balance and Paypal Buyer Credit was very similar at the time. I guess I no longer had any more funds in my Paypal account so the default was to use Paypal Buyer Credit next as a backup. This was different than what was usually was used as a backup, my bank account. Without realizing I had just used Paypal Credit instead of my Paypal Balance, I made the purchase. At the time, I sold and bought on ebay alot so usually I always had money in the Paypal account. Paypal said that my default was changed to Paypal Credit since I deleted my bank account (I switched banks after moving) and was in the process of confirming a new one. About 35-40 days later, I received a credit alert stating that GEMBPPBYCR posted a 30 day late notice in my history. They email me statements every month but I didn't think I had used the account. Therefore, I didn't look at the last few. I hadn't received any other communication stating I was past due. I opened my last statement and there in bold letters was a PAST DUE notice. At first I was angry because I thought maybe they had some sort of annual fee causing this situation. But no, it was the Ebay purchase I made in prior months that I didn't realize I made using the Paypal Buyer Credit.
Since you will be moving, have you provided Lending Club directly with your new address and related information? Thank you in advance.	No I have not updated my new address with Lending Club. My lease does not run out at my current address until 5-31-10. When I move into my new place, I will update it. I will be in Arlington, VA if you need to know.

Member Payment Dependent Notes Series 510569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510569	$6,000	$6,000	14.22%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510569. Member loan 510569 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Army National Guard	Debt-to-income ratio:	14.31%
Length of employment:	10+ years	Location:	Fort Lee, NJ

Home town:
Current & past employers:	Army National Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > This loan is to pay off one credit card that is apr 29.95 for 3000. Also to help pay unexpected car repair for 1300. The rest will be rent money.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	57
Revolving Credit Balance:	$46,426.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Citibank; 3000 at 29.95 The rest will go into paying some of vacation
Lenders view applications featuring Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); The condensed Transunion Credit Report (line totals ,i.e., Revolving Credit Balance (RCB) total $ debt owed but not the $ balances owed to credit grantees Amex, Home Depot, MC, Visa, etc); And, if provided, the borrower's narrative. I am interested to help fund your $6,000 CC REFI category loan but first I have these FOUR questions: (1) Rank AND Pay Grade Army National Guard? (2) Expiration Current Contrcat Date is when? (3) C R shows $46,426 RCB debt (80.60 pct usage all credit lines). Payments paid per month on all RCB debts are what $ amount? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (4) If borrower's required employment-income verification a/k/a "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues a 3-year term note that has NO prepayment penalty. The Length of time that you initially intend loan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks for answers all FOUR questions. Member 505570 U S Marine Corps-RETIRED 05.01.10 @ 5:15 AM.	At current status I am dual status with National Guard. I am Federal Technician as GS-13 step 5, and O1(e) with 16 yrs service. Officer and have no contract date and stay until I am 60.
Can you provide a suitable answer to question 3 posed by the previous prospective lender? He had asked to have you outline your current debts as shown on the revolving credit balance of $46,426 and to identify what specific loans are in that amount along with their respective interest rates. It will help to speed your loan i lenders know exactly how your loan will be used to extinguish those debts. Thank you in advance for your cooperation in helping us understand your needs. Always glad to assist in military related loans. ( ret USAF)	Sir I have one card with 3000 at 29.95 interestrate just hadto fix car with another credit card for 1500 at 24.95 interestrate. Thank you
You have not answered USMC's questions. I will move on to fund another borrower.	Sorry but the answer the question is I do not know I was suppose to give specifics like I am former cw3 with two tours in Iraq.
thanks for all the answers so far, no more info about military service is needed. thank you for your service. it would help if you could give a little info on the $46k in debt. what balances, interest rates, etc? i know citibank is the highest interest rate, what about the others? thanks.	The rest was when I was helping out my fiancee at the time whom I am no longer with. I can off set the rest interest rate they are within reason of 14-19 percent. I just need assistance with the citibank one which I have been paying down slowly. Just had to pay for car service brakes and rotors 1300. The rest will off set rent that I am paying along with a place that I cant seem to get rid of. Thank you for your support.

Member Payment Dependent Notes Series 510578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510578	$14,000	$14,000	16.82%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510578. Member loan 510578 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,100 / month
Current employer:	Itasca County Treasurer's Office	Debt-to-income ratio:	15.54%
Length of employment:	5 years	Location:	Grand Rapids, MN

Home town:
Current & past employers:	Itasca County Treasurer's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > I am sorry for not posting more details. This is new to me. I am a straight forward person and would like to explain my loan request. I am looking to consolidate lines of credit, credit cards, etc... My mother is ill and is on a transplant list. I have taken out some loans to help my mother and ease some of her financial burden. Along with my own debt, it has been a bit overwhelming, but I I have an excellent job, lots of motivation and determination. I have ways to pay off debt, where she does not. The 16000.00 would be used for this and only this. I am not wanting anything other than just to manage things a bit easier and relieve some of the daily stress that I have. I am a trustworthy person and would like someone to take a chance on me. I know that my credit is not perfect, but my scores have been getting higher and I have been working hard for the past few years to make a difference on my credit report. I have a request like many others, I am sure. My credit may come across to some as a high risk, but I can assure you that I am not. I take my debts seriously and take responsibility for them. I have helped more than I should at times, but that is who I am. I am confident in myself and want you to be as well. Thank you for your consideration! Borrower added on 05/01/10 > This loan is very secure for the lender. I have a very stable job and take pride in my work ethics. I am simply trying to pay down my debt, increase my credit score, and manage my debts as simple as possible. I am not a risk and have worked hard over the ast few years to really understand how to increase your credit and be considered a good candidate when applying for loans. I would be thankful to the person or persons who fund my loan. I am hoping to close this as soon as possible. I want to change my current situation. I would like one line vs. 6 or more. I am making a difference not only for me but my faimly. I would also be interested in doing future business with a lender that is willing to take a chance on me now. I am true to my word and have many goals past the one I am trying to accomplish right now. Again, thank you for your consideration. This is a whole new way to work with others to help each other- where both parties benefit. I am hopeful that I will be a customer for many years to come. Maybe someday for something a bit more exciting, but I am on my way! Borrower added on 05/02/10 > Here are the details of the debts I am looking to consolidate. If I am fully funded I am going to get as many lines paid down as I can. I usually pay more than the minimum and I would continue to do this on this one loan as well. That would offset some of the higher interest being paid on some. My overall payment would be lower and I would increase my credit score with the fewer number of lines and revolving credit. I am not looking to continue to keep more than one cc. when pd off. I will close and pay off. I believe I should let them report paid with a o balance and then start closing them. I will seek advice on what it the best route. I will not be using the cards at all. Capital One- 15.99% 493 bal 16 min 25-40 pd Capital One- 18.99% 998 bal 29 min 40-50 pd Orchard- 28.99% 1144 bal 47 min 60 pd Household- 26.99% 448 bal 15 min 25 pd Juniper- 30.24% 352 bal 14 min 40 pd Affinity- 14.9% 4889 bal 140 min 150 pd GRSB- 15.9% 2486 125 min 150 pd Affinity Sig-15.9% 4920 157 min 157 pd Affinity LOC- 14.25% 4125 80 min varies 80 pd varies I have a Chase card with a bal of 5960, but it has a 6.0% interest rate. I feel it would be best to leave this one out. I also have 2 lines of credit, one for each chsecking account, but they are 500 and 1000. They would not be paid. I would like to pay off as much as I can with the funding I get. I

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	60	Months Since Last Delinquency:	23
Revolving Credit Balance:	$26,470.00	Public Records On File:	1
Revolving Line Utilization:	97.70%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Itasca County Treasurer's Office?	I work in the Auditor/Treasurer's office for the county. I have numerous duties, but my daily duties are: tax collection, processing taxpayer payments, customer service, processing deeds and mortgages, responsible for paying all state and federal taxes, and daily bank balancing and verification. I have a secure job. I have excellent work ethics and feel I am a very valuable employee.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I am in the process of gathering this information and will give you the most accurate information that I have. I am new to this process, but want to be as honest as possible. Please watch my loan request over the next day. I have been asked this by another and want to give you both accurate answers. I will post my balances by tomorrow. One note that I would like to make regarding this question. I have a mother who is ill and I have helped in every way that I can to help ease her financial burden and assist with daily expenses. I have debt that I would not normally have because of this. I also have a good secure job to pay this off, she is unable to work. I know that I may seem like a higher risk because of this, but I assure you I am the person that I state. I am hard working, trustworthy, dedicated, and I plan to be debt free. I set and achieve my goals. I just need a bit of help from others right now. I am always more than willing to help others along the way. It is important for investors to know this about me. I am happy to answer your questions. Thank you for asking.
Lenders view applications featuring Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); The condensed Transunion Credit Report (line totals ,i.e., Revolving Credit Balance (RCB) total $ debt owed but not the $ balances owed to credit grantees Amex, Home Depot, MC, Visa, etc); And, if provided, the borrower's narrative. I am interested to help fund your $16,000 DC category loan but first I have these FIVE questions: (1) Your position (Job/Role) is for employer Itasca County Treasurer's Office? (2) Your C R shows $26,470 RCB debt (97.70 pct usage all credit lines). Payments paid per month on all RCB debts are what $ amount? (Total $ actually PAID per month; NOT CC minimum $ payments that are DUE per month.) (3) Transunion C R shows a Public Record on File 98 months ago. Court judgment? Lein? Taxes? Or Bankruptcy? If bankruptcy, Chap 7? (liquidation) Chap 11? (reorganization) Or Chap 13? (Wage-earners plan) (4) Transunion C R shows unidentified payment delinquency 23 months ago. Explanation? (5) If borrower's required employment-income verification a/k/a "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues a 3-year term note that has NO prepayment penalty. Length of time that you initially intend your loan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks for answers all FIVE questions. Member 505570 U S Marine Corps-RETIRED 05.01.10 @ 5:45 AM.	I just typed a long response, but I am not sure that it sent. Please e-mail this to me again if it did not get to you.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	I am in the rocess of collecting the debts that I would like to pay off. I will ost this over the next day. I want to get all my information together to be as accurate and honest as possible. This is new to me and I want to make sure that a lender sees the whole picture and can trust in me. I am looking to pay off credit card debt and lines of credit. I am looking for one payment and one line of credit vs. 6 or more. That is my honest intent. Please watch and I will post details showing my debts so you can visually see my request. Thank you for taking the time to e-mail me.
Me again. I am interested to help fund your $16,000 DC category loan but first I have these FOUR questions: (1) Your Transunion C R shows $26,470 RCB debt (97.70 pct usage all available credit lines). $ payments per month on all RCB debts are what $ amount? (Total $ actually PAID per month; NOT CC minimum $ payments that are DUE per month.) (2) Transunion Credit Report reflects 1 Public Record on File 98 months ago. Court judgment? Or Lein? Or Taxes? Or Bankruptcy? If it was bankruptcy, Chap 7? (Liquidation) Chap 11? (Reorganization) Or Chap 13? (A wage-earners plan) (3) Transunion Credit Report reflects 1 unidentified payment delinquency from 23 months ago. Explanation is? (4) If borrower's required employment-income verification a/k/a "Credit Review" result loan "Approved" for issue and later it 100 pct funds, L C issues standard 3-year term note that has NO prepayment penalty. The length of time you initially intend for the loan to remain active before lenders receive final payment is: < than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks answers all all FOUR questions. Member 505570 U S Marine Corps-RETIRED at 8:32 AM 05.02.10	Third attempt, but I think I added too many characters and it shut down. I will try to be brief. I am posting my balance details under loan information shortly. I have a few look ups to do for accurate current balances. The public record a little over 8 years ago was a bankruptcy. I am unsure of the Chapter, but we did keep our cars and home. My son was born with 2 holes in his heart and we had medical bills that were extremely high and not covered under our ins. We paid as much as we could with cc, but we were still very short. We then tried credit couns. and thatdestroyed our credit and was not followed as we had agreed. We saw an attorney because we were not able to make payment arr. after leaving the program and we were threatened with wage garn. We were horrified and told that filing was our best option. If I had known then what I know now... never again. I have a black mark that I pray will leave my credit someday. It was for under 10k if I remember correctly. Bad decision. I feel that it is important that it be known the circumstances behind that. I feel that 2-3 years would be a realistic answer to your last question. It may cost more in interest, but maybe a lender would rather have their money secured at that rate for longer? I am open to other offers if needed. If you are considering me for a large portion of the loan, please know that you are making a safe decision. I take pride in taking care of my debts and am not one to forget the opportunities in life that I am given. I am reminded of these things every day with my mom's situtation. I truly appreciate your interest in my loan request.
Just an observation, you will likely get full funding from Lendingclub...I would suggest that you look up "Debt Snowball" for repayment of debts not included in the payoff from this loan. It will help you dramatically as I notice you are working hard to pay off your loans by paying more than the minimums, but using the debt snowball method...you will find you will have more success in paying off your cc's. In short, you pay the minimums on everything but the lowest balance card...then as the lower cards pay off...you have more money to attack the next highest balance card next month. Good luck!	I am hopeful that I will get funding. I have been as accurate as possible and feel I am a good and safe loan. Thank you for your input. It sounds very logical and makes sense. I am really wanting to relieve myself from these debts. Much of my debt has been taken on for my mother and I am more than willing to pay this off. She is worth it! She is doing better and I know that what I have done has made a difference. I am on my way! Thank you again for your time and response!

Member Payment Dependent Notes Series 510581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510581	$7,000	$7,000	9.88%	1.00%	May 6, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510581. Member loan 510581 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,792 / month
Current employer:	Project Management Institute	Debt-to-income ratio:	19.04%
Length of employment:	3 years	Location:	DREXEL HILL, PA

Home town:
Current & past employers:	Project Management Institute
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,761.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Project Management Institute and what do you do there?	The Project Management Institute (PMI) is a non-profit professional association. PMI similar to a nursing association (for a more familiar comparison) certifies project managers, writes standards and provides project management education certificiation.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I thought I already did this in the application. TD Bank Credit Card - 4500 Home Depot - 7300 - for consolidation Nissan (auto loan) - 5000 I also have student loans but they are currently in deferment.
What do you plan to use the loan for, especially in relation to the title?	I plan to consolidate a credit card which has a high interest rate. The amount on the card was to purchase a home improvement item. Water System is the item.
Hello, what kind of water system was it?	Rainsoft Water Filtration System

Member Payment Dependent Notes Series 510621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510621	$4,000	$4,000	15.33%	1.00%	May 6, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510621. Member loan 510621 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	KC Engineering and Land Surveying	Debt-to-income ratio:	9.96%
Length of employment:	10+ years	Location:	NEWBURGH, NY

Home town:
Current & past employers:	KC Engineering and Land Surveying
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	34
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at KC Engineering and Land Surveying?	I am a Project Engineer.

Member Payment Dependent Notes Series 510664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510664	$4,975	$4,975	7.51%	1.00%	May 5, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510664. Member loan 510664 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	J & J Glass & MIrror Corp	Debt-to-income ratio:	3.64%
Length of employment:	3 years	Location:	Naples, FL

Home town:
Current & past employers:	J & J Glass & MIrror Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > I intend to use these funds to purchase a second vehicle in order to minimize fuel costs for transportation to work and school. I appreciate the opportunity afforded by The Lending Club, which offers many advantages over traditional lending and investment.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$655.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is J & J Glass & MIrror Corp and what do you do there?	J & J Glass and Mirror is a construction glass company specializing in hurricane glass. We install residential and commercial glass systems including windows, sliding glass doors, and curtainwall systems. The website can be viewed at jjglassandmirror.com. The company has 25 years of local experience and has recently seen an elevated level of business, partly due to energy efficient glass systems and condo associations' desire to upgrade outdated glass. I have been with the company since September 2007. In addition to installation responsibilities, I also serve as a transportation liaison and materials supervisor. I am responsible for ensuring that the materials necessary for the completion of projects are present on the jobsite. I also facilitate material ordering and oversight.
How does a second vehicle reduce your carbon footprint/save costs of fuel?	I am looking to purchase a motorcycle, which will greatly reduce the amount of gasoline used by me personally. Shifting away from my v8 automobile as a sole means of transportation will allow me to utilize a more efficient means of transportation. Thankfully, I live in southwest Florida, which permits year-round riding. I will purchase and use less carbon-based fuel as I transition more towards a motorcycle for my everyday transportation to work and school.
Do you already have a motorcycle license?	I do not already have a motorcycle license. I am going to complete the Motorcycle Safety Foundation beginner's course before riding or obtaining my license.

Member Payment Dependent Notes Series 510709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510709	$5,000	$5,000	15.33%	1.00%	May 7, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510709. Member loan 510709 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	Sisters of Mercy Health System	Debt-to-income ratio:	16.27%
Length of employment:	4 years	Location:	Florissant, MO

Home town:
Current & past employers:	Sisters of Mercy Health System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > This loan will be used to pay for my daughter's hearing aids. With two children away at college and one disabled child at home with large medical needs I've recently been forced to put more on credit cards than I like. This loan is an attempt to keep from adding to the credit card balances. My financial situation: I am a good candidate for this loan because I have a consistent paycheck and am never late on my bills. Monthly net income: $ 5500 Monthly expenses: $ 4040 ????Housing: $ 1100 ????Insurance: $ 140 ????Utilities: $ 200 ????Phone, cable, internet: $ 100 ????Food, entertainment: $ 400 ????Clothing, household expenses $ 200 ????Credit cards and other loans: $ 1500 ????Other expenses: $ 400 Borrower added on 05/01/10 > Purpose of loan: This loan will be used to pay for my daughter's hearing aids. With two children away at college and one disabled child at home with large medical needs I've recently been forced to put more on credit cards than I like. This loan is an attempt to keep from adding to the credit card balances. My financial situation: I am a good candidate for this loan because I have a consistent paycheck and am never late on my bills. Monthly net income: $ 5500 Monthly expenses: $ 4040 ????Housing: $ 1100 ????Insurance: $ 140 ????Utilities: $ 200 ????Phone, cable, internet: $ 100 ????Food, entertainment: $ 400 ????Clothing, household expenses $ 200 ????Credit cards and other loans: $ 1500 ????Other expenses: $ 400 null

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,883.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Sisters of Mercy Health System?	I'm a software developer.
What is Sisters of Mercy Health System and what do you do there?	The Sisters of Mercy Health System (Mercy) was established in 1986 to serve as the parent corporation of a variety of health care facilities and services sponsored by the Sisters of Mercy of the St. Louis Regional Community. Mercy consists of 18 acute care hospitals, a heart hospital, outpatient care facilities, physician practices, skilled nursing and long-term residential care facilities, clinics, a managed care organization and other health-related services. I develop software for Mercy
when do your kids graduate college? have you applied for financial aid for them?	2011 & 2013. Yes, they have had financial aid, and will continue to do so throughout their academic careers. What they don't get in grants and scholarships comes out of my pocket.

Member Payment Dependent Notes Series 510748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510748	$20,000	$20,000	12.73%	1.00%	May 11, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510748. Member loan 510748 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,000 / month
Current employer:	PSS World Medical, Inc.	Debt-to-income ratio:	12.41%
Length of employment:	6 years	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:	PSS World Medical, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,124.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PSS World Medical, Inc. and what do you do there?	PSS World Medical in a 2 billion dollar publically traded company that sells medical supplies, equipment, and Health Information Technology solutions. I am a sales rep for the company and have been there for 6 years. Check out the company website at www.pssd.com
Will you tell us what debts you plan to consolidate, the amounts of each and their respective interest rates?	I will be consolidating 2 credit cards one with 29% APR and the other with 14% APR.

Member Payment Dependent Notes Series 510777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510777	$6,000	$6,000	7.51%	1.00%	May 7, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510777. Member loan 510777 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	18.85%
Length of employment:	5 years	Location:	Waterbury, CT

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > This loan is to fund safety and privacy accommodations for my 92 year old grandmother so that she may remain living with family rather than return to the nursing home where she'd been for several months after a fall in which she broke her pelvis. Since living with family she has shown tremendous improvement in her overall well being, though nothing beats living on your own which is what she did until she was 90 years old. The funds will provide needed hand rails, replace unsafe flooring and arrange for bathroom accommodations where the original set up has become less effective and private for her. - Thank you. Borrower added on 05/05/10 > This note is to add to a reply I made to an investor earlier: my Discover card was paid off in full on 4/30/10 and on 5/1/10 my pet was rushed to the vet and was put down unexpectedly. That was around 700.00 on the card that was unplanned and is the bulk of the balance due at this time. My new home is incredibly dusty so I've invested in an air purifier which is the other major purchase on my card. I appreciate the backing received thus far.

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	2
Revolving Credit Balance:	$1,214.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Verizon Wireless?	Hello, I'm a customer support agent for our business customers with 5 plus lines of service. They email or fax their requests such as basic account changes to major research issues and I resolve them. I partner with sales agents and their managers as well as my own team and my director. I've been hand picked several times to resolve large or complicated issues where research is key as that's my area of expertise. My work requires phone assistance when necessary, meaning, taking the same inquiries in first contact calls. I've been with the company five years this July, and held a prior position in which I partnered with all supervisors in the seven call centers in the northeast. That was a quick lesson in how a call center works!
What is the delinquency from 2 months ago and what renovation/major purchase are you using the money for? Thanks.	Hello, I regret to say that I'm not entirely sure about the delinquincy you're referring to. Two months ago, actually the very end of February, I sold my home, which had been owned outright, and paid off both the home equity loan in my name and the credit card. I do have a small(under 200.00) balance on a clothing store card which may be the item that you're referring to which didnt get notified of my new address until recently and I'm now ahead of schedule with my payments. Otherwise I pay all the bills online and kept current to the best of my knowledge. The renovations/major purchase are to make elder accommodations for my 92 year old grandmother so she can continue to stay out of the nursing home and live at home with family as she has been for the last year and a half. These changes include safety and privacy (ie: hand rails, replacing unsafe flooring and making bathroom accommodations) for her. and, you're welcome.
Please list your monthly expenses. What is your net monthly income and is there another wage earner in your family. If so, how much does that person make per month?	I am the sole wage earner. My net monthly income is 2000.00. My monthly expenses are thus: rent 795.00, utilities 50.00, internet and phone (mom and dad are on my cell plan) 160.00, car loan 327.00. Additionally, the following are monthly variable expenses: Discover: 50.00, Catherine's clothing: paying down at my choice of 50.00 a month (over the minimum) on a balance now under 200.00. Gas: 120.00. Groceries: 200.00. Misc like salon and prescriptions: 100.00. Additionally, I have just over 2000.00 in an apartment checking account to back up my four fixed expenses, 3000.00 in savings. I had a 3% raise that began in April and I work overtime about 5 to 10 hours a month when offered which has been on a fairly steady basis. I don't count on the OT so I haven't included it in my monthly take home. All of my insurances, home and car and medical etc, plus my 401k are payroll deducted and not included in monthly expenses as a result.

Member Payment Dependent Notes Series 510785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510785	$6,000	$6,000	7.14%	1.00%	May 5, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510785. Member loan 510785 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Match.com	Debt-to-income ratio:	16.06%
Length of employment:	4 years	Location:	Dallas, TX

Home town:
Current & past employers:	Match.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$393.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Match.com?	I am a Lead Application Engineer.
Hello. Your credit history indicates that you have no credit card debts. Do you pay off your credit card bills in full each month? Do you have any major debts? Your answers are appreciated. Wishing you the best on your engagement.	I only use an American Express charge card and I pay the balance every month. My only debts at this point are my car and a small student loan.
Your DTI ( Debt to Income) is 16.06%, yet your Credit Card Balance is only $393. Can you elaborate, which other debts are counted to give such high % number?	I believe that my auto loan and student loan combined account for that percentage. I am not entirely certain what is used for the calculation, though.

Member Payment Dependent Notes Series 510799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510799	$6,000	$6,000	11.36%	1.00%	May 7, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510799. Member loan 510799 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	St. Pius X Catholic High School	Debt-to-income ratio:	20.57%
Length of employment:	1 year	Location:	Hoschton, GA

Home town:
Current & past employers:	St. Pius X Catholic High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > This money will help our family make ends meet while my wife finishes getting her Master's Degree in two years, at which point she should double her income. We pay on time and have great credit, and our gross yearly salary is around $70K. Thanks

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,718.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at St. Pius X Catholic High School and where did you work prior to that?	I am a teacher and the Theology Department Chairperson. Prior to that I taught at the University of Georgia.

Member Payment Dependent Notes Series 510815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510815	$16,000	$16,000	13.85%	1.00%	May 10, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510815. Member loan 510815 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	FirstEnergy	Debt-to-income ratio:	10.22%
Length of employment:	10+ years	Location:	Madison, OH

Home town:
Current & past employers:	FirstEnergy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > Plan on paying off credit cards and reduce debt. All in good standing and want to keep it that way. Also adding more variety to credit history to increase FICO even more.

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,936.00	Public Records On File:	1
Revolving Line Utilization:	55.70%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FirstEnergy and what do you do there?	One of the biggest electric providers in the country with customers from Ohio to New Jersey. I work at one of our generation facilities in the office on the computer, mostly, for over 25 years.
What is your job with FirstEnergy? What balances/aprs will you be paying off with this loan?	I work on a computer there maintaining databases, spreadsheets, personnel records, and various other programs. I'm looking to pay off Discover for 5K (21 apr), Citibank for 6K (19 apr) and a few other ones around 18 apr. Then I'm getting rid of them and keeping one for emergencies.
I like your financial metrics and will likely be investing in your loan app. However, would you mind verifying your employment and income with Lending Club? LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this. I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. Best of luck with your application!	I called Support to give them instructions on my employer-provided verification service and they told me they approved me and that I did not need to do that. I hope you will still be willing to fund me. There is nothing more I can do now unless they are willing to take the information.
If 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for time length questions answer. Member 505570 U S Marine Corps-RETIRED sends 05.06.10 @ 2:23 PM.	My intention is < 6 months active. I don't know what investors preferable timeframe for loand is so I'm hoping this does not deter anybody from investing in me. I'm using this money to move things around, refinance a 401(k) loan, but to do that I have to pay off original amount, which was at higher interest and reinitiate at current rate of 4.25% and take care of credit cards in the process.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I'm single and the house is only in my name. My mortgage payment includes the taxes and insurance. I've had my house for 5 years, but since all the home values dropped everywhere, I probably don't have as much equity as I should, for now. Bought at $120K and now I owe $98K. Don't know what actual value is now since I haven't asked, but I imagine it's between those two numbers on any given day. I'm in a good neighborhood with homes more expensive than mine, so I've got that going for me.

Member Payment Dependent Notes Series 510829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510829	$8,000	$8,000	13.11%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510829. Member loan 510829 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	CAL FIRE	Debt-to-income ratio:	10.17%
Length of employment:	8 years	Location:	RAMONA, CA

Home town:
Current & past employers:	CAL FIRE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,219.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	I am getting a divorce and need this money to pay off my soon to be ex-wife.
What exactly is CAL FIRE and what do you do there?	CAL FIRE is formally known as California Department of Forestry and Fire Protection. It is the State of California's Fire Department. We are the third largest fire department in the US. Currently I work as a firefighter for the department.
What do you do for CAL FIRE, what is the purpose of your loan, do you plan to use some of the funds to pay off your credit cards, and can you explain the delinquency on your credit report about 15 months ago?	I am going through a divorce and the loan is to pay off my soon to be ex-wife. Currently I am an Engineer (drive a tractor drawn aerial fire truck) for CAL FIRE responding to 911 calls in the City of Moreno Valley. I have a delinquency on my credit because I lost my home due to the adjustable rate loan I had on it. This is the only credit issues I have ever had.
What is your position with Cal Fire? What is the loan for?	I am currently an Engineer (drive a tractor drawn aerial fire truck) for CAL FIRE responding to 911 calls in the City of Moreno Valley. The loan is to pay off my soon to be ex-wife because I am going though a divorce.
Thanks, are you still on the hook for any debt associated with the house?	No. I currently have zero credit card debt. The only debt in my name is my soon to be ex-wife's truck, which she pays.
What are your projected other $ monthly costs (rent, car, utilities, insurance, phone, internet, food, gym, alimony/childcare costs as applicable)? Thanks for your answer to this Q	Once everything is paid each month I am left with around $1,000.00 a month.

Member Payment Dependent Notes Series 510833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510833	$10,000	$10,000	14.22%	1.00%	May 5, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510833. Member loan 510833 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,292 / month
Current employer:	Walgreen Co.	Debt-to-income ratio:	16.10%
Length of employment:	3 years	Location:	Milton, FL

Home town:
Current & past employers:	Walgreen Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/02/10 > This loan is to consolidate some of my debt together. I am a low credit risk considering the fact that I have never missed a payment on any account, ever. I will easily be able to afford the payments, as the loan will pay off my vehicle and a few of the credit card balances that I currently carry. In addition, I will most likely be paying this loan off early, as I typically have between $700-1000 surplus at the end of each month between my income and my spouse's. If anyone has any questions, feel free to ask.

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,002.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With >700 surplus each month, I am curious as to how you accumulated the credit card debt?	Mostly from paying for college. I just graduated.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Walgreen? Congrats on your recent graduation. What is your degree in? What is your combined income with your spouse? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I have been a manager with walgreens for 3 years at the store level. My degree is in Marketing. My spouse works part time and brings in about 12000 a year, in addition to my 39500 (approx 52k total). I have an $8000 car loan (monthly payment $262) which I will pay off with this loan. Also I have total revolving debt of about $5500 (monthly payments total about $150) of which I will pay off about $1500 with this loan. This loan will give me a slightly higher monthly payment ($50 - $100), but I will be able to sell the car, and replace it with a cheap ride while I pay off debt. I have no other mortgages or helocs. My only mortgage is on my primary residence with a low monthly payment of $526 including Principle, Interest, Taxes, and Insurance. Job loss is not likely as Walgreen's has just finished a restructuring and is operating very lean, but I also have many contacts if the need arises. The payments will be automatically withdrawn every month. Thanks for your interest in my listing.
What are the interest rates on the loans that you want to pay off - car loan and credit card debt?	The car loan is pretty low (about 10%), but as I answered in a previous question, paying it off will allow me to sell the car and get something cheaper. The credit cards vary, but are mostly in the mid - upper teens. I won't be saving much on interest by getting this loan, but it will give me some flexibility and allow me to pay things off sooner because of the sale of the car.

Member Payment Dependent Notes Series 510836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510836	$7,200	$7,200	9.88%	1.00%	May 5, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510836. Member loan 510836 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	walgreens co	Debt-to-income ratio:	13.28%
Length of employment:	8 years	Location:	hempstead, NY

Home town:
Current & past employers:	walgreens co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,803.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at walgreens co?	store manager
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. You are requesting a loan for $7200 but your revolving credit balance above shows as $3803. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	it only shows a revolving credit balance of 3800 but i have an installment loan of 10300 left at at rate of 14.25..as oppossed to lending club giving me a rate of 9.88..i will pay the different of the two loans.
What debt (amounts and rates) are you paying off?	i have a installment loan of 10300 at 14.25 ..i will use the 7500 plus money i have to pay the difference ..lending club is offering 9.88%.

Member Payment Dependent Notes Series 510848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510848	$6,500	$6,500	10.25%	1.00%	May 12, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510848. Member loan 510848 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Renfro Hot Tubs	Debt-to-income ratio:	11.22%
Length of employment:	7 years	Location:	Doylestown, PA

Home town:
Current & past employers:	Renfro Hot Tubs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,868.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Now there is a title that raises some questions. Can you please describe what you plan to use the loan for?	I am buying a trailer to move hot tubs. Also puting more money into advertising.
What is Renfro Hot Tubs and what do you do there?	Mainly a service company. We repair hot tubs .I am also the service tech. I have recently became an authorized dealer of "Sun Belt" spas. We are looking for a retail space.
What is the nature of the loan?	I am expanding my company. Buying a proper trailer to move hot tubs. Putting more money into advertising. And looking for the right retail space.

Member Payment Dependent Notes Series 510855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510855	$10,000	$10,000	15.33%	1.00%	May 5, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510855. Member loan 510855 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,460 / month
Current employer:	U.S. Navy	Debt-to-income ratio:	19.87%
Length of employment:	7 years	Location:	Fort Washington, MD

Home town:
Current & past employers:	U.S. Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > We are moving from Lemoore, CA to Fort Washington, MD and need a little bit of money to help with the move. We are also having a small wedding ceremony in June, and would like to be able to put our Credit Cards and loan into one payment to make management a little easier. This would also allow us to close our Credit Cards. Thank you all for your time. John & Danise

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,477.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile (ID, Employer-Length of Time, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); A very condensed Transunion Credit Report (line totals, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balances owed credit grantees- Amex, Home Depot, MC, Visa, etc); And, if borrower provided, narrative. I am interested to help fund your $10,000 Other category loan but first I have FIVE questions: (1) USN current Military Rank or Civilian Employee Description. (2) Current military Pay Grade or Civilian GS Schedule. (3) If enlisted military, your Expiration Current Contact Date is when? (4) C R shows $13,477 RCB debt (77.00 pct usage all credit lines). Payments paid per month on all the RCB debts are what $ amount? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (5) If the borrower required employment-income verification a/k/a "Credit Review" result is loan "Approved" for issue and later 100 pct funds, L C issues their 3-year term note that has NO prepayment penalty. Length of time that you initially intend loan to remain active before lenders receive final payment: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks for answers all FIVE questions. Member 505570 U S Marine Corps-RETIRED 05.02.10 @ 6:13 AM.	1. LN2 2. E5 3. EAOS: 26 October 2011 (I will be re-enlisting on 2 July 2010 for 4 years (1 July 2014) as per the conditions of my current orders.) 4. RCB paid per month: $400.00 (Rounded Up) 5. This loan is for 3 years.
What do you do for the Navy? What is your combined monthly income?	I am a Legalman. Income Combined (about): $6040.00 per month.
Ok, I get that you're asking for some advance money to assist in your move. Is this in addition to any request to the Navy for 1 month advance pay, advance travel and dislocation allowance that can be provided to you at 0% interest? If you're going to ask for these also, please provide additional information about the amount of debt / income that your fianc?e brings to the marriage.	The advance part for the move is because the navy only gives you one month BAH to get a place. In Maryland, most places that a family of 4 can reasonably live are between $1750 and $2500 per month, however, they require first months rent + security deposite and some require last months rent as well. So the up front money needed is anywhere from $3500 to $7500.
LN2, when are you eligible for LN1? When is your EAOS? I ask about eligibility for LN1 b/c I know the advancement rate from the last cycle (100%). Also, do you intend to take 1 month advance pay as well? Is your fianc??e also military? Thank you and good luck.	1. September 2010 I will take the LN1 exam. 2. EAOS is 26 October 2011 but I have to reenlist in June for 4 years. So June of 2014. 3. She was active duty for 8 years and is now a reservist going to school full time. 4. I did take advance pay, but we just want to make sure all of the bases are covered, and, if needed, have the little bit of extra money available for things we might need for the new house and to make sure our kids are taken care of.

Member Payment Dependent Notes Series 510867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510867	$4,000	$4,000	10.62%	1.00%	May 5, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510867. Member loan 510867 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Dept. of Homeland Secuirty - Immigration	Debt-to-income ratio:	19.96%
Length of employment:	10+ years	Location:	HILTON, NY

Home town:
Current & past employers:	Dept. of Homeland Secuirty - Immigration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > Summer vacation and the funds to complete a few small projects around the home (deck and some landscaping).

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,133.00	Public Records On File:	1
Revolving Line Utilization:	35.80%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Dept. of Homeland Secuirty - Immigration?	I am a Deportation Officer level GS-12 with the Department of Homeland Security / Immigration and Customs Enforcement. Deportation Officers conduct legal research to support decisions on deportation/exclusion cases and assist attorneys in representing the government in court actions. DOs work with other federal law enforcement officials to identify, locate and arrest aliens and are responsible for ensuring the physical removal of aliens from the United States. DOs also prepare, present and defend deportation or exclusion proceedings. This work involves working with both criminal and non-criminal aliens at various stages of their deportation/exclusion proceedings. Additional responsibilities include conducting complex investigations, conducting surveillance work, preparing investigative reports and assisting in seizures.
Are you renting or do you own your home? If renting, why are you doing the landscaping and the deck?	My wife and I are renting from my parents, they hold the mortgage for are home. We plan to purchase the home from them in a few years. We have lived in our home since 2002. Our home has an in-law apartment that my parents live in. We live in in the main part of the house. They live in Florida for eight months out of the year and then return for the warmer weather as they are older.

Member Payment Dependent Notes Series 510968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510968	$7,500	$7,500	7.14%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510968. Member loan 510968 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	McCormick & Co., Inc.	Debt-to-income ratio:	8.43%
Length of employment:	10+ years	Location:	Baltimore, MD

Home town:
Current & past employers:	McCormick & Co., Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,001.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history shows a revolving credit balance of $3,001; do you pay off in full each month your credit card bills? Besides your mortgage do you have any other major debts such as rental properties, vacation homes or education loans? Your answers are appreciated. Wishing you the best.	Yes, we pay our credit cards in full every montg. We have a mortgage, a car payment and my husband has a student loan.
Hi. What are you planning to use this money for? Thanks.	Type your answer here. An unexpected car expense. We had a major issue with my husband's car that is being blamed on bad diesel that we are currently working with a lawyer to hopefully recoup the money. However, we had to pay the expense to get the car from the dealer once it was fixed.
What is McCormick & Co., Inc. and what do you do there?	Type your answer here. A spice company and I work in IT.
What is the money for?	Type your answer here. An unexpected car expense. We had a major issue with my husband's car that is being blamed on bad diesel that we are currently working with a lawyer to hopefully recoup the money. However, we had to pay the expense to get the car out of the dealer once it was fixed.

Member Payment Dependent Notes Series 510973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510973	$10,000	$10,000	16.07%	1.00%	May 12, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510973. Member loan 510973 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Excent	Debt-to-income ratio:	3.76%
Length of employment:	2 years	Location:	CUMMING, GA

Home town:
Current & past employers:	Excent
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	36
Revolving Credit Balance:	$50.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile (ID, Employer-Time Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals- Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al); and an borrower provided brief narrative. I am interested to help fund your $10,000 DC category loan. I have FIVE questions: (1) Brief description employer Excent is? (2) Position (Job/Role) for employer is? (3) Your C R reflects 6 recent credit inquiries. Purpose of credit inquiries were? Inquiries results were what? (4) Loan is for $10,000; RCB debt $50; Extra $9,950 (less the origination fee) consolidating or refinancing what specific debts? (5) If borrower's pending "Credit Review" result is that loan is "Approved" for issue and later 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Intended Time Length loan remains active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? 2 to 3-years maximum? Thanks for answers FIVE questions. Member 505570 U S Marine Corps-RETIRED sends 05.04.10 @ 5:33 AM.	1) Educational Software 2) Technology Director 3) Considering refinancing house 4) Non traditional debts - i.e. family friends etc. 5) Not sure what you're asking here.
What is Excent and what do you do there?	Educational software company. Website and technonogy work.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Nontraditional loans - friends and family.
Hello! Please fully describe the debt(s) you wish to consolidate, i.e. lender, principal amount, interest rate. Thank you.	Nontraditional loans - friends and family..
What do you plan to use the money for? Please explain your delinquency 3 years ago. What is your occupation? Monthly expenses? Please contact Lending Club to verify your income.	Non traditional loans (friends & family). Excessive period between positions.
Investors will feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	Called them and they said it takes them a few days to accomplish. Have done everything they've asked.
Good Evening, Please describe what this loan will be used for as well as how long you plan to take to repay it. Also, please contact LC to verify your information and income. You will receive many more investors. Thanks!	Non traditional loans (friends & family). I would estimate between 18 & 30 months.
How long do you intend keeping this loan active? Less than 6 months? 6 months to 1 year? 1 to 2 years? Or 2 to 3 years? Member 505570 USMC-RETIRED 05.04.2010 at 6:43 PM ET	I would estimate between 18 & 30 months.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES CHAIN-DELAYS. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED 05.04.2010 @ 6:43 PM ET.	Thanks. Called them and they were working on it and didn't want any info from me.
What are the amounts of each of the debts that you will pay off with this loan?	variable amounts $1,500, $1,600 etc, but together they add up to a little above $9K.

Member Payment Dependent Notes Series 510997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510997	$5,000	$5,000	14.22%	1.00%	May 5, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510997. Member loan 510997 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	USAF	Debt-to-income ratio:	7.95%
Length of employment:	4 years	Location:	BOWIE, MD

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,344.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
USAF current Rank a-n-d Pay Grade are? Expiration Current Contrcat Date is when?	SrA/E4 I will be be putting on E5 1Aug10. My contract ends 19Jun12, however I do plan on reenlisting.
Thanks for your service. Can you break out the sources of your revolving credit, APRs and what your monthly payments are? Thanks.	Credit Card Monthly Payment Min. $50 at 11% Credit Line Monthly Payment Min. $50 at 0% Auto Loan Monthly Payment Min. $171 at 9%
Why would you want this loan when you would be paying a higher rate than you are currently?	Its for a second car, my wife just got a job and needs a way to get there ASAP

Member Payment Dependent Notes Series 511023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511023	$3,200	$3,200	10.25%	1.00%	May 11, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511023. Member loan 511023 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	VickiLee's	Debt-to-income ratio:	4.91%
Length of employment:	10+ years	Location:	Norton, MA

Home town:
Current & past employers:	VickiLee's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/02/10 > We will be eliminating mold,and painting the porch, and adding a security system.

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	8
Revolving Credit Balance:	$262.00	Public Records On File:	1
Revolving Line Utilization:	7.10%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at VickiLee's?	Pastry Chef/ Catering. Vicki Lee's is a Bakery Catering, Cafe. 8 months ago my husband needed to pay the mortgage and we had gotten behind because we spent so much on our sons 10th birthday.It was a bankruptcy ,and it was over 10 years ago,and should not be public record anymore. I worked hard for years to fix my credit. I have recently payed off all my major credit cards and the cards are cut up.(The finance rates are high.)I only have $300 in credit card debt,and 4 car payments left,and that is it on my debt so I will be able to pay this off no problem, and hopefully sooner.I am saving $150 a month because I dont have to pay on these cards anymore. I have never been late on my mortgage.
What is VickiLee's and what is your job description. Please explain your delinquency from 8 months ago and how can we be assured you will make these loan payments on time? Also, is the public record from nearly 10 years ago a bankruptcy or other judgement against you?	Bakery, Catering Cafe. Pastry Chef/Catering pt. 8 months ago we had spent alot on our son's special 10th birthday, and we have paid off all our major credit cards so we have $150 extra a month. And hardly any debt.. It is a bankruptcy.

Member Payment Dependent Notes Series 511038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511038	$4,000	$4,000	9.88%	1.00%	May 12, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511038. Member loan 511038 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Sentinel Integrity Solutions	Debt-to-income ratio:	6.15%
Length of employment:	1 year	Location:	Albany, GA

Home town:
Current & past employers:	Sentinel Integrity Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Prior to working with Sentinel I was employed by Team Industrial Services for several projects. As the projects are complete I move on to the next one. I am and have been a contract inspector since 1996, with the exception of a 9 year stint with Procter and Gamble. Borrower added on 05/03/10 > I really wanted to build a nice media room in my apartment, being that when I'm not working I rest, and watch movies and sporting events. Due to the gulf disaster I may not have time to enjoy it for a good while! Borrower added on 05/03/10 > I forgot to include that I put a minimum of 40% of my income in retirement and a disaster fund. Since wanting furniture and surround sound does not even remotely constitute an emergency, here I am.

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	30
Revolving Credit Balance:	$12,666.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sentinel Integrity Solutions and what do you do there?	Sentinel Integrity Soultions is an industrial inspection company that provides non-destructive testing, inspection and quality control services to reifneries, chemical plants and pipelines. My official title is, Senior Mechanical Integrity Specialist. In english; a piping and pressure vessel inspector.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I have been steadily employed since 1996. I am a contract inspector. I may work for the same 2 or 3 companies multiple times in the same year. The industry I am in services power plants, refineries, oil rigs, aircraft, papermills, and chemical plants. In light of the recent spill in the gulf, I may not have time to enjoy the "man cave" for a good while. I left my previous employer because the project was completed.

Member Payment Dependent Notes Series 511131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511131	$10,000	$10,000	9.88%	1.00%	May 12, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511131. Member loan 511131 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,750 / month
Current employer:	Fresenius Medical care	Debt-to-income ratio:	22.92%
Length of employment:	10+ years	Location:	Chula Vista, CA

Home town:
Current & past employers:	Fresenius Medical care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I am a regestered nurse with a very stable job..I have worked for the same company for a total og 12 yrs. I am going to use this monry along with 18,000 of my own to consolidate debts..I have a good credit score and always pay my bills on time. Borrower added on 05/04/10 > Sorry for the mispelling above. My fingers are apparently too large for my laptop keyboard...

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1978	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,385.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Fresenius Medical care and what do you do there?	FMC-NA is the largest dialysis provider in the world. I am a registered nurse and I am the clinic manager. I run a free standing unit with approximately 120 patients and 24 staff.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I recently sold some assets and have approximately 18,000 of my own money. Along with this 10,000, it will pay off most of them..leaving a car loan on my 2007 Ford Escape Hybrid balance of $6300 at under 6%.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	I live in a 1248 sq. foot mobile home that was purchased November 05, 2008 for $46,000. I have the certificate of title. There is no lien or mortgage on it.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	I purchased a 1248 sq. foot mobile home on Nov 05.2008. There is no lien or mortgage on it. I have the certificate of title.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	The loan is based soley on my income. I have already sold some assets and will be contributing $18,000 toward the loan consolidation. I own (free and clear) my home (acquired before my recent marriage). With maintance fees, taxes and insurance, my living expense is approximately $700.00 per month of which my husband is paying 100%. He also pays for the utilities. My focus was to pay my debt as fast as possible and will more than likely pay off the loan early. The only expenses I have would be my car payment (13 payments left on a 2007.($464)...originally 36 payments for a $32,000 car that I only financed $20,000 and food and incidentals. I have already set up the automatic payment plan with Lending Club through my bank. I also like this Club for what it represents and will probably be an investor very soon. I also carry short and long term disability which is more than adequate to pay this loan if I cannot work. I know that RN's are very employable if something drastic happened...
If you were to lose your job what would you do to pay the loan? Also LC lists: Revolving Credit Balance: $39,385.00 What does this consist of, and how did you get into that debt? Thank you	I am very secure at my job. I have both short and long term disability if I was unable to work. RN's are very employable. The Credit Balance is 39,000. I have sold some of my assets and have 18,000 of my own money that I am using to consolidate my bills. The car note of 6300 (with only 13 payments left of a 3 yr note on a 32,000 car that I borrowed only 20,000 on) is the bulk of the remaining balance.
Sorry, I don't quite understand. You said you have 18K of your own money, and you have a 6300 car note left. That doesn't add up to 39k.. Can you tell me where I'm going wrong here. Thanks	Type your answer here. My last payment to Am Ex was 2400. The revolving credit that is shown on the report is not exact. So..18,000 from me, 10,000 from Lending Club, 6300 car note plus my last payments to my creditors (2400 to Am EX, Home Depot 265, etc) bring the total to approx 38,000. I have current payments pending witin this month so that brings the total to 39K.

Member Payment Dependent Notes Series 511154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511154	$5,000	$5,000	7.51%	1.00%	May 6, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511154. Member loan 511154 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Western Beverage	Debt-to-income ratio:	1.68%
Length of employment:	4 years	Location:	BEND, OR

Home town:
Current & past employers:	Western Beverage
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,074.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Western Beverage and what do you do there?	We are a Anheuser-Busch distributor and I am a delivery driver for them.
Hello. Do you usually pay off your credit cards in full each month? Your answer is appreciated. Wishing you the best.	Yes I do pay my credit cards in full each month, do not use them that much so it is pretty easy!

Member Payment Dependent Notes Series 511167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511167	$6,000	$6,000	7.14%	1.00%	May 10, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511167. Member loan 511167 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Fredonia Central School	Debt-to-income ratio:	21.26%
Length of employment:	10+ years	Location:	Perrysburg, NY

Home town:
Current & past employers:	Fredonia Central School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/02/10 > Looking to use funds for a spider trike/moped/scooter to lower my transportation costs. The $ I save on fuel will pay for the purchase over the three years. I have never missed a payment on any previous or current loan and don't plan on starting now!.

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,399.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Fredonia Central School?	I am a teacher. I also coach varsity sports in the Fall (football), Winter (indoor track), and Spring sport (track) at this school.
Hi. Can you describe in more detail the $50K of revolving credit balance? Is this number accurate, and if so, what are the sources of this debt? Thanks.	Graduate school 2002 Dodge Stratus 1995 Seaswirl 2301 Boat
Composition of the ~51k in revolving debt? (heloc, cc,....?)	Home equity LOC Citi Bank CC
I support the Green Revolution and will be funding your loan. Congratulations on moving in the right direction to save fuel & fuel costs. :-)	Thank you for your financial support. I am appreciative. Think Green!!!

Member Payment Dependent Notes Series 511273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511273	$9,600	$9,600	13.85%	1.00%	May 6, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511273. Member loan 511273 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Apria Healthcare	Debt-to-income ratio:	10.01%
Length of employment:	5 years	Location:	Hueytown, AL

Home town:
Current & past employers:	Apria Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > The consolidation is for 3 things Bank of America 5,411.15 Bank of America 1,361.94 Personal Loan 4, 398.00 Total Borrower added on 05/04/10 > The consolidation is a combination of 3 accounts. Bank or America-Credit Card 5,411.15 Bank of America-Credit Card 1,361.94 Personal Loan 4,398.00 Total 11,171.09 I am requesting a consolidation loan of 9,600 and I will pay the remaining balance of the 3 accounts at that time.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	35
Revolving Credit Balance:	$357.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The debts you list add up to $11,171. How do you plan to pay them off with a $9,600 loan?	That is correct. I will pay off the balance of the debts with cash that I have.

Member Payment Dependent Notes Series 511274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511274	$6,000	$6,000	11.36%	1.00%	May 10, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511274. Member loan 511274 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,510 / month
Current employer:	City of Broken Arrow	Debt-to-income ratio:	10.75%
Length of employment:	2 years	Location:	Coweta, OK

Home town:
Current & past employers:	City of Broken Arrow
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > This will be used to retile our bathroom. Our home was built in 1978 and has the original tile in the master bath. It's beginning to fall off the shower walls. While I do have one late payment on my credit report, it was 15 months ago and a complete oversight. I was changing bank accounts and that account was overlooked in the transition. I have all of my bills automatically withdrawn every month. I have been in my current position for 2 years after 10 previous years with another company. I was laid off 2 1/2 years ago when the economy took a turn for the worst.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	15
Revolving Credit Balance:	$12,957.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the City of Broken Arrow?	I am the Director of Communications. I handle internal and external communications as well as media relations.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I was the editor for a section for the local newspaper for 10 years prior to this position. I was laid off with 27 others due to the economy and my section was discontinued.

Member Payment Dependent Notes Series 511289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511289	$7,000	$7,000	7.14%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511289. Member loan 511289 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	The University of Texas at Tyler	Debt-to-income ratio:	7.64%
Length of employment:	4 years	Location:	Tyler, TX

Home town:
Current & past employers:	The University of Texas at Tyler
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,261.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How secure is your job over the next three years at the University of Texas? Do you pay off in full each month your credit card bills? I ask that because your credit history shows a revolving credit balance of $2,261. Your answers are appreciated. Wishing you both the best.	I feel my job at the University is very secure. I was recently promoted, so I feel my work is appreciated. Also, the University is doing well, so layoffs aren't expected. The whole purpose of obtaining this loan is to consolidate my credit card debt along with my wife's so that we can lower our intereset rates and get out of debt sooner. To answer your question, no I haven't been able to pay off my credit card debt every month in full, but if you look at my credit score you'll see that I pay all of my bills on time.
Hi. What are you planning to use this loan for? What debt's specifically? Thanks.	The purpose of this loan is too consolidate my credit card debt along with my wife's. By obtaining this loan we will be able to lower our interest rates and get out of debt sooner.
What do you do at The University of Texas at Tyler	I work in the Admissions Office as the Assistant Director. As Asst. Director I supervise half a dozen Admissions Counselors and meet with prospective students on a daily basis.
This is a debt consolidation loan. Why is your loan request for $7K but your your revolving credit is $2261. What are the plans for the $4739?	The loan is intended to consolidate my debt along with my wife's, that's where the extra money comes in.
What are the current interest rates on your current debt? (Both you and your wife) Thanks in advance,	The interest rates vary between 4% & 25%.

Member Payment Dependent Notes Series 511298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511298	$6,000	$6,000	7.88%	1.00%	May 6, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511298. Member loan 511298 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	United States Air Force	Debt-to-income ratio:	19.14%
Length of employment:	10+ years	Location:	Sacramento, CA

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > I definitely will have no problems paying the loan back. Being in the military I have a steady income and great career and job security. I am just trying to consolidate some debt, so that I can pay off my debt faster.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,123.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 511303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511303	$6,600	$6,600	12.73%	1.00%	May 6, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511303. Member loan 511303 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,708 / month
Current employer:	PEACH STATE LABS	Debt-to-income ratio:	13.51%
Length of employment:	6 years	Location:	Calhoun , GA

Home town:
Current & past employers:	PEACH STATE LABS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Would like to consoladate exsiting credit cards & medical bills so i have only one payment.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,327.00	Public Records On File:	1
Revolving Line Utilization:	26.70%	Months Since Last Record:	60
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PEACH STATE LABS and what do you do there?	It is a Specialty Chemical Company and i am over Customer Service & Logisitics Departments
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Chase Bank $3300.00 Credit Card Will be paid Victoria Secrets $600.00 Credit Card Will be paid Maurices $500.00 Credit Card Will be paid Medical Bills Various from Child $2200.00 all to be paid off

Member Payment Dependent Notes Series 511319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511319	$10,000	$10,000	7.14%	1.00%	May 10, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511319. Member loan 511319 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Timothy S. Ashburner, CPA	Debt-to-income ratio:	10.62%
Length of employment:	10+ years	Location:	Norwich, CT

Home town:
Current & past employers:	Timothy S. Ashburner, CPA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Pay off credit card and car loan. This will reduce current monthly payment.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,612.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Timothy S. Ashburner, CPA?	Type your answer here.Staff accountant.

Member Payment Dependent Notes Series 511339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511339	$7,000	$7,000	14.22%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511339. Member loan 511339 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	City of North Port	Debt-to-income ratio:	16.99%
Length of employment:	3 years	Location:	CLEARWATER, FL

Home town:
Current & past employers:	City of North Port
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Ready to finally end my debt! I'm always on time paying my balance for the month. Want to be done in three years!

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	35
Revolving Credit Balance:	$17,905.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the City of North Port?	I am a EMT/Firefighter. It'a a fast growing city in Florida. Still have a couple years to top out as a firfighter under our contract. Great job!!
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Will use for: 1. CC/Sears, $4,972.89, will be 24.99% in May 2. CC/Citi Professional, $2,380.70, 29.99% (will leave around $500 to be paid off easily) Using for the higher rated cards* This will save me around $5,000 in three years! Will not use for: 1. CC/Chase Slate, 2,886.22, 13.24% (using there pay it off program, to be done in three years) 2. CC/Amex Blue Cash, 5,680.73, 17.24% 3. CC/Capital One, 1,868.49, 19.80% Using the amount needed to have paid off in three years!
If loan 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for time length questions answer. Member 505570 U S Marine Corps-RETIRED sends 05.06.10 @ 2:23 PM.	I intend to pay it off in the full three years, unless extra cash is available.
What are your other $ monthly costs (rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	My rent is $330, Car is paid off, Utilities aroud $75-$100, Insurance $80, Phone $112, and Food around $300 a month. Then I'd say $100 for other things.

Member Payment Dependent Notes Series 511340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511340	$5,000	$5,000	14.22%	1.00%	May 7, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511340. Member loan 511340 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Arizona Public Service	Debt-to-income ratio:	14.12%
Length of employment:	< 1 year	Location:	BUCKEYE, AZ

Home town:
Current & past employers:	Arizona Public Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > This loan is to help our younger daughter as she graduates from college.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	38
Revolving Credit Balance:	$38,919.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Arizona Public Service and what do you do there for >16K/month?	Arizona Public Service has many facets, all in the energy realm. The one in which I work operates Palo Verde Nuclear Generating Station just west of Phoenix. I am the Director of Nuclear Regulatory Affairs.
Please confirm your salary at $16,667 per month and the title or role you serve at APS. In addition, what do you plan to do with the $5000 ? Thank you.	This salary includes all benefits of a director position. I have been in the Nuclear business since graduating from the U.S. Naval Academy in 1977. We have just moved into a new home and paid for a wedding for our older daughter who married April 24th. This money is to help our younger daughter who is graduating from college this Saturday.
Since you have been with Arizona Public Service < 1 year, could you please tell us about your previous employment history. Thank you.	I worked for Florida Power and Light as the Training Manager for 2 years. Previously I worked for Entergy as Training Supervisor, then Training Manager, then Training Director. I have been in the Nuclear field since 1977.

Member Payment Dependent Notes Series 511366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511366	$4,000	$4,000	13.48%	1.00%	May 5, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511366. Member loan 511366 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Progress Energy	Debt-to-income ratio:	16.81%
Length of employment:	2 years	Location:	Deltona, FL

Home town:
Current & past employers:	Progress Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Consolidation of credit cards with high interest rates

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,118.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Progress Energy and what do you do there?	Progress Energy is the 2nd Largest Electric Company in Florida. I am a Senior Advisor there, where I handle consumer questions, complaints, dispatching problem tickets, and new construction.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	All of them Are Credit Cards Visa, $1696.00, APR 23.49% Visa, $2,581.00 APR 19.49% Both of them are my concern, the rest of my credit cards have low APR'S and very low balances. and will be paid with my next paycheck. The ones that will not be paid with this loan is Visa $1,146.00, 0% for 12 Mo. Amex $218.00, will be paid with my next paycheck Visa, $327.00 Best Buy, $150.00 will be paid off next month

Member Payment Dependent Notes Series 511390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511390	$8,000	$8,000	11.36%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511390. Member loan 511390 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Eurest Services	Debt-to-income ratio:	2.68%
Length of employment:	2 years	Location:	SAN PEDRO, CA

Home town:
Current & past employers:	Eurest Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,327.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Eurest Services and what do you do there?	One of the largest soft services contractors in the US. I manage the Janitorial and Landscaping contract as well as the Recycling Program for Honeywell Aerospace.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	$3500 in 2 Capital One Credit Cards. $1500 in Chase Credit Cards.$ 2400 in Medical Bills
Please list your montly expenses. Are youi the sole wage earner? Thanks.	Credit cards listed. $600 rent, and typical living expences.
Please be more specific in your expenses (car payment, utilities, child care, etc). Also, are you the sole wage earner in your household?	Rent $600. Credit Card payments. $110 monthly minimum payments. Food/ groceries $450 monthly. Thats all.

Member Payment Dependent Notes Series 511457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511457	$7,000	$7,000	7.88%	1.00%	May 11, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511457. Member loan 511457 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	University of Pennsylvania	Debt-to-income ratio:	21.14%
Length of employment:	2 years	Location:	HAVERTOWN, PA

Home town:
Current & past employers:	University of Pennsylvania
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I am just looking for a loan to make some home improvements, I didnt want to use a bank because their interest is ridiculous so I thought I would try this option out. I am a stable and employed male who has good credit and will NOT default on this or any loans. Thanks for taking the time to invest in me. Scott Borrower added on 05/07/10 > Borrower added on 05/04/10 > I am just looking for a loan to make some home improvements, I didnt want to use a bank because their interest is ridiculous so I thought I would try this option out. I am a stable and employed (never been unemployed for the past 7 years) who has good credit and will NOT default on this or any loans. I have worked very hard to get my credit score to where it is today and would not jeopardize that score by being late or defaulting on this loan. Thanks for taking the time to read my application and investing in me

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,780.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at University of Pennsylvania?	Internal Auditor
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I worked at Aramark for 2 years, I left because of the travel requirements of having to travel 40% of the time.

Member Payment Dependent Notes Series 511459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511459	$4,000	$4,000	7.14%	1.00%	May 5, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511459. Member loan 511459 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	sears	Debt-to-income ratio:	18.88%
Length of employment:	6 years	Location:	athens, TX

Home town:
Current & past employers:	sears
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,570.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at sears?	appliance service technician
What will the money be used for?	home improvement and repairs

Member Payment Dependent Notes Series 511499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511499	$9,000	$9,000	7.51%	1.00%	May 10, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511499. Member loan 511499 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Commonwealth of Pennsylvania	Debt-to-income ratio:	20.77%
Length of employment:	4 years	Location:	New Britain, PA

Home town:
Current & past employers:	Commonwealth of Pennsylvania
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Asking for this loan to help offset the cost of an upcoming wedding.

A credit bureau reported the following information about this borrower member on April 23, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$296.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Commonwealth of Pennsylvania?	I work as an inspector for a regulatory agency. The job is stable, and my seniority will continue to protect my job from budget cuts, layoffs, etc.
Hello. Given you salary and expenses can you afford to pay back this loan? It appears that you pay off your credit cards in full each month; is that correct? Your answers are appreciated. Wishing you the best on your up coming wedding.	Based on my current expenses I do not see any issues with repaying this loan. I do pay off my credit cards in full on a montly basis. However, I do not regularly charge items to my cards.
Once you are married will there be two wage earners in the family? If so, how much does your spouse-to-be net per month?	Yes there will be. My fiance earns roughly 4500 per month gross.

Member Payment Dependent Notes Series 511500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511500	$6,000	$6,000	13.48%	1.00%	May 11, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511500. Member loan 511500 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,792 / month
Current employer:	Santa Rosa Cty School Board-Jay HS	Debt-to-income ratio:	23.69%
Length of employment:	10+ years	Location:	Cantonment, FL

Home town:
Current & past employers:	Santa Rosa Cty School Board-Jay HS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > We plan to get rid of some small accounts that are open. We are good borrowers due to the fact that we have never been late on payments and if it was late, it was by accident. My wife and I are very secure in our jobs.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	27
Revolving Credit Balance:	$10,871.00	Public Records On File:	1
Revolving Line Utilization:	63.60%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Santa Rosa Cty School Board-Jay HS, and what do you do in that role?	Type your answer here. I am an Assistant Principal. I have various responsiblities from some finance control to discipline of students to making up yearly student schedules for the coming year. I do most of the daily day to day running in most aspects of the school. This will be "my" school as principal within the next year or two.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Type your answer here. I will need to supply this information from home this evening. I do not have all the information at my disposal at work.

Member Payment Dependent Notes Series 511546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511546	$5,000	$5,000	6.76%	1.00%	May 5, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511546. Member loan 511546 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Universtiy Of Arkansas for Medical Scien	Debt-to-income ratio:	8.21%
Length of employment:	10+ years	Location:	Benton, AR

Home town:
Current & past employers:	Universtiy Of Arkansas for Medical Scien
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Home Improvement

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,947.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Universtiy Of Arkansas for Medical Science?	I work in the field of Osteoporosis medical research.
Hello. Besides your mortgage do you have any major debts such as rental properties, vacation homes or education loans? In case CriticalMiss has not already asked, what do you do at the University of Arkansas? Your answers are appreciated. Wishing you the best.	I have only the mortgage, no credit card debt or any other loans. i work in the field of Osteoporosis medical research.

Member Payment Dependent Notes Series 511561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511561	$6,000	$6,000	7.51%	1.00%	May 7, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511561. Member loan 511561 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,600 / month
Current employer:	deming concrete and masonary	Debt-to-income ratio:	17.69%
Length of employment:	9 years	Location:	north port, FL

Home town:
Current & past employers:	deming concrete and masonary
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,700.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is deming concrete and masonary and what do you do there?	It is a construction company and I am a finisher there.
Will you get some tax credits on these windows?	I am not 100 percent on that I am instaling impact lo-e windows to bring up to huricane codes plus help out with cooling cost. The house currently has the old roll out windows and they are very inefficant in florida for cooling. I do know that I will get a break on my homeowners insurance once they are installed.

Member Payment Dependent Notes Series 511577

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511577	$1,000	$1,000	13.85%	1.00%	May 6, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511577. Member loan 511577 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Flare construction	Debt-to-income ratio:	4.83%
Length of employment:	2 years	Location:	evanston, WY

Home town:
Current & past employers:	Flare construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > fix my car

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,992.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Flare construction and what do you do there?	a construction company, mainly dealing with the oil field

Member Payment Dependent Notes Series 511753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511753	$9,250	$9,250	15.33%	1.00%	May 10, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511753. Member loan 511753 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	u.s. Army	Debt-to-income ratio:	23.93%
Length of employment:	7 years	Location:	fort huachuca, AZ

Home town:
Current & past employers:	u.s. Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Simple loan to make payments easier while deployed.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	6
Revolving Credit Balance:	$12,487.00	Public Records On File:	0
Revolving Line Utilization:	70.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	master card- 4500 13% Citi - 4000- 19% Star - 3000 12%
Lenders view applications featuring the Borrower Profile (ID, Employer-Time Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals- Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al); and an borrower provided brief narrative. I am interested to help fund your $ category loan. I have FOUR questions: (1) US Army current Rank a-n-d Pay Grade are? (2) Your Expiration Currrent Contract Date is when? Future intentions are: To Extend? Or Reenlist? Or what? (3) Your C R reflects $12,487 RCB debt (70.20 pct usage). What are total $ payments per month paid on all the RCB debts? (Total $ actually PAID per month; NOT the CC's minimum $ payments DUE each month.) (4) If the borrower's pending "Credit Review" result is that loan is "Approved" for issue and the loan later 100 pct funds, L C issues a 3-year note that has NO prepayment penalty. The intended Time Length loan remains active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? 2 to 3-years maximum? Thanks for answers FOUR questions. Member 505570 U S Marine Corps-RETIRED sends 05.04.10 @ 5:15 AM.	SSG- e-6 03 APR 2013 Reenlist and retire$650
SSgt, Me again. If loan is issued, how long do you intend to keep it active before paid off- < than 6 months? 6 month to 1 year? 1 to 2 years? 2 to 3 years maximum? Thanks for answer. Member 505570 USMC-RETIRED 05.04.2010 @ 11:01 AM ET	Hopefully 1 yr at most once i get my reenlistment bonus and taxes, everything should be paid off
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES CHAIN-DELAYS. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED 05.04.2010 @ 11.03 AM ET.	Thank You for the info, will do
Forgive a layperson here, can you tell me what an SSG e-6 is? Are your duties dangerous? Could you explain what the 4 recent credit inquiries were? Did any result in new debt? (if you don't have your credit report, it is available at annualcreditreport dot com for free -- this is not that scam service that has commercials nonstop) Your loan looks pretty good otherwise, thanks in advance.	SSG is rank and pay grade, duties depend on what you do in the military, from being an infantryman to being a signal soldier like myself inwhich i provide the communications necessary for other soldiers to communicate. I believe one was the internet provider, I had tried to get a loan somewhere else, I had tried to refinance my car, and the last one should have been wifes direct tv, inwhich they do a credit check.
Please contact LC to verify your income. How long do you plan to take to repay this loan? Thanks!	1yr
No questions at all. Since I give TOP priority to our military members when funding loans, your request, of course, was contributed to. My late Dad was stationed in Fort Huachuca in '59 and '60. We lived in Sierra Vista and I went to school in Tombstone. You brought back pleasant memories. Good luck with your remaining funding and thank you for your service to our great country! May God bless you and keep you safe.	Thank You very much.

Member Payment Dependent Notes Series 511758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511758	$4,500	$4,500	10.99%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511758. Member loan 511758 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Providence Community Services	Debt-to-income ratio:	14.34%
Length of employment:	2 years	Location:	Torrance, CA

Home town:
Current & past employers:	Providence Community Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I would like to use this loan to consolidate my credit card debt. I have never made a late payment because I feel very responsible towards my debt. I'm very reliable because as a Finance professional I'm commited to keeping my budget under control and I'm doing this to avoid the higher interests that credit card companies are putting on my balances because of this economy. I would really appreciate your help! Borrower added on 05/04/10 > I have 4 credit cards with a total balance of $4500 and I would like to pay them off, this is really important for me at 26 to avoid debt as much as possible in the future, I'm making a commitment Not to add to the current debt amount and will get rid of my cards. This has taken a toll as a young adult and I believe I have learned from this experience. Please help me. Borrower added on 05/05/10 > I just want to say Thank You to all who have invested in me, this is a great support system. And once I pay everything back for this loan, instead of borrowing I will like to eventually invest to help people like you have done for me. =)

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,592.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Providence Community Services and what do you do there?	We have programs that provide Mental Health and Substance Abuse Services to a large demographic from Kids to Older Adults, I work in the Corporate Office as a Finance Coordinator.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Capital One $500 Macy's VISA $2000 (26.99%) Macy's Revolving $500 Best Buy $1500 (23%) This is everything I owe and they All will be paid off.
What are your other $ monthly costs (rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Rent and Utilities $950, Other expenses including Car, Insurance, School Loan, etc. $500. I'm single and have no kids.

Member Payment Dependent Notes Series 511789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511789	$3,000	$3,000	13.48%	1.00%	May 7, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511789. Member loan 511789 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	n/a	Debt-to-income ratio:	23.62%
Length of employment:	n/a	Location:	romney, WV

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > vacation need to buy grave marker for my son Borrower added on 05/04/10 > thank you for approving this loan .would like to get a grave marker for my son @take a vacation Borrower added on 05/04/10 > for grave marker @ take a vacation Borrower added on 05/04/10 > already done

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,991.00	Public Records On File:	1
Revolving Line Utilization:	59.30%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I recieve social security for me @ deceased husband @ his retirement @ my retirement the total is 3400 a month

Member Payment Dependent Notes Series 511822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511822	$1,000	$1,000	9.88%	1.00%	May 12, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511822. Member loan 511822 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Grayhawk Golf Club	Debt-to-income ratio:	13.92%
Length of employment:	10+ years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	Grayhawk Golf Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Taking a vacation...

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$199.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 511835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511835	$9,000	$9,000	15.33%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511835. Member loan 511835 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Dept. of Veterans Affairs	Debt-to-income ratio:	11.32%
Length of employment:	4 years	Location:	Salt Lake City, UT

Home town:
Current & past employers:	Dept. of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	47
Revolving Credit Balance:	$5,188.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e,, Revolving Credit Balance (RCB) total debt but not the balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and if provided, the borrower's brief narrative. I am interested to help fund your $9,000 Medical Expenses category loan. I have TWO questions: (1) Your position (Job/Role) for employer Dept Veterans Affairs is? (2) If L C Home Office later "Approves" loan for issue and 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend loan to remain active before lenders receive their final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to BOTH questions. Member 505570 U S Marine Corps-RETIRED sends 05.05.10 @ 6:59 AM.	1) My position at the Department of Veterans Affairs is Legal Administrative Specialist. I advise veterans and help them get the benefits they are legally entitled to. 2) 3 years,
What is your job with the Dept. of Veterans Affairs and what do you do in that role?	My title is Legal Administrative Specialist. I advise veterans and help them get the benefits they are legally entitled to.
Please describe what your loan will be used for. Also, please contact LC to verify your income, etc. How long to plant to take to repay this loan? Thanks!	My loan will be used to pay medical expenses. I need the procedure now, rather than waiting the time it would take to save up the money. I plan to pay the loan off within 3 years.
Hi, Can you explain the Delinquency showing 47 months ago.. I don't normally lend to anyone with such a mark. Also, Do you have any Emergency funds if you needed to float awhile? Thanks and Good Look	I was in college, working a minimum wage part time job, and had a car accident - the expenses got ahead of me. I have some emergency funds if I had to float for awhile. I'm hoping not to end up having to use them for this, which is why I want a loan - so I can keep my emergency funds.

Member Payment Dependent Notes Series 511909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511909	$6,000	$6,000	7.88%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511909. Member loan 511909 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Micro Control Systems, Inc.	Debt-to-income ratio:	20.99%
Length of employment:	10+ years	Location:	Fort Myers, FL

Home town:
Current & past employers:	Micro Control Systems, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I want to use these funds to consolidate two specific debts that I have. I am a very dependable person, I pay most of my bills thru auto-pay well before they are due. I work for a growing firm that manufactures industrial computers for large HVAC/R systems and we distribute worldwide. I am in charge of the manufacturing division and I have been there for over 10 years. I have not been late on any of my bills for years. My job is very secure and you will have no problems with me. Please feel free to ask any questions you may have.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,588.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	The debts that I want to consolidate have to do with money that I owe to my ex-wife. When we were getting divorced a couple of years ago I voluntarily gave her all rights to our house (I had owned the house with her for 10 years) and I also promised in the divorce agreement to pay her money monthly $400 (not alimony but a property settlement) for a period of 5 years. She divorced me to be with someone else she met at work, but unfortunately I did not know about that other man until after the divorce so I agreed to her requests in hope we could get remarried in the future. Stupid thing for me to do, but at that time I was still in love with her, but I am a lot smarter now. However, it cost me, but I am a man of my word and want to pay her in full. I want to use this money to pay her off and get her out of my life completely. I am now remarried to a wonderful women whom I trust completely, and for her sake also I want to pay my ex-wife off. I want my new wife and I to be completely free of my ex-wife. (I had no children with my ex-wife) I have two credit cards that have balances of 16K with 11.9%V and the other has 16K with half at 4.9% for life and the rest at 17.9%V. My balances jumped up in the last year and a half because I absorbed my wife's debts to get a better interest rate. I also paid for a very modest wedding and honeymoon. But like everyone else my interest rates jumped. My BOA card was a 6.9% fixed for years but 6 months ago jumped to 11.9%V. My Cap One card jumped from 9.9% fixed to 17.9%V. And they both dropped my limits even though I never missed a payment and paid much more than minimum each month. I have a very good and stable job that I love and I pay my bills faithfully. You will have absolutely no problems with me. I had never heard of Lending Club before a friend told me about it and I was surprised at the low interest rate I could get. I thought I'd give it a try. I don't own a home at the moment but rent instead until my new wife and I decide what to do. Her two kids will probably get married and move out in a year of two so until then we will sit tight and rent and later figure out what size house we need. I am a little embarressed to air my dirty laundry from my previous marriage but I felt it was important that you understand why I am doing this. Hopefully this will give you a clearer picture of the type of faithful person I am. Thank you for taking to time to consider my funding.
It appears that you have 74.30% utilization of your revolving credit lines? Can you please explain why this percentage is so high?	The jump in percentage was due in part to BOA dropping my credit limit down to the balance. I had a 24K limit for many years and 6 months ago they dropped it to 16K. For the longest time they were giving me an excellent rate of 6.9% fixed and so when I got remarried last year I moved some of my new wife's high interest rate credit card debts over to my card (since as head of the house and major breadwinner I would be paying her bills too :) I also used some of the card to pay for a modest wedding and honeymoon last year. Moving my wife's debt over to my cards made financial sense, but then when BOA reduced my limit my utilization ratio jumped way up. BOA also raised my rate up to 11.9%V just before the new fed rules kicked in, but I was told by many people that I am very fortunate because BOA was jumping the rate of many good people much higher. I live as simple a life as I can. I take care of my elderly mother who lives with my wife and I. I don't have a fancy new car or boats. I want to pay all my debts off over time and I thank God that I have a great job. At the company I work for I started out at a bench as an electronics technician and now, 11 years later, I am a vice-president and an officer of the company. The owners even gave me some stock in the company free of charge because of seeing how much work I put into making the company grow. I am a hard worker. So I will be here till I die :) I can assure you I am a safe investment. I pay my bills on time (usually well before they are due, never want to get hit with a late fee which they try to sneek in if you are not careful). I just found out about Lending Club and was happily surprised at the interest rate I am offered. Thanks for asking and considering to fund me!

Member Payment Dependent Notes Series 511933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511933	$3,000	$3,000	13.85%	1.00%	May 6, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511933. Member loan 511933 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	AVC Mechanical Sales	Debt-to-income ratio:	3.09%
Length of employment:	4 years	Location:	Dallas, TX

Home town:
Current & past employers:	AVC Mechanical Sales
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	50
Revolving Credit Balance:	$1,758.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AVC Mechanical Sales and what do you do there?	AVC Mechanical Sales represents various domestic valve and fitting companies for oil and gas, industrial and commercial markets. My job is to manage my territories customer base which includes distribution, end users, engineering firms and contractors.
Good Evening, What will this loan be used for? How long do you plan to take to repay this loan? Thanks!	I am using this loan to pay half the amount of an engagement ring. I saved up for the other half. I am on a 3 year plan, but will have the loan repaid in 2 years if not sooner. Let me know if you any more questions. Thanks.

Member Payment Dependent Notes Series 511941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511941	$5,500	$5,500	9.88%	1.00%	May 11, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511941. Member loan 511941 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	EverGreen, division of RealPage, Inc.	Debt-to-income ratio:	14.33%
Length of employment:	< 1 year	Location:	Washington, DC

Home town:
Current & past employers:	EverGreen, division of RealPage, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > This loan is to pay off 2 credit cards with high interest rates. I have a history of paying on time, and have a very stable job. I have been with the company for close to 4 years. This loan will more than likely be paid in less than 3 years. In a given month I make over $2,000. After rent and related bills I have about $800 for the month. The remaining monthly income goes toward living expenses and payments on the 2 credit cards.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,312.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is EverGreen, division of RealPage, Inc. and what do you do there?	EverGreen Solutions provides hosting and consulting services for the real estate software industry. RealPage specializes in real estate software. I currently manage the sales and marketing for the EverGreen division.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have 2 credit cards. One is a Citi card. The APR is 29%. The balance is close to $2,500. The second credit card is a Target card. The balance on it is close to $2,400. The APR is 23%. I plan to pay off both of these card in full. The only other outstanding debt I have is student loans through Sallie Mae. I think with this loan, I will be much more equip to pay off my debt in a timely and responsible manner.

Member Payment Dependent Notes Series 511945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511945	$5,000	$5,000	6.76%	1.00%	May 6, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511945. Member loan 511945 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	global seven	Debt-to-income ratio:	0.77%
Length of employment:	10+ years	Location:	clifton, NJ

Home town:
Current & past employers:	global seven
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,603.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. It appears that you pay off in full each month your credit cards; is that correct? Your answer is appreciated. Wishing you the best.	Type your answer here. Yes that is correct.
What is global seven and what do you do there?	Type your answer here. Global Seven is a distributor of products mainly associated with the cosmetic industry. In my position as warehouse and traffic manager I oversee the daily operations of the entire facility.

Member Payment Dependent Notes Series 511970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511970	$3,000	$3,000	6.76%	1.00%	May 7, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511970. Member loan 511970 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,800 / month
Current employer:	n/a	Debt-to-income ratio:	8.33%
Length of employment:	n/a	Location:	McSherrystown, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$329.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	retired
Please explain the title "Get out of Jail"Please be more descriptive about Loan Purpose and Description. Please give more detail as to source of income. How are you going to fit the payment into your current income budget of $1800 gross income?	Retired with a part-time job.Some of the money will be used for some fines that my family member as that is why the title
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	Own
1. Do you hold the deed/title to the house ***in your name***? 2. Do you have a HELOC (if so, for what percetage of your home's value?)	my husband and myself No we donot have a helco

Member Payment Dependent Notes Series 511973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511973	$5,000	$5,000	6.76%	1.00%	May 10, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511973. Member loan 511973 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	US Air Force	Debt-to-income ratio:	11.33%
Length of employment:	10+ years	Location:	Valdosta, GA

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Loan to cover cash settlement awarded as part of divorce. Military officer for over ten years, have not been late on any payment in over 10 years, stable job and income, but simply depleted cash savings and do not wish to put remainder of settlement on credit card or HELOC.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,643.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 512010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512010	$1,500	$1,500	14.59%	1.00%	May 7, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512010. Member loan 512010 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Alamo Drafthouse Cinema	Debt-to-income ratio:	21.70%
Length of employment:	9 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Alamo Drafthouse Cinema
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Just need a little help

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,806.00	Public Records On File:	0
Revolving Line Utilization:	99.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Alamo Drafthouse Cinema and what do you do there?	The Alamo Drafthouse Cinema is a chain of movie theaters that where we serve food, beer and wine. I am the assistant technical support supervisor.

Member Payment Dependent Notes Series 512017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512017	$5,000	$5,000	13.48%	1.00%	May 7, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512017. Member loan 512017 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,566 / month
Current employer:	Bank of Texas	Debt-to-income ratio:	18.22%
Length of employment:	4 years	Location:	Flower Mound, TX

Home town:
Current & past employers:	Bank of Texas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I am trying to get my life in line and get all of my debt consolidated into 1 loan. I am single and therefore have no additional income. I plan on making additional payments on my loan to pay it off faster. Additionally, I am trying to improve my credit for the future.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,196.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Bank of Texas?	Loan Administrator. I work in our commercial real estate department and special assets department. Basically, I review loan documents, make sure booking is completed correctly, and deal with monthly compliance issues.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	CC: 1418.16 19.99% Will CC: 723.64 26.99% Will CC: 488.52 22.80% Will CC: 983.86 29.99% Will CC: 367.07 18.24% Majority of it will be paid off CC: 398.27 16.15% Won't CC: 948.83 22.98% Will Car: 12,201.56 Won't Student Loan: 25,865.71 3.625% Won't Student Loan: 7,410.29 4.88% (parents paying) Won't
What are your other $ monthly costs (rent, car, utilities, CC debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I apologize for not responding sooner. I do live with my parents, but I am giving them money for utilities and living expenses - $500/month. Other expenses: Car payment, student loan, Credit Cards (if I pay only minimum, but I try to double that amount when possible), Car Insurance, Cell phone, Food, Gym, Pet care (2 cats), and misc costs: $1800/month. I did not take into account any emergencies that might come up.

Member Payment Dependent Notes Series 512024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512024	$2,000	$2,000	10.62%	1.00%	May 11, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512024. Member loan 512024 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$100,000 / month
Current employer:	Wellington Management Company	Debt-to-income ratio:	0.95%
Length of employment:	4 years	Location:	Braintree, MA

Home town:
Current & past employers:	Wellington Management Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$7,081.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wellington Management Company and what do you do there?	Wellington is a Global Asset Manager and I am a financial analyst.
Please explain why you want to borrow $2k for a vacation when you make $100k per month.	My income is actually 100K per year. I am looking to borrow the money for two reasons. 1 - To have a little extra $$ as an alternative to using credit cards and 2 - To try out this peer lending for future transactions borrowing or lending.
I take it the 100K is your yearly salary? Are you married? Will your wife/husband comtribute to paying down this bill?	That is correct. I am trying to have that changed now. I am not married. I will be responsible for paying the loan.
What was the cause and corrective action for the delinquency you had 41 months ago?	I honestly don't remember would say it was a mistake on my part which I quickly corrected and since have not had a problem.
In how long do you plan to pay off this loan	I do not anticipate taking 3 years to pay off the loan. I would say 1-2 years is more realistic.

Member Payment Dependent Notes Series 512027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512027	$6,000	$6,000	7.51%	1.00%	May 12, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512027. Member loan 512027 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Cannonball Agency	Debt-to-income ratio:	12.17%
Length of employment:	1 year	Location:	St. Louis, MO

Home town:
Current & past employers:	Cannonball Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Hi - I'm looking for a little help so I can focus on my custom invitation LLC which formed in August 2009. There have been no start-up funds to speak of so it's been difficult to gain momentum. My salaried budget consists mostly of my general living expenses, which doesn't leave a lot of room for supplies, marketing, and especially tweaking the business' website (which could be quite a big expense for e-commerce) I have been working as a pre-press artist within an agency setting for companies such as Mary Engelbreit, Lowe's & Anheuser Busch/InBev (just to name a few) for the past 5 years. I want to be able to focus some time, energy and funds on my own business, illustration and design work and this will help me get things really rolling! The agency where I am currently employed at aired 5 SuperBowl spots this year! I am no fool when it comes to advertising and promotions, just am young and lacking funds to do things the RIGHT way, the way they should be done applied to my own business. Please help?

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,778.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cannonball Agency and what do you do there? Do you plan on staying there while you start your own business?	Cannonball is a full service branding agency which does print campaigns, point-of-sale, television commercials, and interactive work. I am a pre-press artist which means I prepare all types of files to various specifications and add legal jargon (from billboards to giant cutout beer displays to tiny little coasters) My plans for continuing work there are to work 4 days/wk which has already been discussed with HR.
What kind of sales have you generated on your own since August? Who are YOU selling to? What are your specific plans for the money?	I have a custom invitation/print collateral company based in St. Louis. Since August we have become Envelopments wholesalers, participated in a major show in St. Louis, and created a line of laser-cut notebooks and still managed to gain a slight profit in 2009 (4 months). We do approximately 2-3 full wedding packages per month, which generate approx $800+ each. Unfortunately, since we are in our first year, and we also only charge 25% upfront for materials and do not collect until the event, we do not have a revolving income (until July). The first major purchases I need to make include: a nicer digital camera for product shots, a photolight box and funds to pay a web developer enough money to set up e-commerce - back end developing only, as we can do the design work. Thanks for your interest -
How many employees do you have?	I have two partners, no employees.

Member Payment Dependent Notes Series 512041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512041	$6,000	$6,000	11.36%	1.00%	May 10, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512041. Member loan 512041 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	State of Alabama	Debt-to-income ratio:	15.19%
Length of employment:	6 years	Location:	Birmingham, AL

Home town:
Current & past employers:	State of Alabama
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	76
Revolving Credit Balance:	$17,268.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the State of Alabama?	I am a Senior Social Worker for the State of Alabama.
1. What is your current position with the state? and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	I am a Senior Social Worker and I have been employment for over six years. I work with teen in the state of alabama custody. I monitor the case and appear in court on the behalf of fosterchildren. the income is just mines from my employment. I am single and my vehicle was paid off in January 2010. I am very credit savy. I have recently paid off my truck and I was never late. i have been in my home for five years and never late. all of my credit card are current with no late payments but due to the new laws all interest on credit card jump with no explaination other than the affect of the ecomomy. I would like a fixed rate as I no longer depend on credit cards for anything other than what I pay in full at the end of the month. my mortgage is 819.00 that includes insurance and taxes.. my Credit cards payments total approxiamately 550.00.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	I have some Credit card debt with high interest rates that I will like to combine and pay off.
What is your job with the state of Alabama?	Type your answer here. I am a Senior Social Worker.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Type your answer here. Goodyear 29% citi financial 26% Capital One 16%
Can you explain your delinquency from 76 months ago - what was it for and why did it happen?	Type your answer here. THat was a credit card that was paid when my home was refinanced. They would not settle for a pay off into it went into collection. It has since then been paid. the remaining accounts has been current as you can very well see on my credit report
According to your profile, you have about $17k in revolving debt. How did this accumulate and what's different now that will prevent you from accumulating more debt?	Type your answer here. I accumalated a lot of debt while in graduate school due to me coming from a full type job to a part time job. Since 2002, I have been working to pay down and off debt and closing accounts as you can see on my credit report

Member Payment Dependent Notes Series 512183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512183	$5,000	$5,000	14.59%	1.00%	May 7, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512183. Member loan 512183 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Allegheny Valley School	Debt-to-income ratio:	12.35%
Length of employment:	3 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	Allegheny Valley School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I received a notice from my credit card stating due to the new credit laws my interest rate will be going from 14.99% to 29.99% on June 15. I would like to pay off my card prior to this happening.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,648.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Allegheny Valley School?	My job title is Behavior Specialist. In this position I develop and track plans on how to address behaviors that are not societally acceptable and train staff on techniques that can be used to handle challenging behaviors while not infringing on the rights of the individuals that we care for.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have a credit card currently at 14.99% that will be going to 29.99% next month with a balance of $4680. This is what I intend to pay off with this loan. My other debts are: store charge card $254 at 11.99% that will be paid off next month (not as part of this loan). car loan $3586 at 8.99% currently paid ahead by an entire year. student loans that total $26325 all are at 6.8% Those are all the debts I have. Other than that I just pay normal monthly bills (rent, electric, etc.).
what's your job at the school?	Allegheny Valley School is not a normal school. It is a nonprofit organization that cares for people with intellectual and developmental disabilities. My job title is Behavior Specialist. In this position I develop and track plans on how to address behaviors that are not societally acceptable and train staff on techniques that can be used to handle challenging behaviors while not infringing on the rights of the individuals that we care for.

Member Payment Dependent Notes Series 512236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512236	$16,000	$16,000	18.67%	1.00%	May 11, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512236. Member loan 512236 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	IgGAmerica	Debt-to-income ratio:	18.40%
Length of employment:	3 years	Location:	Plano, TX

Home town:
Current & past employers:	IgGAmerica
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Due to some recent personal changes, I need this loan for assistance to get back on track. I will soon be listing my home for sale. I hope to sell quickly and pay this loan off in full in a timely manner when that happens. I have had the same career for over 10 years. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,795.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is IgGAmerica and what do you do there?	A infusion company. I work off site as a home health infusion RN. I also work for 2 other agencies.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Chase (formerly Wamu) owe 4100/18%/ will not be pd with this loan Bank of America 2000/18%/will not be pd with loan BarclayBank 8000/24%/this will be paid with loan Citicard 7500/28%/this will be pd with loan Visa 4900/25%/will be pd with loan Chase 4500/20%/will be pd with loan Discover 1400/22%/will not be paid with loan All my interest rates went up when the government "help" took affect. These are not exact, but very close approximates.
what are your monthly expenses?	Mortgage $1530. Household Including utilities, insurances, gas, food approximately $2000. Credit card payments vary. I always pay at least the minimum plus and interest charges, I usually add additional payment on top of this, sometimes doubling the amount. I own two vehicles, no payments.
Please contact LC to verify your income, etc. How long to plant to take to repay this loan? Thanks!	I sent my two most recent paystubs via fax this morning. I followed up with a telephone call to Eric. I have not heard back as of yet. I hope to pay quickly, make over the minimum payment, as I stated in my information, my house is on the market for sale. I am not in foreclosure and the area I am in seems to be doing well compared to the rest of the nation.
If L C Home Office later "Approves" loan for issue and loan 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for time length questions answer. Member 505570 U S Marine Corps-RETIRED sends 05.06.10 @ 2:23 PM.	I have to admit, this question is hard to understand...?? I am estimating realistically 1-2 years. I will pay in full upon sell of my home, but if that takes a while then so will loan repayment. I plan on doing the same as I do now, paying over the minimum and on time.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No. The home is in mine and someone else's name. I do not feel comfortable answering how much equity I have. There is equity but I will not use the home for any type of collateral. I have lived here 5 years, balance due is $244K.
Obviously, pay above minimum on the highest interest rate credit card and focus on fully paying off one card at a time to 0 balance with those above minimum payments. You will create a snowball effect and see results sooner .	Obviously this is not a question.
If you are PAST DUE on your Chase accounts you can call and ask about programs ranging from settling to liquidation.	I AM NOT PAST DUE ON MY CHASE ACCOUNT. I am not past due on anything. I do not appreciate you posting inaccurrate information. Please make sure your facts are in order before you post something that may result in my not being able to obtain the loan. My ex-husband is past due on HIS Chase account. I have pulled my credit, as I am sure this agency has and ALL my accounts are current!!!!!

Member Payment Dependent Notes Series 512258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512258	$4,000	$4,000	10.99%	1.00%	May 11, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512258. Member loan 512258 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	14.90%
Length of employment:	n/a	Location:	LEAGUE CITY, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I receive $1180 per month social security disability. I have $200 a month expenses. I plan to use this loan to pay off credit card debt.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	35
Revolving Credit Balance:	$6,121.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I collect social security disability in the amount of $1180 per month.

Member Payment Dependent Notes Series 512335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512335	$6,000	$6,000	10.62%	1.00%	May 12, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512335. Member loan 512335 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Intersections Inc.	Debt-to-income ratio:	23.38%
Length of employment:	2 years	Location:	Ashburn, VA

Home town:
Current & past employers:	Intersections Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I am using this to pay off a credit card that currently has an APR of 19%. Borrower added on 05/05/10 > why - I am getting rid of my debt. I can afford the payments now with my current financial situation but hate the fact that I'm paying 19% on one of my credit card. Most of my debt was accrued finishing school how - My employment situation allows me to pay this loan off. budget- mortgage -350 land lease -850 utilities -150 renter +600 credit card -900 student loan -200 pay check +3200 car 0 (paid - 2005 Toyota good condition) job stability - Good. I have been on the job for 3+ years (IT). The company is doing well even in the current environment. Company: Intersections, Inc.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,125.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 512340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512340	$5,500	$5,500	13.85%	1.00%	May 10, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512340. Member loan 512340 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Comcast	Debt-to-income ratio:	13.00%
Length of employment:	8 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I plan to use the funds to consolidate some debt. My credit is very good to excellent. I have a stable job that i have been at for 8 years and my company has consistently produced a profit even in the worst economy we've ever seen.

A credit bureau reported the following information about this borrower member on April 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	11
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 512376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512376	$3,500	$3,500	10.62%	1.00%	May 7, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512376. Member loan 512376 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,625 / month
Current employer:	Ernst and Young	Debt-to-income ratio:	7.79%
Length of employment:	5 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	Ernst and Young
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,474.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 512424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512424	$7,500	$7,500	13.48%	1.00%	May 10, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512424. Member loan 512424 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	12.51%
Length of employment:	8 years	Location:	Newtonville, MA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Just trying to get a better rate than the credit card companies are offering. I am NEVER late or miss payments!!!

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,484.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your employer and what is your job there?	I'm a real estate agent with Century 21 in Boston. I'm in my eighth year there and for the last four years, I've been the top producer in the office selling 20 homes per year.
$38.5k is quite a cc debt. How will borrowing $7.5k help you? What's your plan? I assume your reported monthly income includes commissions averaging 1.5 sales per month?	Most of my cc debt is at reasonable rates (under 10%). Discover is at 19.99% and they won't budge even after they gave me a special 3.99% rate for six months that ended a few months ago. My income is solely based on commissions. The first quarter of this year was my best ever. I made $41,205.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not covered by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	I do not have a car loan. My rent is $1,100 per month. Utilies are about $50 per month. I have three total credit cards with a total monthly minimum payment of about $770, but I have been making more than the minimums for a while now. Once I get this loan funded, that number will go down by $150. Auto insurance is about $90 per month. Internet is $15 per month and phone is $150. Gym is $10 per month. No childcare.

Member Payment Dependent Notes Series 512497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512497	$8,000	$8,000	10.62%	1.00%	May 11, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512497. Member loan 512497 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Quiznos Subs	Debt-to-income ratio:	6.57%
Length of employment:	3 years	Location:	Ponte Vedra, FL

Home town:
Current & past employers:	Quiznos Subs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Purpose Of Loan -- Pay for College Classes, Consolidate Car loan and Personal Debt into one monthly payment. -- My Company reimburses for school but only after the completion of course, thus looking to apply for tuition fee in advance.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,999.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	Yes I do have a mortgage on my house and the title is in my name. I also have a HELOC as I did 80-10-10(80% mortgage, 10% HELOC, 10% down) financing when I bought my house in 2006.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) Yes I do have a mortgage, $932 2)Yes I hold the title. 3) Yes. I did 80-10-10 financing and did have equity in my property 2 years ago but not any more. The values have dropped. The good news is that I am not upside down. The house is valued at for what I owe on it. 4)I have lived in it for over 2 years.
What is your job at Quiznos Subs?	District Manager
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	The full amount is not debt, a big part is to pay for school. My spouse also works and our combined income is $95,000. We do have $5000 in a savings account for emergencies. We also invest in the 401k provided by our jobs as well as Florida prepaid(college funding) for our kids.

Member Payment Dependent Notes Series 512545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512545	$1,000	$1,000	13.48%	1.00%	May 7, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512545. Member loan 512545 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	Red Rocket Merchandising Corp	Debt-to-income ratio:	18.21%
Length of employment:	2 years	Location:	Hamden, CT

Home town:
Current & past employers:	Red Rocket Merchandising Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Currently undergoing monitoring of a cyst and venial abnormality in my brain. Female, early 20's, employed full time with no risk of job loss.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,324.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 512562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512562	$2,500	$2,500	6.76%	1.00%	May 11, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512562. Member loan 512562 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	Dept. of Public Health - KY	Debt-to-income ratio:	4.38%
Length of employment:	9 years	Location:	frankfort, KY

Home town:
Current & past employers:	Dept. of Public Health - KY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I'm simply looking to not pay a bank and to lower my rate. I'm already making payments on time, every month but there's no sense in them getting the interest, you should get it. I hold a middle income job and get paid every two weeks. I live conservatively. I want to pay off debt faster!

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,342.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 512595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512595	$7,200	$7,200	13.85%	1.00%	May 10, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512595. Member loan 512595 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	RSM McGladrey	Debt-to-income ratio:	15.86%
Length of employment:	4 years	Location:	Anaheim, CA

Home town:
Current & past employers:	RSM McGladrey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I just paid off a loan in the amount of $4,014 which I don't think it has updated on my credit report. I got this loan for 18 months with no interest and I have paid it off before the due date.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,219.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RSM McGladrey and what do you do there?	RSM McGladrey is a Accounting, Tax, Business Consulting Firm. I'm a tax supervisor here. You can review more about my firm, please visit the follow website. www.rsmmcgladrey.com
What type of energy improvements will you be taking on?	I'm installing a new AC system (including compressor, new ductings, and furnace) with higher energy efficiency.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	my total expense for the month is between $4,800 - $5,200. Because my current monthly mortgage $2,957 has included prop taxes and home insurance.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes of course the my name is on the title. 2. Loan = 386,700. valuation is about 460,000. I just spent about 30k to remodel my house. $7,200 loan is just partial of the cost that I replace the AC system.

Member Payment Dependent Notes Series 512647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512647	$4,000	$4,000	10.99%	1.00%	May 11, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512647. Member loan 512647 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	National Weather Service	Debt-to-income ratio:	13.77%
Length of employment:	10+ years	Location:	Ventura, CA

Home town:
Current & past employers:	National Weather Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	23
Revolving Credit Balance:	$80,915.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Capital One CC: balance $2,950.00 Best Buy CC: balance $6,700 (usual high store card APR) Bank of America CC: already negotiated down to a reasonable payment. Seards Mastercard CC: already negotiated down to a reasonable payment. Essentially, I would use the loan to pay down the Best Buy CC given the high APR. I closed the BofA and Sears CC and negotiated reasonable, budget-friendly, payments. If I can get the Best Buy down, I should be in good shape. Thanks for the interest in my loan request. I hope this response answers your question. If not, let me know and I can clarify further. Rich T.

Member Payment Dependent Notes Series 512652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512652	$8,400	$8,400	13.48%	1.00%	May 12, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512652. Member loan 512652 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,550 / month
Current employer:	National Semiconductor	Debt-to-income ratio:	8.96%
Length of employment:	< 1 year	Location:	SAN JOSE, CA

Home town:
Current & past employers:	National Semiconductor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > How do you plan to use the funds? Late last year I was hit head on by an uninsured drunk driver. Even though I had medical insurance my medical bills still totaled over $10k. I plan to use the majority of these funds ($6600) to pay off this debt which is currently at 21.9%. The remaining funds I intend to pay off my credit card debt which is approximately $1600 at 29.4%. I believe by combining these two debts into one it will allow me to pay them off quicker, and by doing that it would help me put this accident behind me and move on. What makes you a good borrower? I am a very responsible person. Other than the two debts above I have a car loan of $19600 at 4.25% (because I had to replace my wrecked car), and I have an outstanding student loan in repayment from college. I believe in paying cash for as much as possible and am not one to overindulge in things I can???t afford. How stable is your job? I have a very stable job with a large company that has been around for over 50 years. I am the Event and Tradeshow Manager here in the Silicon Valley, and currently manage 35+ events and tradeshows a year. I tend to be a positive ???can do??? type of person and I think this reflects in the events that I do, as well as my work ethic.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,461.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	CriticalMiss, I added to my loan description and in doing so I tried to answer your question. Best Regards

Member Payment Dependent Notes Series 512665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512665	$2,000	$2,000	14.59%	1.00%	May 10, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512665. Member loan 512665 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Santa Barbara City College	Debt-to-income ratio:	6.23%
Length of employment:	10+ years	Location:	Santa Barbara, CA

Home town:
Current & past employers:	Santa Barbara City College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,401.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the major purchase? and in how long do you plan to pay this back?	The major purchase is actually funds needed to pay outstanding bills. I am new to Lending Club so I was unclear what to write down on the form. Due to health reasons by husband had to take a reduced work load and at the same time a tenant of ours moved out. I have had to absorb the costs for the last 3 months and now I am facing a financial short-fall each month. I am hoping to work a lot this summer, teaching summer school etc. so that we can get back on our feet. Please let me know if you have additional questions. I really wish I could say we need a down payment for a home....which is what I REALLY would like to do this summer. We would really like to buy a home but need the $25K for a down payment. Now that I know Lending Club is here, maybe I should request monies for a down payment so that we can put ourselves in a better financial position. Thank you for your question. I am sorry for adding all the other details. I have really been stressed these last two months wondering each month how I was going to pay for our car/rent payments. Thank you for your time.
What is your position at Santa Barbara City College?	I am the Chair and Associate Professor of Communication.

Member Payment Dependent Notes Series 512676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512676	$5,000	$5,000	14.22%	1.00%	May 10, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512676. Member loan 512676 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Xceed Financial Credit Union	Debt-to-income ratio:	19.50%
Length of employment:	1 year	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Xceed Financial Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Hello, I am looking to consolidate my credit card debt because I have some credit cards that have jumped to the 20+% range from the previous rate of 14%. I currently work for Xceed Financial Credit Union as a Specialist, where I work with the Business Development Officer to implement our products and services as a benefit to neighboring companies. I plan to term the loan out for the full 3 years if attained. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	41
Revolving Credit Balance:	$4,876.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank of America $2600 Credit Card 25% - Paid US Bank $2000 Credit Card 22% - Paid Wells Fargo $800 25% - Partially Paid

Member Payment Dependent Notes Series 512715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512715	$3,000	$3,000	17.56%	1.00%	May 12, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512715. Member loan 512715 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Carlisle FoodService Products	Debt-to-income ratio:	3.62%
Length of employment:	5 years	Location:	OKLAHOMA CITY, OK

Home town:
Current & past employers:	Carlisle FoodService Products
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	37
Revolving Credit Balance:	$2,770.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In how long do you plan to pay off this loan and what are you refinancing?	I am refinancing my home, and have a few un-expected expenses pop up. I will pay this off as quickly as possible, as I don't really want a high interest loan, but you do what you have to do.

Member Payment Dependent Notes Series 512739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512739	$5,000	$5,000	9.88%	1.00%	May 12, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512739. Member loan 512739 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	SIEMENS DX	Debt-to-income ratio:	16.18%
Length of employment:	7 years	Location:	NEW CASTLE, DE

Home town:
Current & past employers:	SIEMENS DX
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Trying to pay off a high intrest credit card since 2005. your loan will help me get rid of this bill much quicker. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,163.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SIEMENS DX and what do you do there?	SIEMENS DX is the diagnostic part of Siemens International. The part I work for is resposible for clinical tests and imagining. Basically if get blood work done or get and MRI we make the equipment and testing supplies.
Hello. Since this is a loan to refinance credit cards, please list the balance and APR of all your cards and indicate which *will* and which *will not* be paid off with this loan. Thanks in advance,	Hi. I'm paying on a Chase Mastercard. The Balance is $13000 at 24.24% rate with a minimum payment of bout $360 per month (I pay $400 per month). Finance charges are bout $250 per month. I don't want to borrow the total amount from Lending Club but some. My plan is to use your loan pay down the balance. With this loan my monthly payments for Chase will fit my buget still but monthly I will be charged less intrest within that month.

Member Payment Dependent Notes Series 512740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512740	$7,000	$7,000	13.48%	1.00%	May 12, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512740. Member loan 512740 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,200 / month
Current employer:	Braxton Financial LLC	Debt-to-income ratio:	19.94%
Length of employment:	5 years	Location:	Liberty Township, OH

Home town:
Current & past employers:	Braxton Financial LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	6
Revolving Credit Balance:	$17,297.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Braxton Financial LLC and what do you do there?	Braxton Financial LLC is an investment and insurance company. I am an agent and registered representative.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	.We have enough equity to barely avoid PMI insurance, yet provide us the best interest rate possible with 20% equity. I had considered creating a HELOC to pay off the cards, but would have affected the terms of my refinance. Borrowing the money on simple interest terms is far better than an average daily balance on credit cards. I have not added any more to the balance of my credit card in over 7 months. Just want to be debt free in less than three years.
can you detail the credit cards you plan to pay off and the current interest rates?	I have four cards with debt over 6800 with rates ranging from 23.99 to 25.99 interest. Keep in mind these cards are based on average daily balance so the net effective yield is higher, which is why I want zero balances on them. I have paid off four other cards and have added no balances to them the past 6- 10 months. A loan with a lower rate allows me to pay the debt off faster and save thousands of dollars of interest.
Please explain the delinquency 6 months ago.	This delinquency is currently being disputed from a loan with HFC. HFC sent a letter last fall to me allowing me to skip one payment due to good payment history. Then I find out this was later listed as a 30 day late payment. I caught this one day too late. I was very upset and just sent in the dispute to all three bureaus to have this corrected. In addition, this probably dropped my credit score 30 -40 points according to Fair Isaac. I have not had any late payments besides this error.

Member Payment Dependent Notes Series 512859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512859	$6,000	$6,000	12.73%	1.00%	May 12, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512859. Member loan 512859 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	city of dixon	Debt-to-income ratio:	17.61%
Length of employment:	9 years	Location:	vacaville, CA

Home town:
Current & past employers:	city of dixon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > my employment in law enforcement is very stable at almost ten years of service and my personal integrity of re-paying on time, if not early, is consistent with my job ethics. i plan to use the funds to purchase a vehicle for my almost 16 year old son who has maintained 4.0 grade point average since the 7th grade. Borrower added on 05/07/10 > I would like to further add that last year my income earnings were at about $90,000 for the year. I have applied for his loan, using only my solo information. However, I wanted to add the fact I am married and my wife has secure employment of over five years with an annual earning of $80,000 of last year. Thank you for your time regarding my loan request.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	29	Months Since Last Delinquency:	15
Revolving Credit Balance:	$1,694.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My wife and I purchased our first home, a foreclosed residence jointly in August of 2008. The residence was purchased using my wifes VA loan for approx. 380,000 and the county assessor informed us this year the value is at about 320,000. We are raising our children here and have no intention of selling. Thank you.
Thank you for providing simple and concise information. I am pleased to help fund your loan and thank you for your service.	Factoria_Funding, IT is rare to receive such a wonderful compliment in my profession. I wanted to say Thank You very much for your kind words and for reviewing and supporting my loan request.
Can you describe the 3 delinqencies over the last two years? Thanks	Thank you for your question, I have not reviewed a recent report of my credit since the purchase of my home in August of 2008. I will be looking into this matter immediately as I know it will have an impact on my credit score which I take great pride in.

Member Payment Dependent Notes Series 512969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512969	$4,300	$4,300	12.73%	1.00%	May 10, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512969. Member loan 512969 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Saturn Of Richmond	Debt-to-income ratio:	11.63%
Length of employment:	7 years	Location:	Midlothian, VA

Home town:
Current & past employers:	Saturn Of Richmond
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I want to pay off credit cards that have went up from 15% to 24%,I am very good about paying my bills. Borrower added on 05/07/10 > Thanks to all that trust in me !

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,197.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It looks like you have a small outstanding balance of $1200. How will you use the $4300 then? For example can you list your cards and the balances? How did you find Lending Club?	I owe 2573.81 on discover, also 293.68 home depot and 955.00 to wells fargo.

Member Payment Dependent Notes Series 513035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513035	$1,800	$1,800	11.36%	1.00%	May 10, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513035. Member loan 513035 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Forward Service Corporation	Debt-to-income ratio:	12.49%
Length of employment:	< 1 year	Location:	Wausau, WI

Home town:
Current & past employers:	Forward Service Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > After the new credit card laws were passed but before my my credit card rates were raised from 14.99% and 18.99% to 29.49% and 29.99%. These funds will immediately go towards paying those cards off. I have always made on time payments to all my lenders (student loans, credit cards and auto loan). I am excited to be able to pay the cards off with the assistance of the Lending Club. I have a steady full time job working for a non-profit organization. I assist low income individual in going back to college. My job is very rewarding. I make about 1550 in take home pay each month (after deductions for health and dental insurance, flexible (health) spending account and contributions to my 401k. My monthly bills/expenses are around $1000 a month. I hope to be able to use some of the money I will save by paying off my high interest credit cards to be able to pay off my lending tree loan even faster. Thanks for your support! Borrower added on 05/06/10 > First sentence should read: After the new credit card laws were passed but before they went into effect my my credit card rates were raised from 14.99% and 18.99% to 29.49% and 29.99%. Borrower added on 05/07/10 > I graduated in January 2007 with a bachelors in Psychology. I served 1 year as an AmeriCorps*VISTA volunteer. I worked in a inner city elementary school recruiting classroom volunteers from the community. I then worked as an administrative assistant for a community foundation. My long time boyfriend moved back to his hometown last spring for a new job. After several months of looking I was finally offered my current position. I really enjoy helping people further their education and as a result find better employment. I am open and available to all questions.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,630.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 513134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513134	$3,200	$3,200	14.22%	1.00%	May 11, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513134. Member loan 513134 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,400 / month
Current employer:	Madison Sherriffs	Debt-to-income ratio:	0.56%
Length of employment:	10+ years	Location:	Orange, VA

Home town:
Current & past employers:	Madison Sherriffs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > Loan is to make home improvements. I plan to put a pool up and decking.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	5
Revolving Credit Balance:	$502.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am paying on my home. I have only one mortgage and the house values is approx. 470,000 and I owe 219,000.

Member Payment Dependent Notes Series 513263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513263	$6,600	$6,600	15.33%	1.00%	May 11, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513263. Member loan 513263 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	c&t auto service and sears auto center	Debt-to-income ratio:	10.88%
Length of employment:	2 years	Location:	marlborough, MA

Home town:
Current & past employers:	c&t auto service and sears auto center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > I am a mechanic and a single dad who works two jobs and am very responcible. I want this loan so I can afford to take some refresher courses, take some A.S.E tests and hopefully be certified, so that I can make more money at my career at the same time taking care of a nine months old baby girl who is my world. Also I need to purchase some specialty tools that will allow me to take on more difficult jobs and make more money.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,127.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	I am planning on using this loan to further my education in the automotive field and purchase tools I will need as I continue to advance my career. I am a new single dad and I work two jobs both in the automotive field to support my daughter and If I was to get this loan it would be a great help in the way that I will make more money at work in the future with a couple refresher courses, a few specaility tools and some A.S.E. certificates. And I wouldnt have to worry about having money for diapers or rent If I had to miss work for training purposes. I am very responcible and hardworking and my daughter is my world this loan would give me an oppertunity to better our situation.

Member Payment Dependent Notes Series 513366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513366	$5,000	$5,000	12.73%	1.00%	May 12, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513366. Member loan 513366 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	The Cutting Corporation	Debt-to-income ratio:	16.72%
Length of employment:	6 years	Location:	Elkridge, MD

Home town:
Current & past employers:	The Cutting Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,365.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings, pls list debts (amount/rate) and your plan for repayment.	I have 7 different cards that I am trying to put all into one payment with a good APR. The worst one is WAMU with a balance of $834 and APR of 29.99%. The rest are: CHASE $150.00 29.24% CAPITAL ONE $654.81 14.15% JUNIPER $168.13 15.24% HSBC $253.17 14.99% ORCHARD $168.58 14.99% B.O.A. $171.20 14.24% I know a lot of them aren't that much, but having all of these cards at one low payment a month and a better APR for the one payment is what I am looking for. With the rest of the money from the loan, I am going to use it to help me buy an engagement ring. As for repayment. It will probably take me the whole 3 years to get it to zero, but It will be easily payed off. Once I pay off my credit cards I am planning to get ride of all but one. And that will be used for gas and emergencies. Thanks for the question!

Member Payment Dependent Notes Series 513468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513468	$2,650	$2,650	9.88%	1.00%	May 11, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513468. Member loan 513468 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,049 / month
Current employer:	SPAWAR Systems Center	Debt-to-income ratio:	9.31%
Length of employment:	1 year	Location:	chula vista, CA

Home town:
Current & past employers:	SPAWAR Systems Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > This loan is to consolidate 3 my current cards to pay them off quickly. I have excellent credit and I always pay my bills on time or earlier. Thanks so much.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,270.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Stability of employment is important to investors. What is your employment history?	I served in the US Navy for 9 years. I have transitioned to Government Civil Service for which I've worked the past 2 years.

Member Payment Dependent Notes Series 513523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513523	$2,800	$2,800	16.07%	1.00%	May 11, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513523. Member loan 513523 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	Cranley Surgical Associates	Debt-to-income ratio:	5.00%
Length of employment:	1 year	Location:	Cincinnati, OH

Home town:
Current & past employers:	Cranley Surgical Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	17
Revolving Credit Balance:	$3,985.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 513640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513640	$5,000	$5,000	13.48%	1.00%	May 12, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513640. Member loan 513640 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	penrose main hospital	Debt-to-income ratio:	13.44%
Length of employment:	8 years	Location:	fountain, CO

Home town:
Current & past employers:	penrose main hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,168.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seem to be an excellent candidate to get this loan go through quickly. However, we do need to see what debt you are trying to consolidate. If it's credit cards, please list each one with amounts and rates. Also give us your monthly expenses breakdown.	citifinancial 4,921.00 21.90%
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I don't hold the title and there is about 80,000 in equity.

Member Payment Dependent Notes Series 513896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513896	$5,500	$5,500	7.14%	1.00%	May 12, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513896. Member loan 513896 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Duda Farm Fresh Foods	Debt-to-income ratio:	8.98%
Length of employment:	6 years	Location:	Loxahatchee, FL

Home town:
Current & past employers:	Duda Farm Fresh Foods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,202.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using the loan for?	Type your answer here. My wife is having elective plastic surgery.
Hello. Can you provide a description for the purpose of this loan. Thanks in advance	Type your answer here. My wife is having elective plastic surgery.

Member Payment Dependent Notes Series 513979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513979	$4,000	$4,000	9.88%	1.00%	May 11, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513979. Member loan 513979 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,000 / month
Current employer:	CTT	Debt-to-income ratio:	10.25%
Length of employment:	< 1 year	Location:	Culver City, CA

Home town:
Current & past employers:	CTT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > Refinance of credit card with an APR of 17.5%

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,516.00	Public Records On File:	1
Revolving Line Utilization:	27.40%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. i hold title as a joint tenant with my wife and we have about $400K in equity.

Member Payment Dependent Notes Series 514022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514022	$1,500	$1,500	14.22%	1.00%	May 12, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514022. Member loan 514022 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,095 / month
Current employer:	Walmart Pharmacy	Debt-to-income ratio:	24.44%
Length of employment:	8 years	Location:	DAYTONA BEACH, FL

Home town:
Current & past employers:	Walmart Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > I will graduating and moving to another city, transfering to another pharmacy, and using this loan for moving...

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	50
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 514051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514051	$1,500	$1,500	14.22%	1.00%	May 11, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514051. Member loan 514051 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	MAURICE ROTH	Debt-to-income ratio:	14.52%
Length of employment:	2 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	MAURICE ROTH
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,040.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	I am doing some work on my home and will be paying back before the loan term

Member Payment Dependent Notes Series 514097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514097	$4,000	$4,000	12.73%	1.00%	May 12, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514097. Member loan 514097 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,720 / month
Current employer:	Unisen, Inc. DBA Star Trac	Debt-to-income ratio:	18.24%
Length of employment:	4 years	Location:	PERRIS, CA

Home town:
Current & past employers:	Unisen, Inc. DBA Star Trac
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,010.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list the credit cards and the interest rates you plan to consolidate?	Summary of active balance accounts: $2737.37 -- Capital One Visa $887.13 -- Bank of America Amex $240.57 -- Macy's $20.23 -- Best Buy Chase --- $XXX.XX -- America Express -- Paid in Full Monthly

Member Payment Dependent Notes Series 514786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514786	$2,300	$2,300	15.33%	1.00%	May 12, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514786. Member loan 514786 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	ACTIVE NETWORK INC	Debt-to-income ratio:	3.29%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	ACTIVE NETWORK INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > With this loan, I would like to pay off my credit card with a 29.99% APR. My credit is in good standing and I have not been in default for the past year. Also, I recently just established a small business selling liquidated office chairs and pre-owned items online which I hope will augment my existing income. I am a graduate student with hopes of completing my program by next year.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,670.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What do you do with Active Network? What are your typically monthly expenses?	Hi. I work as a camping/tours reservations agent for Active Network (formerly ReserveAmerica). I telecommute, so I don't incur transportation expenses. Typically, my expenses every month are rent $800, about $75-100 go towards credit cards, phones and utilities.

Prospectus Supplement (Sales Report) No. 0 dated May 12, 2010